UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Penford Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies: Common Stock, $1.00 par value per share, of Penford Corporation.
2)

Aggregate number of securities to which transaction applies:

12,788,527 shares of Common Stock issued and outstanding; 1,282,125 shares of Common Stock subject to outstanding stock options with exercise prices less than $19.00 per share (both vested and unvested options); 172,560 shares of restricted Common Stock (all as of November 28, 2014).

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the filing fee, the value of the transaction was calculated based upon the sum of (a) 12,788,527 shares of outstanding Common Stock multiplied by $19.00 per share; (b) 1,282,125 shares of Common Stock subject to “in the money” stock options (both vested and unvested options) multiplied by $9.31 (which is the difference between $19.00 and the weighted average exercise price with respect to such options of $9.69 per share) and (c) other stock based awards with respect to 172,560 shares of Common Stock, multiplied by $19.00 per share. The filing fee was determined by multiplying 0.0001162 by the sum of the preceding sentence.

	4)	Proposed maximum aggregate value of transaction: $258,197,236.75.
	5)	Total fee paid: $30,002.52.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION DATED DECEMBER 12, 2014

                     , 2014

Dear Penford Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of Penford Corporation to be held on                     , 2015 at         p.m. (Mountain time) at                     .

At the special meeting of shareholders, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 14, 2014, by and among Penford Corporation, Ingredion Incorporated, and Prospect Sub, Inc., a wholly owned subsidiary of Ingredion Incorporated. The merger agreement provides for the merger of Prospect Sub, Inc. with and into Penford Corporation, as a result of which Penford Corporation would become 100% owned by Ingredion Incorporated.

If the merger is completed, holders of outstanding shares of Penford Corporation common stock (other than holders properly exercising dissenters’ rights under Washington law and other than Ingredion Incorporated, Prospect Sub, Inc. or any of their respective wholly owned subsidiaries) will receive $19.00 in cash, without interest and subject to any required withholding of taxes, for each share of Penford Corporation common stock owned by them immediately prior to the effective time of the merger. The $19.00 per share cash consideration to be paid in the merger represents a premium of approximately seventy-three percent (73%) over the closing price of Penford Corporation common stock on October 14, 2014, the last trading day before the merger agreement was publicly announced.

Following careful consideration, Penford Corporation’s board of directors unanimously determined that each of the merger agreement, the voting and support agreement, the merger and other transactions contemplated thereby is fair to, advisable and in the best interests of Penford Corporation and its shareholders and adopted and approved the merger and the execution, delivery and performance of the merger agreement. Accordingly, the board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement.

The board of directors is also asking you to expressly grant the authority to vote your shares to adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or if otherwise deemed necessary or appropriate. Further, the board of directors is recommending that you approve the non-binding merger-related compensation proposal.

Your vote is important. We cannot complete the merger unless holders of at least a majority of the Penford Corporation common stock outstanding on the record date vote to approve the merger agreement. Failure to submit a properly executed proxy will have the same effect as a vote against the merger agreement. Whether or not you plan to be present at the special meeting, we urge you to vote by completing, signing, dating and returning the enclosed proxy card (or for beneficial holders, your voting instruction form) as instructed in the proxy card as promptly as possible or by voting by telephone or the Internet by following the instructions on the accompanying proxy card. If you hold shares through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from it to vote your shares. Further, if you are a record holder, by submitting your proxy now, you will not be precluded from attending the special meeting and voting in person.

The enclosed proxy statement provides detailed information about the proposed merger, the merger agreement and the special meeting. We urge you to read the entire document carefully, including the attached Annexes.

Thank you for your cooperation and continued support.

Sincerely,

Thomas D. Malkoski
President and Chief Executive Officer

This proxy statement is dated                     , and is first being mailed to shareholders of Penford Corporation on or about             .

Neither the United States Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in the proxy statement or determined whether the proxy statement is adequate or accurate. Any representation to the contrary is a criminal offense.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON

        P.M. MOUNTAIN TIME

AT

Dear Penford Shareholder:

You are cordially invited to attend the special meeting of shareholders of Penford Corporation, a Washington corporation (referred to as Penford), that will be held at                     , at          p.m. Mountain time on                     , 2015, for the following purposes:

1.	to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 14, 2014 (as it may be amended from time to time, referred to as the merger agreement), by and among Penford, Ingredion Incorporated and Prospect Sub, Inc., a wholly owned subsidiary of Ingredion Incorporated;

2.	to consider and vote upon any proposal to adjourn the special meeting, if determined necessary by Penford, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or if otherwise deemed necessary or appropriate;

3.	to consider and vote on a proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid by Penford to its named executive officers in connection with the merger; and

4.	to transact such other business as may properly come before the special meeting or any postponement or adjournment of the special meeting.

Only shareholders of record on the books of Penford at the close of business on                     , the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournment of the special meeting.

Penford’s board of directors has unanimously determined that each of the merger agreement, the voting and support agreement, the merger and other transactions contemplated thereby is fair to, advisable and in the best interests of Penford and Penford’s shareholders and approved the merger and the execution, delivery and performance of the merger agreement. Accordingly, Penford’s board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement. Penford’s board of directors also unanimously recommends that you expressly vote “FOR” the grant of authority to vote your shares to adjourn the special meeting, if determined necessary by Penford, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or if otherwise deemed necessary or appropriate and “FOR” the advisory (non-binding) merger-related compensation proposal.

If you sign, date and return the accompanying proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the merger agreement, in favor of the proposal to adjourn the special meeting to solicit additional proxies or if otherwise deemed necessary or appropriate and in favor of the advisory (non-binding) merger-related compensation proposal.

Holders of shares of Penford common stock are or may be entitled to assert dissenters’ rights with respect to the merger under Chapter 23B.13 of the Washington Business Corporation Act. A copy of Chapter 23B.13 is attached as Annex D to the enclosed proxy statement.

Your vote is important. Whether or not you plan to attend the special meeting in person, please complete, sign, date and return the accompanying proxy card in the enclosed postage-prepaid addressed envelope or vote either by telephone or the Internet. We have provided instructions on the proxy card for using these convenient services. If you are a record holder, submitting the proxy will not affect your right to vote at the special meeting if the proxy is revoked in the manner set forth in the enclosed proxy statement. If you are a “street name” holder of Penford’s common shares, please vote by following the directions on your applicable voting information form provided to you by your broker, bank, trustee or other holder of record. If you fail to return your proxy, vote by telephone or the Internet or attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

By Order of the Board of Directors

Christopher L. Lawlor
Secretary

Centennial, Colorado

                    , 2014

Proxy Statement

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-ii-

WHERE YOU CAN FIND MORE INFORMATION	78

Annex A	Merger Agreement
Annex B	Deutsche Bank Securities Inc. Opinion
Annex C	Voting and Support Agreement
Annex D	Chapter 23B.13 of the Washington Business Corporation Act of the State of Washington

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SUMMARY OF THE TERMS

This summary, together with the section of this proxy statement entitled “Questions and Answers About the Merger and Special Meeting,” highlights selected information from this proxy statement and may not contain all of the information that is important to you. To fully understand the merger contemplated by the merger agreement among Penford Corporation, Ingredion Incorporated and Prospect Sub, Inc., and for a more detailed description of the legal terms of the merger agreement, you should carefully read this entire proxy statement and the documents to which we refer. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 78. The merger agreement is attached as Annex A to this proxy statement and is incorporated by reference herein in its entirety. The descriptions of the terms of the merger agreement in this proxy statement are qualified in their entirety by the terms of the merger agreement. We encourage you to read the merger agreement because it is the legal document that governs the merger. In this proxy statement, the terms “Penford,” “Company,” “we,” “our,” “ours,” and “us” refer to Penford Corporation and its subsidiaries (unless indicated or the context specifically indicates otherwise).

The Parties (see also page 17)

Penford Corporation

7094 S. Revere Parkway

Centennial, Colorado 80112-3932

(303) 649-1900

Penford is a developer, manufacturer and marketer of specialty natural-based ingredient systems for food and industrial applications, including fuel grade ethanol. The Company’s strategically-located manufacturing facilities in the United States provide it with broad geographic coverage of its target markets. The Company has significant research and development capabilities, which are used in understanding the complex chemistry of carbohydrate-based materials and in developing applications to address customer needs.

Penford generates revenues, income and cash flows by developing, manufacturing and marketing specialty natural-based ingredient systems for food and industrial applications, including fuel grade ethanol. The Company develops and manufactures ingredients with starch as a base, providing value-added applications to its customers. Penford’s starch products are manufactured primarily from corn and potatoes and are used principally as binders and coatings in paper, packaging and food production and as an ingredient in fuel.

Penford is a Washington corporation originally incorporated in September 1983. The Company commenced operations as a publicly-traded company on March 1, 1984.

Ingredion Incorporated

5 Westbrook Corporate Center

Westchester, Illinois

(708) 551-2600

Ingredion Incorporated (referred to as Ingredion) is, together with its subsidiaries, a leading global manufacturer and supplier of starch and sweetener ingredients to a range of industries, including packaged food, beverage, brewing and industrial customers. Ingredion was incorporated as a Delaware corporation in 1997 and its common stock is traded on the New York Stock Exchange.

Ingredion supplies a broad range of customers in many diverse industries around the world, including the food, beverage, brewing, pharmaceutical, paper and corrugated products, textile and personal care industries, as well as the global animal feed and corn oil markets. Its product line includes starches and sweeteners, animal feed products and edible corn oil. Its products are derived primarily from the processing of corn and other starch-based materials, such as tapioca, potato and rice.

Prospect Sub, Inc.

5 Westbrook Corporate Center

Westchester, Illinois

(708) 551-2600

Prospect Sub, Inc., a wholly owned subsidiary of Ingredion (referred to as Merger Sub), was organized solely for the purpose of entering into the Agreement and Plan of Merger, dated as of October 14, 2014, by and among Penford, Ingredion and Merger Sub (as it may be amended from time to time, referred to as the merger agreement) and completing the proposed merger contemplated by the merger agreement (referred to as the merger). Merger Sub has not engaged in any other business operations. Merger Sub was incorporated in the State of Washington in October 2014.

The Merger (see also page 22)

Under the merger agreement, Merger Sub will merge with and into Penford, with Penford continuing as the surviving corporation of the merger. After completion of the merger, Ingredion will own 100% of the shares of Penford’s outstanding common stock. Following completion of the merger, Penford will be delisted from the NASDAQ Global Market and there will no longer be a public market for Penford common stock, and Penford common stock will be deregistered under the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act).

Merger Consideration (see also page 52)

If the merger is completed, each share of Penford common stock outstanding immediately prior to the effective time of the merger (other than shares owned by Ingredion or Merger Sub or any of their respective wholly owned subsidiaries, or by holders properly exercising dissenter’s rights under Washington law), will be converted at the effective time of the merger into the right to receive cash, without interest and subject to any required withholding of taxes, in the amount of $19.00 per share (referred to as the merger consideration).

Effect on Penford’s Stock Options and Other Stock-Based Awards (see also page 52)

Each option to purchase shares of Penford common stock (referred to as a Penford option) outstanding immediately prior to the merger, whether or not then vested or exercisable, will be automatically cancelled and converted into the right to receive, for each share of common stock subject to such Penford option, an amount in cash equal to the excess, if any, of $19.00 over the per share exercise price of such option, without interest and subject to any required withholding of taxes. Any Penford option with respect to which the exercise price per share subject thereto is equal to or greater than $19.00 shall be cancelled in exchange for no or minimal consideration.

Each outstanding share of Penford restricted stock (referred to as restricted shares) will, by its terms, fully vest upon the completion of the merger. Therefore, each holder of restricted shares will be treated as a shareholder holding outstanding shares of Penford common stock.

Reasons for the Merger and Recommendation of Our Board of Directors (see also pages 20 and 31)

In the course of reaching its decision to approve the merger and the merger agreement, Penford’s board of directors considered a number of factors in its deliberations. See “The Merger — Reasons for the Merger and Recommendation of Our Board of Directors.” In this proxy statement, the terms “the board of directors,” “the board,” “our board of directors,” “our board,” “Penford’s board of directors” and “Penford’s board” refer to the board of directors of Penford.

After careful consideration, the Penford board of directors unanimously:

•	determined that each of the merger and the merger agreement is fair to, advisable and in the best interests of Penford and its shareholders;
•	adopted and approved the terms of the merger agreement including the terms and conditions of the merger;
•	directed that the merger agreement be submitted to Penford’s shareholders entitled to vote thereon; and
•	recommended that Penford’s shareholders approve the merger agreement.

Our board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement, “FOR” the adjournment of the special meeting, if determined necessary by Penford, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or if otherwise deemed necessary or appropriate, and “FOR” the non-binding merger-related compensation proposal.

Opinion of Penford’s Financial Advisor (see also page 34)

In connection with the merger, Deutsche Bank Securities Inc. (referred to as Deutsche Bank), Penford’s financial advisor, rendered its oral opinion to Penford’s board of directors and subsequently delivered a written opinion that, as of October 14, 2014 and based upon and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, the merger consideration of $19.00 in cash per share of Penford common stock to be received by holders of shares of Penford common stock outstanding was fair, from a financial point of view, to such holders. The full text of the written opinion, dated October 14, 2014, of Deutsche Bank, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The summary of Deutsche Bank’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Deutsche Bank provided its opinion to Penford’s board of directors (in its capacity as Penford’s financial advisor) for the benefit and use of Penford’s board of directors in connection with and for purposes of its evaluation of the merger consideration of $19.00 in cash per share of Penford common stock outstanding from a financial point of view. Deutsche Bank’s opinion does not address any other aspect of the merger, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Penford or in which Penford might engage or as to the underlying business decision of Penford to proceed with or effect the merger. Deutsche Bank’s opinion does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed merger or any related matter.

Financing of the Merger (see also page 44)

There is no financing condition to the merger. Ingredion expects to pay the merger consideration and merger-related costs with then-available funds, which funds may include available cash and proceeds from borrowings under Ingredion’s revolving credit agreement.

Interests of Our Directors and Executive Officers in the Merger (see also page 67)

In considering the recommendation of our board of directors in favor of the adoption of the merger agreement, you should be aware that Penford’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Penford’s shareholders generally. Our board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement and in recommending that the shareholders adopt the merger agreement. Shareholders should take these interests into account in deciding whether to vote for adoption of the merger agreement.

These interests include, but are not limited to, the following:

•	executive officers of Penford could continue as officers or employees with accompanying salary and other employee benefits following completion of the merger, until they or Penford terminate their service;
•	executive officers of Penford currently hold equity awards consisting of or relating to shares of Penford common stock and will receive the merger consideration for such restricted shares of Penford common stock and an amount equal to the merger consideration minus the applicable exercise price for such options;
•	Penford executive officers are eligible to receive certain severance and other benefits upon a qualifying termination of their employment following completion of the merger;
•	certain prorated incentive payments will be payable to Penford executive officers and other employees pursuant to Penford’s 2015 fiscal year incentive program shortly after 60 days following the completion of the merger;

•	Penford executive officers and other employees will receive certain service credit for benefit plan vesting and eligibility and credit against deductibles and out-of-pocket maximums and other limitations for health benefit expenses previously incurred; and
•	Penford directors and executive officers have rights to certain indemnification and insurance arrangements.

For further information with respect to the arrangements between the Company and its directors and executive officers, see the information included under “Interests of Our Directors and Executive Officers in the Merger” beginning on page 67.

Voting and Support Agreement (see also page 22)

In connection with the merger agreement, Ingredion, SEACOR Holdings Inc. (referred to as SEACOR), the owner of approximately 9.28% of Penford’s outstanding common stock, and Penford entered into a voting and support agreement dated as of October 14, 2014 pursuant to which SEACOR has agreed, among other things, to vote the shares it owns to approve the merger agreement and not to solicit proxies from shareholders of Penford in respect of the election of SEACOR’s nominees as directors of our board of directors prior to the earlier of: (a) the termination of the merger agreement, (b) any amendment to the merger agreement that reduces the amount or changes the form of the merger consideration or (c) March 15, 2015. Penford agreed that, prior to the completion of the merger or the termination of the merger agreement, it will not call an annual or special meeting for the election of directors and, in the event that the merger agreement is terminated, it will call an annual or special meeting for the election of directors to be held on a date not earlier than 60 days nor later than 90 days after the date of termination of the merger agreement. A copy of the voting and support agreement is attached hereto as Annex C.

Dissenters’ Rights (see also page 44)

Penford shareholders have the right under Chapter 23B.13 of the Washington Business Corporation Act to dissent from the merger, obtain a court appraisal of the fair value of their shares of Penford common stock, and receive cash equal to the appraised fair value of their shares of Penford common stock (without giving effect to the merger) plus interest, instead of receiving the merger consideration. A shareholder electing to dissent from the merger must strictly comply with all procedures required under the Washington Business Corporation Act. The procedures are summarized in “The Merger — Dissenters’ Rights” beginning on page 44 and a copy of the relevant statutory provisions is included as Annex D.

Material U.S. Federal Income Tax Consequences of the Merger (see also page 48)

Each U.S. holder (as defined in “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 48) who holds his or her shares of Penford common stock as capital assets (generally, assets held for investment) generally will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received by such U.S. holder in the merger and (b) the U.S. holder’s adjusted tax basis in his or her shares of Penford common stock surrendered in the merger. Each Non-U.S. holder (as defined in “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 48) who holds his or her shares of Penford common stock as capital assets generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in the merger. Gain or loss will be determined separately for each block of shares of Penford common stock (that is, shares acquired for the same cost in a single transaction). Tax matters are complicated, and the tax consequences of the merger to you will depend on your individual circumstances. You should consult your tax advisor to determine the specific tax consequences of the merger to you.

Antitrust Matters (see also page 51)

The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (referred to as the HSR Act), prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. Both Ingredion and Penford filed the required initial notification and report forms under the HSR Act on October 27, 2014. Pursuant to the rules promulgated under the HSR Act, Ingredion subsequently withdrew its notification and report form effective November 25, 2014 and refiled it on November 26, 2014.

Litigation Relating to the Merger (see also page 48)

In connection with the proposed merger, two purported class action lawsuits have been filed on behalf of Penford shareholders in the Superior Court of Washington, King County. The complaints are captioned Pill v. Penford Corp. et al., No. 14-2-29641-0 SEA (referred to as the Pill litigation) and Toth v. Penford Corp, et al., No. 14-2-31935-5 SEA (referred to as the Toth litigation). The complaints name as defendants Penford, all of the members of Penford’s board of directors, Ingredion and Merger Sub. The complaints allege, among other things, that the members of Penford’s board of directors breached their fiduciary duties to shareholders by failing to take steps to maximize shareholder value or to engage in a fair sale process before approving the proposed acquisition of Penford by Ingredion. Specifically, the complaints allege that the consideration paid by Ingredion is inadequate in light of the Company’s current value and potential for future growth. The complaints also allege that Penford’s transaction process was designed to ensure that only Ingredion had the opportunity to acquire Penford and that the use of certain deal protection mechanisms improperly precluded Penford from seeking out competing offers. The Pill litigation complaint further alleges that Ingredion and Merger Sub aided and abetted the alleged breaches of fiduciary duty by Penford’s board of directors and the Toth litigation complaint further alleges that Penford, Ingredion and Merger Sub aided and abetted the alleged breaches of fiduciary duty by Penford’s board of directors. Plaintiffs seek relief that includes an injunction prohibiting the completion of the proposed merger, rescission to the extent the merger terms have already been implemented and payment of plaintiffs’ attorneys’ fees and costs. Penford anticipates that the two cases filed in King County Superior Court will be consolidated.

The Special Meeting (see also page 17)

Time, Date and Place. The special meeting will be held at                     , at                      p.m. Mountain time on                     , 2015.

Main Purpose of the Special Meeting. You will be asked to consider and vote upon approval of the merger agreement. The merger agreement provides that Merger Sub will be merged with and into Penford, and each outstanding share of our common stock (other than shares with respect to which dissenter’s rights are properly exercised and other than shares held by Ingredion, Merger Sub or their respective subsidiaries) will be converted into the right to receive $19.00 in cash, without interest and subject to any required withholding of taxes.

In the event that there are not sufficient votes at the time of the special meeting to approve the merger agreement or it is otherwise deemed necessary or appropriate, you may be asked to consider and vote upon a proposal to adjourn the special meeting.

The persons named in the accompanying proxy card (or voting instruction form) will also have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting.

Record Date; Stock Entitled to Vote. Penford’s board of directors has fixed                     , 2014 as the record date for the special meeting. Only holders of record of shares of Penford common stock outstanding as of the close of business on                     , 2014 are entitled to notice of, and to vote at, the special meeting and any adjournment thereof. On that date,              shares of Penford common stock were issued and outstanding.

Shareholder Vote Required. Approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Penford common stock outstanding as of the close of business on the record date. Approval of the advisory (non-binding) merger-related compensation proposal and the proposal to adjourn the special meeting require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal, provided that a quorum is present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the approval to adjourn the special meeting requires the affirmative vote of the holders of a majority of the votes represented by shares of Penford common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal.

Voting of Proxies. If you are a record holder of shares of Penford common stock, you may vote in the following ways:

(1) Voting by Mail. If you choose to vote your shares by mail, simply mark your proxy, date and sign it, and return it in the postage prepaid addressed envelope provided.

(2) Voting by Internet. You can vote your shares via the Internet until                     , 2015 at          p.m. Eastern time. The website for Internet voting is on your proxy card, and voting is available 24 hours a day.

(3) Voting by Telephone. You can vote your shares by telephone by calling the toll-free telephone number on your proxy card until                     , 2015 at                      p.m. Eastern time. Telephone voting is available 24 hours a day.

(4) Voting in Person. You can vote your shares by appearing and voting in person at the special meeting.

If your shares are held in “street name” through a broker, bank, trustee or other holder of record, including the trustee or other fiduciary of an employee benefit plan, you must vote by completing and returning the voting instruction form provided by the record holder, or via the Internet or by telephone if such a service is provided by your record holder, or you may vote in person at the special meeting if you obtain a proxy, executed in your favor, from the holder of record. For directions regarding the voting process if you are a “street name” holder, it is important that you refer to the voting instructions provided to you by the record holder of your beneficially held shares or otherwise contact your record holder.

If you provide specific voting instructions regarding the proposals, your shares will be voted as you instruct.

Properly executed proxies that do not contain voting instructions will be voted:

•	“FOR” the proposal to approve the merger agreement;
•	“FOR” the proposal to adjourn the meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or if otherwise deemed necessary or appropriate; and
•	“FOR” the proposal to approve, on an advisory (non-binding) basis, the merger-related compensation that will or may be paid by Penford to its named executive officers in connection with the merger.

The Merger Agreement (see also page 51)

A copy of the merger agreement is attached to this proxy statement as Annex A, which is incorporated by reference herein in its entirety, and a more detailed summary of the merger agreement is provided in “The Merger Agreement,” beginning on page 51 of this proxy statement. You are encouraged to carefully read the merger agreement as it is the legal document that contains the terms and conditions of the merger.

No Solicitation of Transactions; Change of Recommendation. Subject to certain exceptions, Penford has agreed that it will not, and it will cause its subsidiaries and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents and representatives not to, directly or indirectly:

•	entertain, solicit, initiate, or knowingly encourage or knowingly induce or knowingly facilitate the making, submission or announcement of any inquiries or the making of any proposal or offer constituting, or that could reasonably be expected to lead to, an “acquisition proposal” as defined in the section titled “The Merger Agreement — No Solicitation of Transactions” beginning on page 59;
•	furnish any non-public information regarding us or our subsidiaries to any person in connection with, or in response to, an acquisition proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an acquisition proposal;
•	engage in discussions or negotiations relating to any acquisition proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an acquisition proposal;
•	approve, endorse or recommend any acquisition proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an acquisition proposal;

•	make or authorize any public statement, recommendation or solicitation in support of any acquisition proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an acquisition proposal; or
•	enter into any letter of intent or agreement in principle or any contract providing for, relating to or in connection with any acquisition proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an acquisition proposal (other than a customary confidentiality agreement on terms no less favorable to Penford than those contained in our confidentiality agreement with Ingredion (provided that such agreement must not prohibit our compliance with any provisions of the merger agreement)).

However, if we receive a bona fide acquisition proposal prior to the time of the requisite approval of the merger agreement by our shareholders at a meeting called to approve the merger agreement, and if our board determines in good faith, after consulting with its outside counsel and its financial advisor, that such proposal constitutes or could reasonably be expected to lead to a “superior proposal” (which is described in the section “The Merger Agreement — No Solicitation of Transactions” beginning on page 59) and that the failure to participate in discussions or negotiations or furnish such information, enter into any agreement or accept any offer or proposal relating to an acquisition proposal would reasonably be expected to constitute a breach of its fiduciary duties to its shareholders under applicable law, then, we may take any of the following actions with respect to such proposal, provided that the proposal did not result from a breach of our non-solicitation and related obligations under the merger agreement (unless such breach was immaterial):

•	furnish information about us and our subsidiaries to the person or entity making such acquisition proposal pursuant to a customary confidentiality agreement on terms no less favorable to Penford than those contained in our confidentiality agreement with Ingredion (provided that such agreement must not prohibit our compliance with any provisions of the merger agreement); provided, that any non-public information furnished must have been previously furnished or made available to Ingredion or must be furnished or made available to Ingredion simultaneously; and
•	participate in discussions and negotiations regarding such acquisition proposal with the person making such acquisition proposal.

Penford must within twenty-four (24) hours advise Ingredion in writing of the receipt of any acquisition proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an acquisition proposal (including certain details of the inquiry, proposal or offer) that is made by any person prior to the completion of the merger. Penford must also keep Ingredion informed, on a reasonably current basis, of the status of, and any financial or other changes in, any such acquisition proposal, inquiry, proposal or offer, including providing Ingredion copies of any material correspondence related thereto and proposed documents to effect such acquisition proposal.

Except as described above, the merger agreement also provides that our board of directors may not:

•	fail to make, withhold, withdraw, qualify or modify (in a manner adverse to Ingredion) the company recommendation, the company determination or the approval of the merger or the merger agreement, or agree or propose to do so (referred to as a change of recommendation);
•	adopt, approve, recommend, endorse or otherwise declare advisable any acquisition proposal (or publicly propose to do so);
•	cause or permit us to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement or understanding related to an acquisition proposal (other than a customary confidentiality agreement on terms no less favorable to Penford than those contained in our confidentiality agreement with Ingredion (provided that such agreement must not prohibit our compliance with any provisions of the merger agreement));
•	take any action to make the provisions of any takeover laws or any restrictive provision of any applicable anti-takeover provision in the articles of incorporation or bylaws of Penford, inapplicable to any transactions contemplated by an acquisition proposal (including approving any transaction under Chapter 23B.19 of the Washington Business Corporation Act, referred to as the WBCA); or
•	resolve, agree or propose to take any actions set forth above.

However, prior to approval of the merger agreement by Penford’s shareholders at the special meeting, Penford or its board of directors, as applicable, may take the following actions in response to a bona fide superior proposal (which has not been withdrawn and that did not result from a material breach of the merger agreement):

•	our board may make a change of recommendation with respect to such superior proposal; and
•	the board may terminate the merger agreement to enter into an acquisition agreement with respect to such superior proposal (in which case Penford must pay the termination fee to Ingredion, discussed below in “Termination Fees; Expenses”).

Penford’s ability to effect a change of recommendation or validly terminate the merger agreement to enter into an acquisition agreement relating to a superior proposal is subject to the following additional conditions:

•	Penford must not have materially breached its non-solicitation and related obligations (except for certain immaterial breaches);
•	the board must determine in good faith (after consultation with outside counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law;
•	Penford must notify Ingredion in writing that it intends to make a change in recommendation with respect to a superior proposal or enter into an acquisition agreement relating to a superior proposal and provide Ingredion with specified information and materials with respect to the superior proposal; and
•	Penford must provide Ingredion with five business days to submit a subsequent proposal, during which time Penford will negotiate in good faith with Ingredion and its representatives, and Ingredion must have failed to make a subsequent proposal during such time that would cause such superior proposal to no longer constitute a superior proposal.

Conditions to Closing the Merger. The obligations of Penford, Ingredion and Merger Sub to complete the merger are subject to the satisfaction or, if permitted under applicable law, the waiver of the following mutual conditions:

•	our shareholders must have approved the merger agreement, as required under Washington law;
•	the waiting period (and any extension thereof) applicable to the merger under the HSR Act or any other applicable antitrust laws having been terminated or having expired; and
•	no court or other governmental entity having jurisdiction over us, Ingredion or Merger Sub having enacted, issued, promulgated, enforced or entered any law that restrains, enjoins or otherwise prohibits or makes illegal the completion of the merger or any of the other transactions contemplated by the merger agreement.

The obligations of Ingredion and Merger Sub to complete the merger include the satisfaction or waiver of the following additional conditions:

•	subject to certain materiality qualifications, the accuracy of our representations and warranties;
•	the performance or compliance, in all material respects, by us of our covenants and obligations under the merger agreement required to be performed or complied with at or prior to the closing of the merger;
•	no court or other governmental entity having jurisdiction having enacted, issued, promulgated, enforced or entered any law that individually or in the aggregate requires a burdensome action (as defined in the section titled “The Merger Agreement — HSR Act and Competition Laws; Filings and Notices” beginning on page 63);
•	no lawsuit or similar action having been overtly threatened in writing or commenced and be pending by or before any governmental entity having jurisdiction where a judgment would, individually or in the aggregate with other such judgments, have or reasonably be expected to require a burdensome action or restrain, enjoin or otherwise prohibit or make illegal the completion of the merger or any of the other transactions contemplated by the merger agreement; and
•	the delivery by Penford to Ingredion of certain year-end financial information and an audit opinion related thereto, which such year-end financial information must not be different in any material respect from draft year-end financial information previously provided by Penford to Ingredion, if any such differences would, individually or in the aggregate, diminish the benefits Ingredion expected the merger to provide it and its subsidiaries (taken as a whole) in a way that would have materially impacted Ingredion’s decision to enter into the merger agreement.

Our obligation to complete the merger includes the satisfaction or waiver of the following additional conditions:

•	subject to certain materiality qualifications, the accuracy of each of the representations and warranties of Ingredion and Merger Sub; and
•	the performance or compliance with, in all material respects, by each of Ingredion and Merger Sub of their respective obligations under the merger agreement at or prior to the closing of the merger.

Termination of the Merger Agreement. Penford and Ingredion may mutually agree to terminate the merger agreement at any time. In addition, the merger agreement may also be terminated by either Penford (by action of our board) or Ingredion:

•	if the merger has not closed by April 14, 2015 (which date may be extended for 60 days if, as of April 14, 2015, all of the conditions to closing the merger have been met or waived other than those relating to the expiration or termination of the waiting period under the HSR Act or any other foreign and U.S. laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition); however, the right to terminate is not available to any party whose failure to fulfill any material obligation under the merger agreement materially contributed to the failure of the merger to be consummated on or before such date;
•	if any court of competent jurisdiction or other governmental entity has issued a judgment, order, injunction, rule or decree, or has taken any other action that restrains, enjoins or otherwise prohibits or makes the completion of the merger or related transactions illegal and such judgment, order, injunction, rule, decree or other action has become final and nonappealable; or
•	if the special meeting concludes without obtaining approval of the merger agreement by Penford’s shareholders, in accordance with Washington law; however, this termination right is not available to Penford if it fails to comply in any material respect with any of its obligations under the merger agreement that resulted in the failure to obtain Penford’s shareholders’ approval.

Penford may terminate the merger agreement:

•	if either Ingredion or Merger Sub breaches any covenant or agreement or if any of such party’s representations or warranties is untrue or inaccurate, resulting in any of the conditions to complete the merger not being satisfied and such breach is not cured within 30 days after written notice from us describing such untruth, inaccuracy or breach in reasonable detail; provided, however, that Penford must not be in material breach of any of its covenants or agreements in order to exercise such right; or
•	in order to enter into a definitive agreement to effect a superior proposal, prior to approval of the merger agreement at the special meeting, if Penford has complied with its non-solicitation and related obligations under the merger agreement, except for certain immaterial breaches (as described in further detail in the sections titled “The Merger Agreement — No Solicitation of Transactions” beginning on page 59 and “The Merger Agreement — Company Recommendation” beginning on page 60), and Penford pays the termination fee to Ingredion (as described in further detail in the section titled “The Merger Agreement — Termination Fees; Expenses” beginning on page 66).

Ingredion may terminate the merger agreement:

•	if we breach any covenant or agreement or if any of our representations or warranties is untrue or inaccurate, resulting in any of the conditions to complete the merger not being satisfied and we do not cure such breach within 30 days after written notice from Ingredion describing such untruth, inaccuracy or breach in reasonable detail; provided, however, that Ingredion and Merger Sub must not be in material breach of any of their covenants or agreements in order to exercise such right;
•

if Penford’s board (a) effects or permits a change of recommendation (whether or not permitted to do so under the merger agreement), (b) approves, endorses or recommends an acquisition proposal to Penford shareholders other than the merger, (c) fails to publicly reaffirm its recommendation of the merger agreement within three business days following receipt of a written request by Ingredion to provide such reaffirmation following the public announcement of an acquisition proposal, (d) fails to include the recommendation to approve the merger or its determination that the merger agreement, the voting and support agreement, the merger and other transactions contemplated thereby are advisable and in the best interest of Penford and its shareholders in this proxy statement, or includes in the proxy statement a proposal or vote upon any other acquisition proposal or (e) fails to recommend against a competing offer for 10% or more of the outstanding capital stock of Penford within 10 business days of the commencement of such an offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders);

•	if Penford materially breaches its non-solicitation obligations regarding an acquisition proposal; or
•	if any final and nonappealable law, regulation, judgment, order, injunction rule or decree is enacted, issued or enforced by a court of competent jurisdiction or other governmental entity that individually or in the aggregate results in the imposition of a burdensome action.

Termination Fees; Expenses. Penford has agreed to pay Ingredion a termination fee of approximately $7.6 million if the merger agreement is terminated under any of the following circumstances:

•	if the merger agreement is terminated by Ingredion and Penford’s board has: (a) effected or permitted a change of recommendation (whether or not permitted to do so under the merger agreement), (b) approved, endorsed or recommended an acquisition proposal to Penford shareholders other than the merger, (c) failed to publicly reaffirm its recommendation of the merger agreement within three business days following receipt of a written request by Ingredion to provide such reaffirmation following the public announcement of an acquisition proposal, (d) failed to include the recommendation to approve the merger or its determination that the merger agreement, the voting and support agreement, the merger and other transactions contemplated thereby are advisable and in the best interest of Penford and its shareholders in this proxy statement, or included in the proxy statement a proposal or vote upon any other acquisition proposal or (e) failed to recommend against a competing offer for 10% or more of the outstanding capital stock of Penford within 10 business days of the commencement of such an offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders);
•	if Ingredion terminates the merger agreement because Penford has breached in any material respects its non-solicitation obligations with respect to acquisition proposals;
•	if we terminate the merger agreement in accordance with its terms prior to the approval by Penford’s shareholders of the merger agreement in order to enter into an acquisition agreement in connection with a superior proposal in accordance with the terms of the merger agreement; or
•	if (a) an acquisition proposal is made and (b)(i) Penford or Ingredion terminates the merger agreement due to either (A) Penford’s shareholders failing to approve the merger agreement at the special meeting or (B) the failure of the merger to occur by the six month anniversary of the merger agreement (plus any applicable 60-day extension) or (ii) Ingredion terminates the merger agreement because Penford breached its representations, warranties or covenants such that a closing condition is not satisfied (and is not cured within the applicable cure period) and (c) within 12 months after the date of such termination, Penford or any of its subsidiaries enters into a definitive agreement with respect to any acquisition proposal or any acquisition proposal is consummated.

In the event the merger agreement is terminated due to the failure of Penford’s shareholders to approve the merger agreement at the shareholders meeting, then we will pay to Ingredion a fee of $2.0 million as a shareholder termination payment; provided that at the time of such termination, neither party was entitled to terminate the merger agreement due to any court of competent jurisdiction or other governmental entity having jurisdiction having issued a judgment, order, injunction, rule or decree or having taken any other action that restrains, enjoins or otherwise prohibits or makes illegal the merger or related transactions (and such judgment, order, injunction, rule, decree or other action is final and non-appealable).

Closing of the Merger (see also page 51)

For the merger closing to occur, Penford shareholders must adopt the merger agreement at a special meeting of shareholders and other closing conditions must be satisfied or waived, including various regulatory requirements.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND SPECIAL MEETING

Q:	Why am I receiving this proxy statement?

A:	Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of shareholders or at any adjournments or postponements of the special meeting in connection with the merger agreement.

Q:	What is the proposed transaction on which I am being asked to vote?

A:	You are being asked to vote to approve the merger agreement that provides for the acquisition of Penford by Ingredion. Under the merger agreement, Merger Sub will merge with and into Penford, with Penford continuing as the surviving corporation and wholly owned subsidiary of Ingredion. In addition, you are also being asked to vote (a) to approve the adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or if otherwise deemed necessary or appropriate by Penford, (b) to approve, on an advisory (non-binding) basis, the merger-related compensation that will or may be paid to our named executive officers in connection with the merger and (c) to transact such other business that may properly come before the special meeting or any postponement or adjournment of the special meeting.

Q:	Where and when is the special meeting?

A:	The special meeting will be held at , at p.m. (Mountain time) on .

Q:	What will happen to my shares of Penford common stock after the merger?

A:	Upon completion of the merger, you will be entitled to receive $19.00 in cash, without interest and subject to any applicable withholding of taxes, for each share of Penford common stock you own as of immediately prior to the effective time of the merger (unless you have properly exercised dissenters’ rights under applicable Washington law), and as a result of the merger, each such share of Penford common stock will be cancelled and cease to exist.

Q:	Will I own any shares of Penford common stock after the merger or receive any Ingredion common stock in connection with the merger?

A:	No. You will be paid cash for your shares of Penford common stock if you properly exchange them and do not validly exercise dissenters’ rights. You will not receive (nor will you have the option to receive) any Ingredion common stock in exchange for your shares.

Q:	Will the merger be taxable to me?

A:	Generally, yes. The receipt of cash for shares of Penford common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. You should read “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 48 for a more detailed discussion of the U.S. federal income tax consequences of the merger. Tax matters are complicated, and the tax consequences of the merger to you will depend on your individual circumstances. You should consult your tax advisor to determine the specific tax consequences of the merger to you.

Q:	Does Penford’s board of directors recommend approval of the merger agreement?

A:	Yes. Our board of directors unanimously approved and adopted, as applicable, the merger agreement, the merger and the transactions contemplated by the merger agreement and unanimously recommends that our shareholders vote “FOR” the approval of the merger agreement.

Q:	What factors did Penford’s board of directors consider in making its recommendation?

A:	Our board of directors considered many factors in deciding to recommend the approval and adoption of the merger agreement. These factors are described below (see “The Merger — Reasons for the Merger and Recommendation of Our Board of Directors” beginning on page 31).

Q:	What constitutes a quorum at a special meeting?

A:	The holders of a majority of the shares of Penford common stock outstanding as of the record date, present in person or represented by proxy, will constitute a quorum at the special meeting for purposes of voting on the proposals.

Q:	What vote of the shareholders is required to approve the merger agreement?

A:	The merger agreement must be approved by the affirmative vote of the holders of a majority of the shares of Penford common stock outstanding as of the close of business on the record date.

Q:	What vote is required to approve the proposal to adjourn the special meeting, if necessary or appropriate?

A:	Provided that a quorum is present in person or represented by proxy at the special meeting, the approval of the proposal to adjourn the special meeting requires that the votes cast in favor of such proposal exceed the votes cast against such proposal at the special meeting. If less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn the meeting until a quorum is present.

Q:	What vote is required to approve the advisory (non-binding) merger-related compensation proposal?

A:	Provided that a quorum is present in person or represented by proxy at the special meeting, the approval of the advisory (non-binding) merger-related compensation proposal requires that the votes cast in favor of such proposal exceed the votes cast against such proposal at the special meeting.

Q:	Why am I being asked to cast an advisory (non-binding) vote to approve merger-related compensation that will or may be paid to Penford’s named executive officers in connection with the merger?

A:	In accordance with Securities and Exchange Commission (referred to as the SEC) rules, we are providing our shareholders with the opportunity to cast an advisory (non-binding) vote on the compensation that will or may be paid to our named executive officers in connection with the merger.

Q:	What will happen if the transaction is not completed or the Penford shareholders fail to approve the merger agreement?

A:	If the Penford shareholders fail to approve the merger agreement or if the transaction is not completed for any other reason, the Penford shareholders will not receive the cash payment and the merger will not occur. Instead, Penford will remain a stand-alone public company and shares of Penford common stock will continue to be listed and traded on the NASDAQ Global Market. Under certain circumstances, we may be required to pay to Ingredion a termination fee with respect to the termination of the merger agreement (discussed below in “The Merger Agreement — Termination Fees; Expenses” beginning on page 66).

Q:	What is “merger-related compensation”?

A:	“Merger-related compensation” is certain compensation that is tied to or based on the completion of the merger and may or will be paid to our named executive officers under existing arrangements with Penford. See “Proposal 3 – Advisory Vote on Merger-Related Compensation” beginning on page 75 for additional information.

Q:	What will happen if shareholders do not approve the merger-related compensation proposal at the special meeting?

A:

Approval of the merger-related compensation proposal is not a condition to the completion of the merger. The vote with respect to merger-related compensation is an advisory vote and will not be binding on us or

Ingredion. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory (non-binding) vote, if the merger agreement is approved by our shareholders and the merger is completed, our named executive officers will be eligible to receive the merger-related compensation, subject to the applicable terms and conditions for such payments.

Q:	How many votes do I have?

A:	With regard to each proposal, you have one vote for each outstanding share of Penford common stock you own as of , the record date for the special meeting.

Q.	What do I do if I receive more than one proxy card or set of voting instructions?

A.	If you receive more than one proxy card or set of voting instructions, your shares of Penford common stock are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each appropriate proxy card to ensure that all your shares are voted.

Q:	Am I entitled to dissenters’ rights?

A:	You may dissent from the merger and obtain payment of the “fair value” (as defined in Washington law) of your common shares if you follow the procedures prescribed by Washington law. Failure to strictly comply with these procedures may result in your waiver of, or inability to exercise, your dissenters’ rights. For more information regarding dissenters’ rights, see “The Merger — Dissenters’ Rights” beginning on page 44 and Annex D, which contains a copy of Chapter 23B.13 of the Washington Business Corporation Act of the State of Washington. The “fair value” of your shares (as defined in Washington law) may be more or less than the merger consideration.

Q:	Will any proxy solicitors be used in connection with the special meeting?

A:	Yes. To assist in the solicitation of proxies, we have engaged .

Q:	How can I vote my shares if I am a shareholder of record?

A:	If you are a shareholder of record, then you can ensure that your shares are voted at the special meeting by taking one of the following actions before the special meeting:

•	Vote by Mail. Indicate your vote on the enclosed proxy card and sign, date and mail your proxy card in the enclosed postage prepaid addressed envelope as soon as possible as instructed in these materials so that your shares may be represented at the special meeting.
•	Vote by Internet. Visit the Internet voting site set forth on the enclosed proxy card and follow the instructions on the screen. When prompted for your voter control number, enter the number printed just above your name on the front of the proxy card accompanying this proxy statement. Internet voting is available 24-hours a day. Your Internet vote is quick, confidential and immediate. Please note that all votes cast by Internet must be completed and submitted prior to at p.m. Eastern time. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated, and returned the proxy card. This is a “secured” website. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed. If you vote by Internet, please do not return your proxy card by mail.
•

Vote by Phone. Using a touch-tone telephone, call the toll free number set forth on the enclosed proxy card and follow the instructions. When asked for your voter control number, enter the number printed just above your name on the front of the proxy card accompanying this proxy statement. Telephone voting is available 24-hours a day. Your telephone vote is quick, confidential and immediate. Please note that all votes cast by telephone must be completed and submitted prior to                      at                      p.m. Eastern time. Your telephone vote authorizes

the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. If you vote by telephone, please do not return your proxy card by mail.

Q:	If my shares are held in “street name” by my broker, bank, trustee or other holder of record, will that holder vote my shares for me?

A:	Your broker, bank, trustee or other holder of record will vote your shares only if you provide instructions on how to vote. You should follow the procedures provided by your broker, bank, trustee or other holder of record regarding how to provide proper instructions to your broker, bank, trustee or other holder of record so that your shares will be represented at the special meeting.

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:	No. Because any shares you may hold in “street name” will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card (or, in the case of telephonic or Internet voting, provide appropriate instructions concerning the separate proxy) for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an Individual Retirement Account must be voted under the rules governing the account.

Q:	What if I fail to instruct my broker, bank, trustee or other holder of record how to vote?

A:	Your broker, bank, trustee or other nominee will NOT be able to vote your shares of Penford common stock unless you have properly instructed your broker, bank, trustee or other nominee on how to vote. The failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement. Furthermore, your shares will not be included in the calculation of the number of shares present at the special meeting for purposes of determining whether a quorum is present.

Q:	What happens with regard to the approval of the merger agreement if I do not send in my proxy card or if I abstain from voting?

A:	If you do not send in your proxy card or do not instruct your broker to vote your shares, or if you abstain from voting, it will have the same effect as a vote against approval of the merger agreement.

Q:	May I vote in person?

A:	If you own shares directly in your own name as the holder of record, you may vote in person at the special meeting, rather than signing, dating and returning your proxy card or voting using the Internet or telephone. However, even if you plan to attend the special meeting in person, we encourage you to return your signed proxy card or vote using the Internet or telephone to ensure that your shares are represented and voted at the special meeting. If your shares are held of record in “street name” by a broker, bank, trustee or other holder of record and you wish to vote in person at the special meeting, you must obtain from that record holder a “legal proxy” issued in your name.

Q:	May I revoke my proxy or change my vote after I have mailed my signed proxy card?

A:

Yes. You may revoke or change your proxy at any time before the vote is taken at the special meeting. To revoke or change your proxy, you must either (a) file an instrument of revocation later dated than the proxy being revoked with our Secretary at our principal executive office before the special meeting, (b) submit to our Secretary before the special meeting a later dated, properly executed proxy by telephone, Internet or in writing or (c) attend the special meeting and vote your shares in person. Attendance at the special meeting, without voting, will not constitute revocation of your proxy.

Please note that if you have instructed your broker to vote your shares, then in order to change or revoke those instructions you must follow the directions received from your broker.

Instruments of revocation or other communications with respect to revocation of proxies should be addressed to Penford Corporation, 7094 S. Revere Parkway, Centennial, Colorado 80112-3932, Attention: Secretary.

Q:	Should I send in my stock certificates now?

A:	No, please do not send in your stock certificates now. If the merger is completed, the paying agent for the merger will send you written instructions for exchanging your stock certificates for the merger consideration.

Q:	When do you expect the merger to be completed?

A:	In addition to obtaining shareholder approval, all other closing conditions must be satisfied or waived, including the expiration of the waiting period under the HSR Act and applicable approval or clearance under other antitrust laws, before the merger can be completed. However, we cannot assure you that all conditions to the merger will be satisfied or waived or, if they are satisfied or waived, we cannot predict the date by which they will be satisfied or waived.

Q:	What will happen to Penford as a result of the merger?

A:	If the merger is completed, Penford will become a wholly owned subsidiary of Ingredion, and Penford common shares will cease to be listed on the NASDAQ Global Market, will not be publicly traded and will be deregistered under the Exchange Act.

Q:	When will I receive the cash consideration for my shares of Penford common stock?

A:	If the merger is completed, you will thereafter receive written instructions, including a letter of transmittal, that explain how to exchange your shares for the cash consideration payable in the merger. After you properly return and complete the required documentation described in the written instructions, you will thereafter receive from the paying agent a payment of the cash consideration for your shares. If you hold your shares in “street name” through your broker, bank, trustee or other holder of record, you should receive instructions from your broker, bank, trustee or other holder of record as to how to surrender your “street name” shares in exchange for the merger consideration.

Q:	What happens if I sell my shares of common stock before the special meeting?

A:	The record date for shareholders entitled to vote at the special meeting is earlier than the date of the special meeting. If you transfer your shares of Penford common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q:	Who can help answer my additional questions?

A:	If you have additional questions about the merger, if you need assistance in submitting your proxy or voting your shares or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact Penford Investor Relations at 1-800-204-PENX (7369) or 303-649-1900. You may also call our proxy solicitor, , at , to request a separate copy of these materials.

We urge you to carefully read this proxy statement, including its Annexes, which are incorporated by reference herein in their entirety, and to consider how the merger affects you.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain information regarding Penford, Ingredion, the combined company and the merger that are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may be made directly in this proxy statement or may be incorporated by reference into other documents and may include statements with respect to the period after completion of the merger. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events. Forward-looking statements depend on assumptions, dates or methods that may be incorrect or imprecise, and the Company. Ingredion or the combined companies may not be able to realize them. Forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative use of these words and phrases or similar words or phrases. Forward-looking statements can be identified by discussions of strategy, plans or intentions, including any potential strategic benefits from the merger. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	competition;
•	the possibility of interruption of business activities due to equipment problems, accidents, strikes, weather or other factors;
•	product development risk;
•	changes in corn and other raw material prices and availability;
•

changes in general economic conditions or developments with respect to specific industries or customers affecting demand for Penford’s products including unfavorable shifts in product mix or changes in government rules or incentives affecting ethanol consumption;

•	unanticipated costs, expenses or third-party claims;
•

the risk that results may be affected by construction delays, cost overruns, technical difficulties, nonperformance by contractors or changes in capital improvement project requirements or specifications;

•	interest rate and chemical and energy cost volatility;
•	changes in returns on pension plan assets and/or assumptions used for determining employee benefit expense and obligations;
•	other unforeseen developments in the industries in which Penford operates;
•	Penford’s ability to successfully operate under and comply with the terms of its bank credit agreement, as amended;
•	risks relating to the merger and the transactions contemplated by the merger agreement, including:
–	risks in respect of the satisfaction of closing conditions to such transactions;
–	diversion of management’s attention on matters related to such transactions;
–	unanticipated difficulties and/or expenditures related to such transactions;
–	the risk that regulatory approvals required for such transactions are not obtained or are obtained subject to conditions that are not anticipated;
–	uncertainties as to the timing of such transactions;
–	other uncertainties regarding the closing of the merger;
–	litigation related to such transactions; and
–	the impact of such transactions on relationships with customers, vendors, employees and third parties;
•	other factors described from time to time in Penford’s filings with the SEC, including the factors described in “Risk Factors” in our 2014 Annual Report on Form 10-K.

THE PARTIES

Penford Corporation

Penford is a developer, manufacturer and marketer of specialty natural-based ingredient systems for food and industrial applications, including fuel grade ethanol. The Company’s strategically-located manufacturing facilities in the United States provide it with broad geographic coverage of its target markets. The Company has significant research and development capabilities, which are used in understanding the complex chemistry of carbohydrate-based materials and in developing applications to address customer needs.

Penford generates revenues, income and cash flows by developing, manufacturing and marketing specialty natural-based ingredient systems for food and industrial applications, including fuel grade ethanol. The Company develops and manufactures ingredients with starch as a base, providing value-added applications to its customers. Penford’s starch products are manufactured primarily from corn and potatoes and are used principally as binders and coatings in paper, packaging and food production and as an ingredient in fuel.

Penford is a Washington corporation originally incorporated in September 1983. The Company commenced operations as a publicly-traded company on March 1, 1984. Its principal executive offices are located at 7094 S. Revere Parkway, Centennial, Colorado 80112-3932 and its telephone number is (303) 649-1900.

Ingredion Incorporated

Ingredion is a leading global manufacturer and supplier of starch and sweetener ingredients to a range of industries, including packaged food, beverage, brewing and industrial customers. Ingredion was incorporated as a Delaware corporation in 1997 and its common stock is traded on the New York Stock Exchange. Ingredion’s principal executive offices are located at 5 Westbrook Corporate Center, Westchester, Illinois and its telephone number is (708) 551-2600.

Ingredion supplies a broad range of customers in many diverse industries around the world, including the food, beverage, brewing, pharmaceutical, paper and corrugated products, textile and personal care industries, as well as the global animal feed and corn oil markets. Its product line includes starches and sweeteners, animal feed products and edible corn oil. Its products are derived primarily from the processing of corn and other starch-based materials, such as tapioca, potato and rice.

Prospect Sub, Inc.

Merger Sub, a wholly owned subsidiary of Ingredion, was organized solely for the purpose of entering into the merger agreement and completing the proposed merger. Merger Sub has not engaged in any other business operations. Merger Sub was incorporated in the State of Washington in 2014 and its principal executive offices are located at 5 Westbrook Corporate Center, Westchester, Illinois. Merger Sub’s telephone number is (708) 551-2600.

THE SPECIAL MEETING

We are furnishing this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the special meeting or any adjournments or postponements thereof. The approximate date on which this proxy statement and form of proxy card are being sent or given to shareholders is                      , 2014.

Date, Time and Place

The special meeting will be held on                     , 2015 at                     p.m. (Mountain time) at                     .

Purpose of the Special Meeting

The purpose of the special meeting is for our shareholders to consider and vote on (a) the approval of the merger agreement, (b) the adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or if otherwise deemed necessary or appropriate by Penford, (c) a proposal to approve, on an advisory (non-binding) basis, the merger-related compensation that will or may be paid to our named executive officers in connection with the merger and (d) to transact such other business that may properly come before the special meeting or any postponement or adjournment of the special meeting. Our shareholders must approve the merger agreement for the merger to occur. A copy of the merger agreement is attached to this proxy statement as Annex A, which is incorporated by reference herein in its entirety. You are urged to read the merger agreement in its entirety.

Record Date; Shares Entitled to Vote

Only holders of record of Penford common stock at the close of business on                     , the record date, are entitled to notice of and to vote at the special meeting. At the close of business on the record date, shares of Penford common stock were issued and outstanding and such shares were held by                     holders of record. A list of record holders entitled to receive notice of, and to vote at, the special meeting, arranged in alphabetical order, showing the address of, and the number of shares of Penford common stock held by, each such shareholder will be open for inspection by Penford’s shareholders, during regular business hours, beginning ten days prior to the special meeting and continuing through the special meeting (including any adjournment thereof) at Penford’s principal executive offices, located at 7094 S. Revere Parkway, Centennial, Colorado 80112-3932. In addition, such a list of record holders will be open for inspection by Penford’s shareholders at the special meeting during the special meeting (including any adjournment thereof).

Quorum and Voting

Holders of a majority of the outstanding shares of Penford common stock as of the close of business on the record date, represented in person or by proxy, and entitled to vote thereat, constitute a quorum of shares at the special meeting of shareholders. Once a share is represented for any purpose at the special meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

With regard to each proposal, you are entitled to one vote for each share of common stock you hold.

Shareholder Vote Required

Approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Penford common stock outstanding as of the close of business on the record date. Approval of the advisory (non-binding) merger-related compensation proposal and the proposal to adjourn the special meeting require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal, provided that a quorum is present in person or represented by proxy at the special meeting. If less than a quorum is present, a majority of those shares present either in person or by proxy and entitled to vote thereat shall have power to adjourn the meeting until a quorum is present.

Voting of Proxies

If you are a shareholder of record, you may vote by completing the enclosed proxy card and then signing, dating and returning it in the postage-prepaid addressed envelope provided, by voting through the Internet or telephone in accordance with the instructions set forth on the enclosed proxy card, or by attending the special meeting and voting in person by ballot.

Voting by Mail. You may vote by proxy by indicating your vote on the enclosed proxy card and then signing, dating and returning it in the postage prepaid addressed envelope as soon as possible. Submitting a proxy will not limit your right to vote at the special meeting if you decide to attend in person.

Voting by Internet. You can vote your shares via the Internet. Visit the Internet voting site set forth on the enclosed proxy card and follow the instructions on the screen. When prompted for your voter control number, enter the number printed just above your name on the front of the proxy card accompanying this proxy statement. Internet voting is available 24-hours a day. Your Internet vote is quick, confidential, and immediate. Please note that all votes cast by Internet must be completed and submitted prior to                  at          p.m. Eastern time. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. This is a “secured” website. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed. If you vote by Internet, please do not return your proxy card by mail.

Voting by Telephone. You can vote your shares by telephone by using a touch-tone telephone, calling the toll-free telephone number on the enclosed proxy card and following the instructions. When asked for your voter control number, enter the number printed just above your name on the front of the proxy card accompanying this proxy statement. Telephone voting is available 24-hours a day. Your telephone vote is quick, confidential and immediate. Please note that all votes cast by telephone must be completed and submitted prior to              at          p.m. Eastern time. Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. If you vote by telephone, please do not return your proxy card by mail.

Voting in Person. You can vote your shares by appearing and voting in person at the special meeting. However, even if you plan to attend the special meeting in person, our board of directors recommends that you vote by mail. Voting your proxy card by mail will not limit your right to vote at the special meeting, if you decide to attend in person. If you hold shares through a broker, bank, trustee, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the special meeting, pursuant to such terms as may be applicable.

Shares represented by a properly executed proxy will be voted at the special meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. Properly executed proxies that do not contain voting instructions with regard to a proposal will be voted “FOR” the approval of the merger agreement, “FOR” adjournment of the special meeting, if determined necessary by Penford, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or if otherwise deemed necessary or appropriate by Penford, and “FOR” the approval, on an advisory (non-binding) basis, of the merger-related compensation that will or may be paid to our named executive officers in connection with the merger.

If your shares are held in “street name,” meaning that they are registered in the name of a broker, bank, trustee, or other holder of record (including a fiduciary of an employee benefit plan), then, except as noted below, only that broker, bank, trustee, or other holder of record can execute a proxy and vote your shares, and that broker, bank, trustee, or other holder of record can do so only after receiving your specific instructions. Your broker, bank, trustee, or other holder of record should provide you with a voting instruction form for your use to provide them with instructions as to how to vote your shares at the special meeting. If your shares are held of record in “street name” by a broker, bank, trustee, or other holder of record and you wish to vote in person at the special meeting, you must obtain from that record holder a “legal proxy” issued in your name.

Penford shareholders who receive more than one proxy card or voting instruction form have shares registered in different forms or in more than one account. Please sign, date and return all proxy cards and provide instructions for all voting instruction forms received to ensure that all of your shares are voted.

As of the date of this proxy statement, Penford does not expect a vote to be taken on any matters at the special meeting other than: (a) the approval of the merger agreement, (b) the approval of the adjournment of the special meeting, if determined necessary by Penford, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or if otherwise deemed necessary or appropriate by Penford and (c) the approval, on an advisory (non-binding) basis, of the merger-related compensation that will or may be paid to Penford’s named executive officers in connection with the merger. If, however, any such other matter is properly presented at the special meeting or any adjournment of the special meeting, unless you otherwise indicate on the proxy card (or voting instruction form), or unless you indicate otherwise while voting by telephone or via the Internet, you also authorize the persons appointed as proxies to vote the shares represented by duly executed proxies on any such other matters in accordance with their discretion and judgment.

Abstentions and Broker Non-Votes

Broker non-votes are shares of Penford common stock for which Penford has received a proxy from a broker, bank, trustee or other holder of record that has neither received instructions from the “street name” holder, beneficial owner or other persons entitled to vote such shares nor has discretionary power to vote such shares on a particular matter. Brokers, banks, trustees or other holders of record do not have discretionary authority to vote on any of the proposals to be considered at the special meeting. Because these proposals are non-discretionary, broker non-votes occur, for example, with respect to a proposal in the event that a broker, bank, trustee or other holder of record receives voting instructions for at least one proposal but not with respect to another proposal. In such an event, the shares will not be voted for any uninstructed proposal.

Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the special meeting, but will not be counted as votes cast for purposes of determining the approval of any matter submitted to the shareholders for a vote at the special meeting.

Abstentions and broker non-votes, as well as the failure to take action with regard to the voting of your shares, will have the effect of a vote “AGAINST” the proposal to approve the merger agreement.

Abstentions will have no effect on each of (a) the proposal to adjourn the special meeting and (b) the proposal to approve, on an advisory (non-binding) basis, the merger-related compensation that will or may be paid by Penford to its named executive officers in connection with the merger, provided that a quorum is present in person or represented by proxy at the special meeting. If you fail to submit a proxy and do not attend the special meeting in person, or if you do not provide your broker or other nominee with voting instructions with regard to these proposals, your shares of Penford common stock will have no effect on such proposals.

Shareholders whose shares are held of record in “street name” by a broker, bank, trustee, or other holder of record are advised to forward their voting instructions promptly so as to afford brokers, banks, trustees and other holders of record sufficient time to process their instructions.

Revocation of Proxies

If you give your proxy card to Penford, you have the power to revoke it at any time before it is exercised. Your proxy card may be revoked by:

•	notifying the Secretary of Penford in writing before the special meeting;
•	delivering to the Secretary of Penford before the special meeting a signed proxy dated after the date of the proxy you wish to revoke; or
•	attending the special meeting and voting your shares in person.

Notifications of revocation or other communications with respect to revocation of proxies should be addressed to Penford Corporation, 7094 S. Revere Parkway, Centennial, Colorado 80112-3932, Attention: Secretary.

Your attendance at the special meeting, without voting, will not revoke your proxy. In addition, if you have voted by Internet or by telephone and wish to change your vote, you should return to the applicable Internet site or call the applicable telephone number, whichever method you used earlier, and follow the instructions for changing your vote. If you have given voting instructions to a broker, bank, trustee, or other holder of record that holds your shares in “street name,” then in order to change or revoke those instructions you must follow the directions given by the broker, bank, trustee or other holder of record.

Board of Directors’ Recommendation

Our board of directors has unanimously determined that each of the merger agreement, the voting and support agreement, the merger and other transactions contemplated thereby is fair to, advisable and in the best interests of Penford and its shareholders; approved and adopted the form, terms and provisions of the merger agreement and declared them advisable, including the execution, delivery and performance of the merger agreement and the completion of the transactions contemplated by the merger agreement, including the merger; recommended that the merger agreement be approved by Penford shareholders; and authorized a special meeting of Penford’s shareholders to be held to consider the approval of the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement, “FOR” the adjournment of the special meeting, if determined necessary by Penford, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or if otherwise deemed necessary or appropriate by Penford and “FOR” the advisory (non-binding) merger-related compensation proposal.

Solicitation of Proxies

Our board of directors is soliciting proxies in the form enclosed. Thomas D. Malkoski, Steven O. Cordier and Christopher L. Lawlor, and each or any of them, are named as proxies. Proxies may be solicited by certain of our directors, officers and regular employees without additional compensation. We may solicit your proxy by personal interview, mail, electronic mail or telephone. Penford will pay all costs associated with the solicitation of proxies. In addition, we have retained                     to aid in the solicitation of proxies, provide solicitation-related consulting services and verify records relating to the solicitation.                     will receive a fee for its services of $         and expense reimbursement. Also, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Only one copy of this proxy statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written or oral request, we will deliver a copy of this proxy statement to any shareholder who wishes to receive a separate copy or, if shareholders at a single address have received multiple copies of this proxy statement, any such shareholder may request that, in the future, we provide a single copy to such household. Requests should be addressed to Penford Corporation, 7094 S. Revere Parkway, Centennial, Colorado 80112-3932, Attn: Secretary or by telephone at 1-800-204-PENX (7369) or 303-649-1900.

Assistance

Shareholders who have questions regarding the proxy materials, need assistance voting their shares, or require additional copies of the proxy statement or proxy card (or voting instruction form) should contact or call (toll-free) our proxy solicitor:

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. If other matters do properly come before the special meeting, we intend that shares of our common stock represented by properly executed proxies will be voted by the persons named as proxies on the proxy card in accordance with their discretion and judgment.

PROPOSAL 1 - APPROVAL OF THE MERGER AGREEMENT

The Proposal to Approve the Merger Agreement

In this proposal, we are asking you to vote on a proposal to approve the merger agreement.

Votes Required and Our Board of Directors’ Recommendation

Approval of this proposal to approve the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Penford common stock as of the close of business on the record date. Abstentions will have the same effect as a vote “AGAINST” approval of the merger agreement as they are deemed present and entitled to vote. If you fail to submit a proxy and do not attend the special meeting in person, or if you do not provide your broker or other nominee with voting instructions on the proposal, that will have the same effect as a vote “AGAINST” approval of the merger agreement.

Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement.

Voting and Support Agreement

In connection with the merger agreement, Ingredion, SEACOR , the owner of approximately 9.28% of Penford’s outstanding common stock, and Penford entered into a voting and support agreement, dated as of October 14, 2014, pursuant to which SEACOR has agreed, among other things, to vote the shares it owns to approve the merger agreement and not to solicit proxies from shareholders of Penford in respect of the election of SEACOR’s nominees as directors of our board of directors prior to the earlier of: (a) the termination of the merger agreement, (b) any amendment to the merger agreement that reduces the amount or changes the form of the merger consideration or (c) March 15, 2015. Penford agreed that, prior to the completion of the merger or the termination of the merger agreement, it will not call an annual or special meeting for the election of directors and, in the event that the merger agreement is terminated, it will call an annual or special meeting for the election of directors to be held on a date not earlier than 60 days nor later than 90 days after the date of termination of the merger agreement. A copy of the voting and support agreement is attached hereto as Annex C.

Information Relating to this Proposal

The discussion under the sections of this proxy statement entitled “The Merger” and “The Merger Agreement” summarizes the material terms of the merger. Although we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. We urge you to read this proxy statement, the merger agreement and the other documents referred to herein, and incorporated by reference, carefully for a more detailed description of the merger.

The Merger

Background of the Merger

Penford’s management and its board of directors have regularly reviewed the Company’s strategic options to enhance shareholder value as part of Penford’s ongoing strategic planning. These strategic options included potential acquisitions and divestitures, as well as potential strategic transactions involving the acquisition of Penford.

As a consequence of such reviews during the past six years, Penford determined, among other things, to dispose of its two Australian facilities, its New Zealand facility and its dextrose products business.

Penford also acquired additional assets and businesses, including Carolina Starches in 2012, the Pegetables® brand of pet treats in 2013 and Gum Technology in 2014.

In 2007 and 2009, the Company received unsolicited indications of interest to acquire Penford from two parties engaged in the Company’s industry. In each case, the Company entered into a confidentiality agreement and engaged in discussions and exchanged information with the party expressing interest. These discussions did not result in offers to acquire the Company.

On July 8, 2014, Ilene Gordon, Ingredion’s Chairman and Chief Executive Officer, left a voicemail message for Penford’s Chief Executive Officer Thomas Malkoski, seeking a meeting. Ms. Gordon did not indicate the purpose of the meeting. Due to Mr. Malkoski’s travel schedule, he did not receive the voicemail message until July 9, 2014.

On July 9, 2014, Mr. Malkoski and Ms. Gordon exchanged emails regarding proposed dates for a meeting and they agreed to meet for lunch on July 17, 2014. Mr. Malkoski informed Paul Hatfield, the Chairman of the board, as well as Christopher Lawlor, the Company’s general counsel, of the planned meeting. Although the purpose of the meeting was not yet known, Mr. Hatfield supported Mr. Malkoski’s efforts to meet with Ms. Gordon.

On July 11, 2014, SEACOR filed an amendment to its Schedule 13D (referred to as the SEACOR Filing) with the Securities and Exchange Commission (referred to as the SEC) in which SEACOR stated its intent to nominate four candidates for election as directors of our board at Penford’s next annual meeting of shareholders.

On July 17, 2014, Mr. Malkoski and Ms. Gordon met for lunch, during which meeting Ms. Gordon advised Mr. Malkoski of Ingredion’s interest in acquiring Penford. Ms. Gordon noted that the business strategies of Ingredion and Penford were similar, with both having success, and that Ingredion was impressed with Penford’s execution of its specialty products business model. When Mr. Malkoski asked about potential valuation, Ms. Gordon did not cite a specific number but noted Penford’s 52-week high of approximately $16.00 per share and the current trading price of approximately $12.00 per share. Ms. Gordon noted the recent sales of shares of Penford common stock by the Zell funds, the owners of, prior to such sales, approximately 9.80% of the Company’s outstanding common stock, which Mr. Malkoski said might be putting downward pressure on the price of Penford’s common stock, together with the recent removal of the stock from the Russell 3000 index. Ms. Gordon then asked if Mr. Malkoski would meet with Jack Fortnum, Ingredion’s Chief Financial Officer, to discuss valuation of the Company.

Following the July 17 lunch meeting with Ms. Gordon, Mr. Malkoski and Mr. Hatfield discussed Mr. Malkoski’s recent discussions with Ms. Gordon regarding Ingredion’s interest in acquiring the Company.

On July 18, 2014, Mr. Malkoski spoke with Mr. Fortnum by phone and they agreed to meet the following day to discuss Ingredion’s interest in acquiring Penford.

On July 19, 2014, Mr. Malkoski and Mr. Fortnum discussed general strategic considerations for a proposed transaction, such as the food segment and the complimentary portfolios, value added green technologies, industrial products and production, reloading plants for efficiencies, technology development, including research and development of applications, and the specialty products strategy. Mr. Malkoski and Mr. Fortnum also discussed potential synergies, including public company costs, consolidation of benefits, potential tax savings and Ingredion’s lower cost of capital. Mr. Fortnum did not discuss a potential purchase price, but like Ms. Gordon, referenced Penford’s 52-week high of approximately $16.00 per share, stating that it could be a challenge for Ingredion to reach this value given the implied enterprise value and EBITDA multiple at that price. Mr. Fortnum and Mr. Malkoski discussed considering Penford’s adjusted EBITDA, which would take into account certain non-recurring events that affected results of operations of the Company, in order to provide a more complete understanding of the results of operations and to support a valuation and offer a price that Penford’s board would be willing to consider.

Subsequently, Penford and Ingredion executed a Secrecy Agreement, effective as of July 20, 2014, providing for limited exchange of confidential information and obligating the companies to keep their discussions confidential in order to facilitate the providing of confidential information of Penford to Ingredion.

In order to update and gather insight from certain board members on an expedited basis, Mr. Hatfield decided to utilize the Executive Committee to discuss recent developments, due to the Executive Committee’s ability to meet with little advance notice and the authority vested in this committee under the Company’s bylaws. Therefore, on July 22, 2014, Mr. Lawlor, as secretary of the Company, provided notice of a meeting of the Executive Committee of the Penford board for the purpose of discussing, among other things, recent Schedule 13D filings, including the SEACOR Filing and strategic developments, including the discussions with Ingredion.

On July 23, 2014, Mr. Fortnum and Mr. Malkoski discussed expectations on timing and next steps for a potential transaction. Mr. Fortnum indicated that Ingredion would not have a specific offer until after the Ingredion earnings call scheduled for July 30, 2014. Mr. Fortnum and Mr. Malkoski discussed setting up another meeting for the week of August 4, and Mr. Fortnum stated that he would reach out to Mr. Malkoski during the week following Ingredion’s earnings call.

On July 24, 2014, the Executive Committee of the Penford board held a telephonic meeting, at which all members of the Executive Committee, as well as certain other directors, members of Penford’s management and representatives of Perkins Coie LLP (referred to as Perkins Coie), Penford’s legal counsel, were present. At the meeting, members of management updated the Executive Committee on the recent Schedule 13D filings, including the SEACOR Filing. Mr. Malkoski also reported on the recent oral indication of interest he had received from Ingredion to acquire the Company. The Executive Committee discussed the oral indication of interest from Ingredion. Mr. Hatfield recommended that the Executive Committee consider retaining a financial advisor on the Company’s behalf in light of these developments, and management reviewed the credentials of several firms and reported on interview meetings management had with certain firms regarding a potential engagement. Following discussion of potential financial advisors, the Executive Committee directed management to proceed to retain

Deutsche Bank as the Company’s financial advisor and to advise on shareholder matters and to evaluate strategic alternatives, and directed management to negotiate a suitable engagement letter. An engagement letter with Deutsche Bank was executed on September 11, 2014.

On July 25, 2014, Mr. Lawlor, as secretary of the Company, provided notice to the Penford board of a meeting to be held on July 30, 2014.

On July 30, 2014, the board of directors held a special meeting primarily for the purpose of approving the Company’s new credit facility. Also in attendance were certain members of Penford’s management and representatives of Perkins Coie. The board discussed the new credit facility, a recent meeting of the Executive Committee and the Executive Committee’s decision to engage Deutsche Bank with regard to shareholder matters and to evaluate strategic alternatives. Mr. Malkoski reported to the board about the process used to identify Deutsche Bank, the interview meetings conducted with Deutsche Bank by management earlier that month and Deutsche Bank’s qualifications to act in its role as financial advisor to the Company.

On August 1, 2014, a representative acting on behalf of a company in the industry (referred to as Party A) sent Mr. Malkoski an email asking for a call. On August 4, 2014, Mr. Malkoski and the representative acting on behalf of Party A discussed scheduling a meeting with the Chief Executive Officer of Party A for August 11, 2014. Party A’s representative did not indicate the purpose of the meeting.

On August 5, 2014, Mr. Malkoski followed up with Mr. Fortnum by text message, asking if Mr. Fortnum was ready to set up a follow-up meeting as discussed on July 23, 2014. Mr. Malkoski and Mr. Fortnum scheduled a meeting for August 6, 2014.

On August 6, 2014, Mr. Malkoski met with Mr. Fortnum, at which meeting Mr. Fortnum indicated Ingredion was prepared to submit a proposal to acquire the Company. Mr. Fortnum suggested that a price of $17.00 per share on a fully diluted basis could likely get support from Ingredion’s board. Mr. Malkoski responded that, in his opinion, the proposed price would probably not be high enough to get support from Penford’s board of directors.

On August 10, 2014, Penford received a letter from Mr. Fortnum, confirming Ingredion’s interest in a possible business combination between Ingredion and the Company, citing certain strategic reasons for the proposed acquisition, and providing an indicative valuation of $18.00 per share in cash for all of the outstanding capital stock of Penford on a fully diluted basis. Based on the $12.10 per share closing price of Penford’s common stock on August 8, 2014, the last business day prior to receiving this indication of interest, the indication of interest represented a premium of forty-nine percent (49%).

On August 11, 2014, the Executive Committee met with members of management and representatives of each of Perkins Coie and Deutsche Bank, at which meeting they discussed Ingredion’s indication of interest received on August 10. Deutsche Bank reviewed with the Executive Committee Ingredion’s proposal to acquire the Company, as well as its analysis of Ingredion, including its view that Ingredion was a credible and well-financed party with clear strategic reasons for acquiring the Company. Deutsche Bank also reviewed with the Executive Committee the Company’s strategic plan, potential alternatives to an acquisition of the Company and potential approaches to valuing the Company. Deutsche Bank also reviewed with the Executive Committee other potential counterparties, which were selected by Deutsche Bank based on factors including, but not limited to, financial capacity, perceived level of interest, prior acquisition track record and ability to timely execute a transaction. Deutsche Bank also reviewed with the Executive Committee certain categories of potential counterparties, including financial sponsors and strategic purchasers, and noted their view that, based on the Company’s free cash flow profile and the potential synergies a strategic purchaser may be able to realize in connection with an acquisition of the Company, strategic purchasers likely would be able to provide a more compelling valuation relative to a financial sponsor purchaser. Deutsche Bank identified SEACOR as one of the parties that might be interested in exploring an acquisition of the Company. Following further discussion among the Executive Committee members, the Executive Committee unanimously determined that it would be in the best interests of the Company and its shareholders to proceed with further review and investigation of Ingredion’s indication of interest to acquire Penford. In addition, since SEACOR had been identified by Penford’s financial advisor as a potential counterparty, the Executive Committee determined that Mr. Hatfield should promptly contact Mr. Behrens, the SEACOR representative on the board, to discuss whether SEACOR had an interest in acquiring the Company. The Executive Committee indicated that if SEACOR did have such an interest, Mr. Behrens should recuse himself from future board discussions related to a possible sale process due to the potential conflict between Mr. Behrens’ duties to the Company’s shareholders and his duties to SEACOR. The Executive Committee also determined that a meeting of the board of directors be held to discuss the recent developments with respect to the Ingredion indication of interest.

Also on August 11, 2014, Mr. Malkoski met with the Chief Executive Officer of Party A. Mr. Malkoski and Party A’s Chief Executive Officer briefly discussed the recent SEACOR Filing. Party A’s Chief Executive Officer also informally discussed Party A’s potential interest in acquiring or combining with Penford. Party A noted that it saw value in Penford but only at a typical takeover premium based on current trading price, due to the fact that it would base any offer price on Penford’s performance over the last twelve months, instead of Penford’s strategic plan and any synergies that could be realized in the future. On August 12, 2014, Mr. Hatfield discussed the Ingredion indication of interest with Mr. Behrens to determine if SEACOR was interested in acquiring the Company. Mr. Behrens stated that SEACOR was not interested in participating in any potential sale process at that time.

On August 13, 2014, the board of directors held a special meeting to discuss Ingredion’s indication of interest. In addition to members of management, representatives of Deutsche Bank and representatives of Perkins Coie attended the meeting. Prior to engaging in substantive discussions, Mr. Hatfield requested that Mr. Behrens confirm the position of SEACOR with respect to a potential transaction with Penford. Mr. Behrens confirmed that SEACOR was not interested in participating in any potential sale process at that time. Mr. Malkoski then reported to the board on the discussions that had taken place with representatives of Ingredion regarding a potential transaction. Deutsche Bank then reviewed with the board the contents of Ingredion’s August 10, 2014 indication of interest, an overview of Ingredion, certain preliminary implied valuation metrics and comparison of valuation metrics against other companies, initial observations and considerations regarding strategic alternatives and process considerations and next steps. Deutsche Bank noted that while Ingredion’s proposal was non-binding, Ingredion appeared to be a credible and financially capable buyer with clear strategic reasons for acquiring the Company. Deutsche Bank then provided the board with information and insights on Ingredion, and reviewed with the board the Company’s strategic plan, the alternatives to an acquisition of the Company and other potential acquirers. The board and Deutsche Bank then discussed potential next steps, including sharing information with Ingredion to identify additional areas that may add to the value of the Company and, assuming progress was made with Ingredion with respect to a transaction and Penford received an acceptable offer price, engage in a “market check” process to contact potential counterparties regarding an alternative transaction. Following discussion among the board members, the board members present at the meeting unanimously directed management to proceed with further investigation and development of the proposal from Ingredion.

On August 14, 2014, Mr. Malkoski contacted Mr. Fortnum by telephone to respond to Ingredion’s August 10, 2014 indication of interest and expressed that Penford’s board found Ingredion’s proposal interesting but did not believe that it reflected the full value of Penford’s business. However, the board authorized management to engage with Ingredion and provide additional information regarding the Company, which the board believed would assist Ingredion in recognizing Penford’s additional value and result in Ingredion raising its price. Therefore, to provide Ingredion with relevant information about the Company, Mr. Malkoski and Mr. Fortnum agreed to schedule a management presentation by Penford to representatives of Ingredion and its advisors on August 21, 2014 and discussed the process for submitting and responding to due diligence requests. Mr. Fortnum asked whether Penford would consider whether to enter into exclusive negotiations with Ingredion. Mr. Malkoski indicated that the current status of negotiations and the proposed price did not justify providing exclusivity.

On August 15, 2014, Mr. Fortnum and Mr. Malkoski discussed a revised nondisclosure agreement, including the addition of a standstill provision.

On August 19, 2014, SEACOR filed an amendment to its Schedule 13D identifying its four nominees for election as directors at Penford’s next annual meeting of shareholders. Also on August 19, 2014, Mr. Fortnum and Mr. Malkoski discussed the terms of a non-disclosure agreement.

On August 20 and 21, 2014, Ingredion and Penford negotiated provisions relating to, and exchanged drafts of, a nondisclosure and standstill agreement. Penford again declined to enter into exclusive negotiations with Ingredion. On August 21, 2014, Ingredion and Penford executed a nondisclosure and standstill agreement that superseded the prior Secrecy Agreement.

On August 21, 2014, members of Penford’s management team provided a presentation to Ms. Gordon, Mr. Fortnum, and certain other members of Ingredion’s senior management and representatives of J.P. Morgan Securities, Ingredion’s financial advisor. This presentation provided information regarding Penford’s operations, corporate strategy, business segments, product applications and technologies, end markets, supply chain and manufacturing, facilities, historical financial performance and financial projections, as well as additional information on key leadership, headcount, pension obligations and information technology systems.

On August 26, 2014, Ingredion provided Penford with an initial due diligence request list.

On August 28, 2014, the board of directors held a regularly scheduled meeting. In addition to certain members of Penford’s management team, representatives of Deutsche Bank and representatives of Perkins Coie also attended the meeting. At that meeting, members of management reviewed with the board the estimated consolidated financial results, including financial performance during the Company’s fiscal fourth quarter, 2015 operating plans and proposed capital expenditures. Mr. Malkoski reported on the status of discussions and negotiations with Ingredion, noting that a management presentation had been given to the Chairman and Chief Executive Officer of Ingredion, as well as to other senior management of Ingredion and Ingredion’s financial advisor, on August 21, and that a nondisclosure and standstill agreement had been entered into immediately preceding the presentation that replaced the Secrecy Agreement. Mr. Malkoski also informed the board that management was proceeding with plans to establish an electronic dataroom to enable Ingredion to conduct additional due diligence. Deutsche Bank then described next steps and timing for the due diligence process. The board and Deutsche Bank also discussed the “market check” process whereby companies other than Ingredion would be queried by Deutsche Bank about their potential interest in acquiring the Company. Deutsche Bank again reviewed with the board the other potential counterparties and the basis for identifying such counterparties, including, but not limited to, financial capacity, perceived level of interest, prior acquisition track record, strong strategic rationale and ability to timely execute a transaction. Deutsche Bank further noted that any inquiries to potential counterparties likely would be directed to the chief executive officers of selected companies, with any substantive exchanges of information about the Company to be subject to an acceptable nondisclosure agreement. The board of directors discussed the due diligence and market check processes, including the companies that would be contacted in the market check process and any risks of loss of confidentiality during the process. Following discussion, the board directed management to continue negotiations with Ingredion and engage in the due diligence process with Ingredion. The board also authorized management and Deutsche Bank to proceed with the market check process as described at the meeting.

As part of the August 28, 2014 board meeting, Perkins Coie provided a review, and led a discussion, of the fiduciary duties of Penford’s board, including in connection with strategic proposals involving a change in control of Penford.

Also on August 28, 2014, a more comprehensive due diligence request list was sent to J.P. Morgan Securities for delivery to Deutsche Bank.

Starting in early September, Penford provided Ingredion access to an online dataroom to review due diligence materials and continued to respond to the initial and supplemental due diligence requests and inquiries from Ingredion. Penford’s management team also conducted numerous calls and arranged for in-person meetings or site visits with Ingredion covering a range of due diligence topics in an effort to encourage Ingredion to improve the proposed terms in its indication of interest.

On September 3, 2014, Mr. Fortnum, Mr. Malkoski and John F. Saucier, Ingredion’s Senior Vice President Corporate Strategy and Global Business Development, participated in a teleconference and discussed various process-related items, including populating the online dataroom with diligence materials, the status of a draft merger agreement, timing of certain milestones, comments on management presentations and priority of certain due diligence requests.

On September 6, 2014, J.P. Morgan Securities provided Deutsche Bank with an initial draft of a merger agreement, that, among other things, contemplated the entry by certain significant shareholders into a voting and support agreement with Ingredion.

Throughout early- to mid-September, in accordance with the board’s authorization, Deutsche Bank contacted six potential strategic counterparties in the same or similar industries to gauge initial interest regarding a potential transaction with Penford. On September 9, 2014, Party A expressed interest in having further discussions regarding a transaction and Deutsche Bank forwarded Party A a nondisclosure and standstill agreement. Also on September 9, 2014, another strategic counterparty contacted by Deutsche Bank (referred to as Party B) expressed interest in further discussions, and Deutsche Bank forwarded a nondisclosure and standstill agreement to proceed with additional discussions with Party B.

On September 10, 2014, a third potential strategic counterparty contacted by Deutsche Bank (referred to as Party C) expressed interest in pursuing a transaction, and Deutsche Bank forwarded Party C a nondisclosure and standstill agreement on September 11, 2014. Also on September 10, 2014, Mr. Malkoski, Mr. Fortnum and Mr. Saucier had a telephone conversation regarding certain diligence topics, including environmental matters, dates for Ingredion to visit Penford’s facilities, antitrust considerations and other process-related items.

On September 11, 2014, a fourth potential strategic counterparty contacted by Deutsche Bank (referred to as Party D) expressed interest, and Deutsche Bank forwarded a nondisclosure and standstill agreement to Party D.

On September 12, 2014, Party B informed Deutsche Bank that it had decided not to move forward with discussions or sign a nondisclosure agreement with respect to a potential transaction.

Also on September 12, 2014, Deutsche Bank left a voicemail for another strategic counterparty (referred to as Party E) regarding a potential transaction. In the following two weeks, Deutsche Bank also left several other voicemails for Party E regarding a potential transaction and received no response.

On September 15, 2014, Penford and Party C executed a nondisclosure and standstill agreement, which included standard confidentiality restrictions and a standstill provision that automatically expired upon the public announcement of the entering into a definitive agreement for a sale of 50% or more of the capital stock of Penford, and Penford provided Party C with information regarding Penford including, but not limited to, information regarding Penford’s corporate strategy, business segments, product applications and technologies, end markets, supply chain and manufacturing facilities, historical financial performance and financial projections.

On September 17, 2014, Mr. Fortnum contacted Mr. Malkoski to update him on Ingredion’s board meeting that was held on September 16, 2014, reporting that Ingredion’s board had discussed Ingredion’s strategy, including the proposed acquisition of Penford. Mr. Fortnum indicated during the conversation that Ingredion could potentially increase its proposal from $18.00 to $18.25 or $18.50 per share on a fully diluted basis. Based on the $14.70 per share closing price of Penford’s common stock on September 16, 2014, the last business day prior to receiving the revised indication of interest, a price of $18.25 to $18.50 represented a twenty-four percent (24%) premium and twenty-six percent (26%) premium, respectively. Mr. Fortnum and Mr. Malkoski discussed the status of due diligence, set dates for visits by Ingredion’s management team to Penford’s facilities and also discussed a potential timeline for the transaction.

On September 19, 2014, members of management briefed the Executive Committee on the status of the operation of the business, including an update on fourth quarter fiscal 2014 and first quarter 2015. Perkins Coie and Deutsche Bank were also present at the briefing. Deutsche Bank then reported on the status of the market check process and the ongoing due diligence process with Ingredion. The Executive Committee expressed disappointment with respect to Ingredion’s proposed price, but decided to proceed with the facility visits by Ingredion in an effort to provide Ingredion with additional information that would enhance Ingredion’s valuation of the Company.

On September 23, 2014, Penford and Party D executed a nondisclosure and standstill agreement, which included standard confidentiality restrictions and a standstill provision that automatically expired upon the public announcement of the entering into a definitive agreement for a sale of 50% or more of the capital stock of Penford.

Also on September 23, 2014, Mr. Fortnum and Mr. Malkoski had a call to discuss the potential transaction with Ingredion. Mr. Malkoski reported to Mr. Fortnum that Penford’s Executive Committee was disappointed with the small increase from $18.00 to $18.25 or $18.50 per share, especially given the fact the Executive Committee believed that the information provided supported an increase in the valuation of the Company. Mr. Fortnum and Mr. Malkoski also discussed providing Ingredion with additional information to support an increased valuation of the Company. Mr. Malkoski indicated that further discussions would need to take place internally regarding the proposed transaction given the Executive Committee’s disappointment with the revised proposal.

On September 24, 2014, the board of directors met with members of management and representatives of Perkins Coie and Deutsche Bank. Deutsche Bank reviewed with the board the status of negotiations with Ingredion, as well as the due diligence process. Deutsche Bank advised the board that Ingredion had indicated verbally that it could increase its price from $18.00 per share into the range of $18.25 to $18.50 per share. Deutsche Bank further reported to the board on the status of the market check process, stating that nondisclosure agreements had been executed with two potential counterparties, and that a third potential counterparty was reviewing a draft nondisclosure agreement. Deutsche Bank reported that based on discussions with all of the companies contacted in connection with the market process, the general level of interest of those companies in pursuing a transaction with Penford was not particularly strong. The board also discussed with management and Deutsche Bank whether the two largest companies in Penford’s industry (referred to as Party F and Party G) should be approached regarding a potential transaction, including without limitation, the likely interest of those potential counterparties in a transaction with Penford, the ability of those potential counterparties to move forward with a transaction in the near future, as well as other factors, such as the risks and concerns regarding confidentiality and possible misuse of any proprietary or confidential information obtained as part of confidential negotiations regarding a possible strategic transaction with Penford. The board determined that Party F should be approached regarding a potential transaction with Penford, but due to the factors noted above, Party G should not be contacted. Deutsche Bank and Mr. Malkoski then reviewed with the board next steps in the negotiations with Ingredion and the market check process, noting that a management presentation was scheduled with one potential counterparty on the following day.

On September 24, 2014, in accordance with the board’s authorization, Deutsche Bank contacted Party F regarding a potential transaction with Penford.

On September 25, 2014, members of Penford’s management team provided a presentation to Party C regarding Penford’s operations, specialty products, technology, supply chain and manufacturing, business segments, strategy, facilities, financial performance and financial projections.

On September 29, 2014, Party F communicated to Deutsche Bank that a combination with Penford was not a suitable strategic fit and declined to pursue further discussions regarding a transaction.

Also on September 29, 2014, the board met with members of management and representatives of Perkins Coie and Deutsche Bank. Deutsche Bank reviewed with the board a current status report on the market check process, including the recent management presentation provided to Party C and its discussions with Party F. Deutsche Bank also updated the board on the status of ongoing due diligence. The board discussed the current proposal from Ingredion, and Mr. Malkoski observed that the proposed price of $18.25 or $18.50 per share represented a significant increase from Ingredion’s initial indication of $16.00 (based on the 52-week high). However, the board indicated it would prefer to see the per share price increase by an additional $0.50 to $1.00 in order to increase the value ultimately to be received by Penford’s shareholders. The board approved moving forward with further negotiations with Ingredion.

On September 30, 2014, Penford and Party A executed a nondisclosure and standstill agreement, which included standard confidentiality restrictions and a standstill provision that automatically expired upon the public announcement of the entering into a definitive agreement for a sale of 50% or more of the capital stock of Penford, and Deutsche Bank provided Party A with information regarding Penford’s operations, business segments, product applications and technologies, end markets, key leadership, supply chain and manufacturing facilities, historical financial performance and financial projections. Deutsche Bank informed Party A that Penford would not provide in-person management presentations unless there was an indication that Party A’s proposed offer price would be competitive, which Deutsche Bank advised would likely be over $20.00 per share.

On October 1, 2014, Deutsche Bank contacted J.P. Morgan Securities to provide feedback on the potential price increase discussed on September 17, 2014, advising J.P. Morgan Securities that Penford’s board of directors was disappointed with the $18.25 to $18.50 proposal, and that, based on Deutsche Bank’s discussions with Penford’s board of directors, Penford expected a higher value based on the additional information regarding Penford that had been provided to Ingredion as part of the due diligence process. Deutsche Bank further explained that Penford’s board of directors had wanted a purchase price of at least $20.00 per share.

On October 2, 2014, Mr. Malkoski and Mr. Fortnum had a call to discuss the October 1 discussion between Deutsche Bank and J.P. Morgan Securities. Mr. Fortnum asked Mr. Malkoski to confirm whether Penford’s board was unwilling to move forward with a transaction unless Ingredion was able to offer a price in the $20.00 per share range. Mr. Malkoski clarified that the board wanted that offer price, but was willing to proceed with negotiations. However, Mr. Malkoski then stated that because Ingredion’s proposal was below that preferred price, Penford felt it necessary to provide more information and schedule additional meetings in order to provide Ingredion with the support it needed to increase the offer price. Mr. Malkoski noted that the impact of this would be to delay a potential signing of a definitive agreement beyond Ingredion’s preferred timing for announcement of a transaction. Mr. Fortnum stated that Ingredion was still struggling to justify the valuation for a transaction at a higher price. Mr. Fortnum then stated that Ingredion was prepared to move forward based on a proposed price of $18.50 per share on a fully diluted basis. Mr. Malkoski responded that that price was unlikely to be high enough for Penford’s board of directors to recommend the transaction to shareholders.

On October 2, 2014, Penford received a letter from Ingredion regarding its indication of interest and increasing the proposed price to $19.00 per share of outstanding Penford capital stock on a fully diluted basis. Based on the $12.77 per share closing price of Penford’s common stock on October 1, 2014, the last business day prior to receiving this revised indication of interest, the proposed price of $19.00 represented a forty-nine percent (49%) premium.

On October 3, 2014, the board met with members of management and representatives of Perkins Coie and representatives of Deutsche Bank. Deutsche Bank reviewed with the board recent developments, including reviewing in detail the revised indication of interest from Ingredion increasing the proposed price per share of the Company’s stock on a fully diluted basis to $19.00 per share. Deutsche Bank also provided the board with an update on the status of the market check process, stating that based on transaction size and market conditions, it was unlikely Party A would submit any indication of interest that would reflect the requested price of $20.00 per share. Deutsche Bank also updated the board that no other companies that had been contacted during the market check process indicated they would provide a proposal or other indication of interest. The board discussed the status of negotiations and the market check process, including whether Party G should be contacted given the status of the negotiations and the market check. After further discussion, with input from Deutsche Bank, the directors present at the board meeting unanimously directed management to proceed to negotiate and finalize a definitive agreement with Ingredion.

Later on October 3, 2014, Mr. Malkoski informed Mr. Fortnum that the Penford board had authorized management to move forward with negotiating the draft merger agreement. Mr. Malkoski and Mr. Fortnum agreed that their teams should meet in person in Chicago the following week to review and negotiate the draft merger agreement.

Later on October 3, 2014, Perkins Coie sent a revised draft of the merger agreement to Sidley Austin LLP (referred to as Sidley Austin), Ingredion’s legal counsel. On October 4, Deutsche Bank followed up with Party A regarding the potential transaction with Penford, pursuant to which Party A indicated any offer would be below $17.50 - $18.00 per share in cash. Deutsche Bank encouraged Party A to submit a letter of interest that could be reviewed by the board of directors.

On October 6, 2014, Perkins Coie and Sidley Austin discussed the draft merger agreement and certain open issues, including, but not limited to, the requirement for significant shareholders to enter into voting and support agreements, the finalization of fiscal 2014 financial statements and delivery thereof as a closing condition, the scope of certain representations and warranties of the Company, the scope of the restrictions on the operations of Penford prior to closing, the non-solicitation obligations of the Company with respect to acquisition proposals, the circumstances under which a termination fee would be payable by the Company and the requirement to divest or otherwise agree to any business restrictions in the context of antitrust approvals.

On October 7, 2014, Perkins Coie contacted Milbank, Tweed, Hadley & McCloy, LLP (referred to as Milbank), legal counsel to SEACOR, regarding Ingredion’s request for SEACOR to enter into a voting and support agreement, during which conversation, Milbank indicated that conceptually, a voting and support agreement to support the transaction would be acceptable, subject to discussions with SEACOR, provided that the voting and support agreement terminated in the event the executed merger agreement would be terminated in the event of a superior offer.

On October 8, 2014, Sidley Austin circulated a revised draft of the merger agreement to Perkins Coie.

Also on October 8, 2014, Deutsche Bank met with representatives from Party D, who indicated that it did not intend to move forward with discussions regarding a potential transaction involving the Company.

On October 9, 2014, certain members of management of each of Penford and Ingredion, and representatives of their legal advisors, Perkins Coie and Sidley Austin, respectively, and their financial advisors, Deutsche Bank and J.P. Morgan Securities, respectively, met in person in Chicago at the offices of Sidley Austin to assist in reviewing and negotiating remaining open issues in the draft merger agreement, including with respect to the delivery of fiscal 2014 financial statements as a closing condition, the scope of certain representations and warranties of the Company, the scope of the restrictions on the operations of Penford prior to the closing of the merger agreement, the non-solicitation obligations of the Company with respect to acquisition proposals, the circumstances under which a termination fee would be payable by the Company and the requirement to divest or otherwise agree to any business restrictions in the context of antitrust approvals.

On October 10, 2014, Sidley Austin provided an updated draft of the merger agreement to Perkins Coie, and on October 11, 2014, Perkins Coie sent a revised draft of the merger agreement to Sidley Austin. Also, on October 10, 2014, Sidley Austin distributed an initial draft of the voting and support agreement to be entered into with SEACOR. Later on October 11, 2014, Perkins Coie sent an initial draft of the disclosure letter to Sidley Austin, followed by a revised version on October 12, 2014.

On October 11, 2014, Penford provided Ingredion with draft financial statements for the fiscal year ended August 31, 2014 (referred to as the 2014 draft financial statements), which reflected lower volume, lower revenue and lower EBITDA than was projected in the materials previously provided to Ingredion from Penford’s strategic plan. Later on October 11, members of the accounting teams at Penford and Ingredion, as well as their respective financial advisors, Deutsche Bank and J.P. Morgan Securities, held a conference call to discuss Penford’s 2014 draft financial statements, including the determination of the final numbers used in the draft financial statements. Also on October 11, 2014 Milbank and Sidley Austin discussed the proposed voting and support agreement.

On October 12, 2014, members of the accounting teams at Penford and Ingredion, as well as their respective financial advisors, held another conference call to discuss the reconciliation of the 2014 draft financial statements compared to the materials previously provided to Ingredion from Penford’s strategic plan. Also on October 12, 2014, Milbank discussed the voting and support agreement to be entered into by SEACOR with Sidley Austin, and distributed a revised draft of such voting and support agreement, and Sidley Austin and Perkins Coie had a teleconference to discuss certain open items in the merger agreement.

On October 13, 2014, Mr. Malkoski and Mr. Fortnum discussed the 2014 draft financial statements as compared with the projections included in the materials provided to Ingredion from Penford’s strategic plan. Mr. Fortnum stated that the figures reflected in the 2014 draft financial statements might have an adverse impact on Ingredion’s view of the valuation of the Company. Also on October 13, 2014, Milbank and Sidley Austin discussed and traded drafts of the voting and support agreement to be entered into by SEACOR.

On October 13, 2014, Deutsche Bank had a discussion with representatives of Party A, who indicated that its value range for a potential transaction had been reduced from $17.50 - $18.00 per share to $16.00 - $18.00 per share, due to increased volatility in the markets.

Also on October 13, 2014, Sidley Austin circulated a revised draft of the merger agreement to Perkins Coie. Perkins Coie and Sidley Austin also discussed the draft disclosure letter and later on October 13, 2014, Perkins Coie and Sidley Austin exchanged revised drafts of the disclosure letter.

On October 14, 2014, Mr. Fortnum called Mr. Malkoski to confirm the proposed price of $19.00 and discuss finalizing the draft merger agreement and proceeding with the transaction as previously planned.

Also on October 14, 2014, Perkins Coie and Sidley Austin exchanged successive drafts of the merger agreement and disclosure letter, and discussed the updated drafts, and Milbank and Sidley Austin finalized the voting and support agreement to be entered into by SEACOR.

Later on October 14, 2014, Party A provided a formal letter with its indication of interest with respect to an acquisition of the Company at a price of $16.00 per share, citing increased volatility in the markets as the reason for the decrease in the offer price. Based on the $11.07 per share closing price of Penford’s common stock as of

October 13, 2014, the day immediately prior to receiving this indication of interest, the offer price of $16.00 per share represented a forty-five percent (45%) premium.

On October 14, 2014, a meeting of the board was held, at which members of Penford’s management and representatives of Penford’s legal and financial advisors were present. Perkins Coie provided a review, and led a discussion, of the fiduciary duties of Penford’s board under Washington law, including in connection with strategic proposals involving a change in control of Penford. The board discussed these issues, asked questions of management and of Perkins Coie, and received guidance and advice. Mr. Malkoski then reported to the board on recent discussions and negotiations with Ingredion regarding the proposed transaction, including the lower than expected figures reflected in the 2014 draft financial statements, and that Ingredion had confirmed that it desired to promptly enter into the merger agreement and that the purchase price per share, on a fully diluted basis, remained at $19.00 per share. Deutsche Bank then reviewed with the board the key terms of the proposed transaction and the process that the Company followed after it was first contacted by Ingredion, including the market check process. Deutsche Bank reported that as part of the market check process, it had contacted a total of six potential counterparties, two of which declined to enter into nondisclosure agreements, one of which never returned Deutsche Bank’s voicemail regarding a potential transaction and the remaining three of which either did not move forward in a timely manner or made a lower indication of value. Deutsche Bank then reviewed with the board its financial analysis of the transaction, and noted that based on the $11.07 per share closing price of Penford’s common stock as of October 13, 2014, the day immediately prior to the board meeting, the purchase price of $19.00 per share represented a seventy-two percent (72%) premium. Following discussion, Deutsche Bank rendered to the board its oral opinion that as of October 14, 2014 and based on and subject to various assumptions, limitations, qualifications and conditions stated in its opinion, the merger consideration (as defined in the merger agreement) provided pursuant to the merger agreement was fair, from a financial point of view, to the holders of the Company’s common stock. Perkins Coie then reviewed with the board material terms of the merger agreement, including without limitation the representations and warranties, covenants, including those covenants that would restrict operations prior to the closing of the transaction, the process for responding to, and the limitations with respect to soliciting, any competing offers and the conditions to closing. Perkins Coie also reviewed with the board the terms of the voting and support agreement to be entered into with SEACOR and Ingredion, including certain limited restrictions on Penford with respect to calling an annual or special meeting for the election of directors.

Believing they were fully informed, on October 14, 2014, the Penford board unanimously determined that the merger agreement, the voting and support agreement, the merger and other transactions contemplated thereby were in the best interest of Penford and its shareholders and approved the merger agreement and the merger and recommended approval of the merger agreement to Penford’s shareholders.

During the evening on October 14, 2014, Penford and Ingredion finalized and executed the merger agreement, and Penford, Ingredion and SEACOR executed the voting and support agreement. Penford and Ingredion issued press releases announcing the transaction on October 15, 2014 prior to the opening of trading.

Reasons for the Merger and Recommendation of Our Board of Directors

Reasons for the Merger

In the course of reaching its unanimous decision to approve the merger agreement and to recommend that our shareholders vote to approve the merger agreement, our board of directors consulted with our senior management, financial advisor and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following, each of which it believed supported its decision:

•	Knowledge of Penford, the Industry and Economic and Market Conditions: Our board’s knowledge of the current state of our business, such as our financial condition, operations, business plans, management, competitive position, challenges and prospects (including management’s expectations regarding 2015 performance and its longer-term forecasts), and current industry, economic and market conditions, both on a historical and on a prospective basis (including the related risks and uncertainties discussed in our SEC filings).
•	Financial Terms of the Merger: The opportunity for our shareholders to realize substantial value based on the receipt of $19.00 in cash per share of our common stock, representing a seventy-two percent (72%) premium over the closing price of our common stock on the NASDAQ Global Market on the last trading day prior to the announcement of the merger and a twenty-five percent (25%) premium to the 52-week high trading price for our common stock, and our board’s belief that it obtained the highest price per share that Ingredion was willing to pay as a result of extensive negotiations with Ingredion.

•	Liquidity for Shareholders: The fact that the merger consideration is all cash, which will provide liquidity and certainty of value to our shareholders.
•	Market Check Process: Our board’s knowledge of possible counterparties for a transaction with Penford, including industry participants, and the review of potential strategic alternatives, including discussions with other potential counterparties regarding a strategic alternative, with the assistance of Penford’s management and its legal and financial advisors, which did not include any non-binding indications of interest of equal to or more than the $19.00 per share agreed upon with Ingredion.
•	Opinion of Deutsche Bank: The financial analyses presented by representatives of Deutsche Bank, as well as the opinion of Deutsche Bank, to the effect that, as of October 14, 2014, based upon and subject to various assumptions, limitations, qualifications and conditions stated in its opinion, the merger consideration (as defined in the merger agreement) provided pursuant to the merger agreement was fair, from a financial point of view, to the holders of the Company’s common stock.
•	Terms of the Merger Agreement: The belief that the terms of the merger agreement are reasonable, including the parties’ representations, warranties, obligations and rights of the parties under the merger agreement, the conditions to each party’s obligations to complete the merger, the ability of our board to change or withdraw its recommendation of the transactions and the circumstances in which each party is permitted to terminate and the termination fee that would be payable in connection therewith, as well as the fact that the nondisclosure agreements entered into between Penford and potential counterparties prior to the announcement of the transaction provided that any standstill provisions contained therein would fall away upon announcement of the transaction.
•	Likelihood of Completing the Merger: The likelihood that the merger will be completed on a timely basis, including the likelihood that our shareholders will approve the merger agreement, and that all necessary regulatory approvals will be obtained on the anticipated schedule without the imposition of unacceptable conditions.
•	No Financing Condition: The fact that Ingredion’s obligation to consummate the merger is not subject to any financing condition.
•	Financial and Legal Advice: The fact that Penford’s financial and legal advisors were involved throughout the negotiations and updated our board directly, which provided our board with additional perspectives on the negotiations outside of those of management.
•	Support by Major Shareholder: The agreement entered into by SEACOR to vote in favor of the merger agreement.

In the course of its deliberations, our board also considered a variety of risks and other potentially negative factors, including the following:

•	No Longer an Independent Company. The fact that we will no longer exist as an independent public company and our shareholders will not participate in any of our post-merger earnings or growth and will not benefit from any post-merger appreciation in our value.
•	Limited Ability to Negotiate Another Strategic Alternative. The limitations under the merger agreement, subject to certain exceptions, on Penford’s ability to solicit, initiate or encourage alternative third-party acquisition proposals and the related disincentives to do so, including the fact that if Penford accepted a superior proposal, changed its recommendation of the merger or, under certain circumstances, entered into an alternative acquisition agreement within a certain time after the merger agreement was terminated, it would have to pay Ingredion a termination fee of $7.6 million.
•	Shareholder Termination Fee. The fact that we must pay to Ingredion a termination fee of $2.0 million if we do not obtain the required shareholder approval.
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Negative Impacts of Failure to Close. The fact that there are risks and contingencies relating to the announcement and pendency of the merger and risks and costs to Penford if the closing of the merger is not timely completed, or if the merger does not close at all, including the potential impact on the relationships between Penford and its customers, suppliers, employees and other third parties, as well as the potential impact on the trading prices of Penford common stock.

Additionally, there is the possibility that the merger may not be completed, or that completion may be unduly delayed, for reasons beyond the control of Penford and/or Ingredion.
•	Diversion of Focus. The risk that management focus, employee attention and resources for other strategic opportunities, as well as employee attention to operational matters, could be diverted for an extended period while the parties work to complete the merger and integration process. In addition, Penford may potentially lose key personnel as a result of the pending merger.
•	Restrictions on Interim Operations. The restrictions on the conduct of Penford’s business until completion of the merger, subjecting Penford to a variety of specified limitations absent Ingredion’s consent, which may delay or prevent Penford from undertaking business opportunities that may arise during such period, even if Penford management thinks they may be advisable.
•	Transaction Costs. Substantial costs will be incurred by both Penford and Ingredion in connection with the merger, including financial and legal advisory fees, as well as the costs of integrating the businesses of Penford and Ingredion.
•	Tax Impacts on Shareholders. The fact that an all cash transaction would be taxable to our shareholders for U.S. federal income tax purposes.
•	Interests of Directors and Officers. The interests or benefits that certain executive officers and directors of Penford may have or receive with respect to the merger in addition to their interests as shareholders of Penford.
•	Conditions to Closing. The conditions to Ingredion’s obligation to complete the merger and the right of Ingredion to terminate the merger agreement in certain circumstances.
•	Regulatory Approvals and Other Consents. The risk that we might not receive clearances under the HSR Act to complete the merger.

The preceding discussion of the factors considered by our board is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board found it impracticable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, nor did it undertake to make any specific determination as to whether any particular factors (or any aspect of any particular factors) were favorable or unfavorable to its ultimate determination. Rather, our board reached its recommendations and determinations based on its evaluation of the totality of the information presented, considered and analyzed during the process. In considering the factors discussed above, individual directors may have ascribed differing significance to different factors.

Recommendation of Our Board of Directors

On October 14, 2014, the Penford board (a) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger and the voting and support agreement, were fair to, advisable and in the best interests of Penford and its shareholders, (b) adopted and approved the merger agreement and the voting and support agreement and authorized the execution and delivery of the merger agreement and voting and support agreement, (c) directed that the merger agreement be submitted to shareholders of Penford entitled to vote on the merger agreement for approval by them pursuant to the applicable provisions of Washington law and Penford’s restated articles of incorporation and amended and restated bylaws at a special meeting of the shareholders and (d) recommended that the Penford shareholders approve the merger agreement.

Our board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement.

When considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that certain directors and executive officers of Penford have interests with respect to the merger that are in addition to or different than their interests as shareholders of Penford generally. See “Interests of Our Directors and Executive Officers in the Merger” beginning on page 67 of this proxy statement.

Opinion of Penford’s Financial Advisor

At the October 14, 2014 meeting of Penford’s board of directors, Deutsche Bank delivered its oral opinion to the board, subsequently confirmed in writing, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Deutsche Bank’s opinion, the merger consideration to be received by holders of shares of Penford’s common stock was fair, from a financial point of view, to such holders.

The full text of Deutsche Bank’s written opinion, dated October 14, 2014, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Deutsche Bank in connection with the opinion, is included in this proxy statement as Annex B and is incorporated herein by reference. The summary of Deutsche Bank’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Deutsche Bank’s opinion was approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and was addressed to, and for the use and benefit of, Penford’s board of directors in connection with and for purposes of its evaluation of the merger. Deutsche Bank expressed no opinion, and its opinion does not constitute a recommendation, as to how any holder of shares of Penford’s common stock should vote with respect to the merger. Deutsche Bank’s opinion was limited to the fairness of the merger consideration, from a financial point of view, to the holders of shares of Penford’s common stock as of the date of the opinion. Deutsche Bank’s opinion did not address any other terms of the merger or the merger agreement. Deutsche Bank was not asked to, and Deutsche Bank’s opinion did not, address the fairness of the merger, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of Penford’s, nor did it address the fairness of the contemplated benefits of the merger. Deutsche Bank expressed no opinion as to the merits of the underlying business decision of Penford to engage in the merger or the relative merits of the merger as compared to any alternative transactions or business strategies. Also, Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the officers, directors or employees of Penford’s, or any class of such persons, in connection with the merger relative to the merger consideration to be received by holders of shares of Penford’s common stock or otherwise.

In connection with its role as financial advisor to Penford, and in arriving at its opinion, Deutsche Bank reviewed certain publicly available financial and other information concerning Penford and certain internal analyses, financial forecasts (including a strategic plan case forecast and an adjusted strategic plan case forecast (referred to as the Adjusted Strategic Plan)) and other information relating to Penford prepared by Penford’s management. Deutsche Bank also held discussions with certain senior officers and other representatives of Penford regarding Penford’s businesses and prospects. In addition, Deutsche Bank:

•	reviewed the reported prices and trading activity for Penford’s common shares;
•	to the extent publicly available, compared certain financial and stock market information for us with, to the extent publicly available, similar information for certain other companies it considered relevant whose securities are publicly traded;
•	reviewed, to the extent publicly available, the financial terms of certain recent business combinations which it deemed relevant;
•	reviewed the merger agreement and the voting and support agreement; and
•	performed such other studies and analyses and considered such other factors as it deemed appropriate.

Deutsche Bank did not assume responsibility for independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning us, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank, with the knowledge and permission of Penford’s board of directors, assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare, obtain or review any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of Penford, Ingredion or any of their respective subsidiaries, nor did Deutsche Bank evaluate Penford’s solvency or fair value under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank assumed, with the knowledge and permission of Penford’s board of directors, that such forecasts had been reasonably prepared and that the Adjusted Strategic Plan reflected the best currently available estimates and judgments of Penford’s management as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank’s opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which it becomes aware after the date of its opinion.

For purposes of rendering its opinion, Deutsche Bank assumed, with the knowledge and permission of Penford’s board of directors, that in all respects material to its analysis, the merger would be consummated in accordance with the terms of the merger agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to its analysis. Deutsche Bank also assumed, with the knowledge and permission of Penford’s board of directors, that all material governmental, regulatory or other approvals and consents required in connection with the completion of the merger would be obtained and that, in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions would be imposed that would be material to its analysis. Deutsche Bank is not a legal, regulatory, tax or accounting expert and Deutsche Bank relied on the assessments made by Penford and its other advisors with respect to such issues.

Deutsche Bank was selected by Penford as its financial advisor in connection with the merger based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions. Deutsche Bank will be paid a fee for its services as Penford’s financial advisor in connection with the merger, a portion of which became payable upon delivery of its opinion and a significant portion of which is contingent upon completion of the merger. Penford has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement.

Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG (which, together with its affiliates, is referred to as the DB Group). One or more members of the DB Group have, from time to time, provided investment banking and other financial services to Penford or its affiliates for which they have received compensation, including acting as a (a) lead manager for SEACOR on an offering of 2.50% convertible senior notes due 2027, (b) joint bookrunner for a subsidiary of SEACOR on an offering of 7.75% senior notes due 2022, (c) financial advisor for SEACOR in relation to the spin-off of Era Group Inc. and (d) joint bookrunner for SEACOR on an offering of 3.00% convertible senior notes due 2028.

The DB Group may also provide investment and commercial banking services to Penford, Ingredion or their respective affiliates in the future, for which the DB Group would expect to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Penford, Ingredion and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Summary of Material Financial Analyses

The following is a summary of the material financial analyses presented by Deutsche Bank to Penford’s board of directors at its meeting held on October 14, 2014, and that were used in connection with rendering its opinion described above. In accordance with customary investment banking practice, Deutsche Bank employed generally accepted valuation methods in reaching its opinion. The following summary does not purport to be a complete description of the financial analyses performed by Deutsche Bank, nor does the order in which the analyses are described represent the relative importance or weight given to the analyses by Deutsche Bank. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone and, in order to fully understand the financial analyses used by Deutsche Bank, the tables must be read together with the full text of each summary. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Deutsche Bank’s financial analyses. Except as otherwise noted, all quantitative information, to the extent it is based on market data, is based on market data as it existed on or before October 10, 2014, two trading days before the meeting of Penford’s board of directors at which Deutsche Bank presented its financial analyses, and is not necessarily indicative of current market conditions.

Deutsche Bank considered financial projections prepared by Penford’s management and described below, including the strategic plan case forecast and the Adjusted Strategic Plan.

In connection with its analyses, Deutsche Bank assumed, with the knowledge and permission of Penford’s board of directors, that such forecasts had been reasonably prepared and that the Adjusted Strategic Plan reflected the best currently available estimates and judgments of Penford’s management as to the matters covered thereby. Accordingly, the financial analyses presented to Penford’s board of directors on October 14, 2014 are based on the Adjusted Strategic Plan. For more information about the financial projections, please read “Certain Management Financial Forecasts” beginning on page 41.

Trading Range Analysis

Deutsche Bank performed a trading range analysis with respect to the historical share prices of Penford’s common shares. Deutsche Bank noted that the low and high trading prices per share of Penford’s common stock during the 52-week period ending on October 10, 2014 were approximately $10.71 and $15.18. As of October 10, 2014, the closing price per share of Penford’s common stock was $11.39, compared to the merger consideration of $19.00 per share.

Brokers’ Price Targets

Deutsche Bank reviewed and analyzed future public market trading price targets for shares of Penford’s common stock prepared and published by equity research analysts prior to October 10, 2014 and found that only one equity research analyst provided a one-year forward target. The one-year forward target reflected the analyst’s estimate of the future public market trading price of shares of Penford’s common stock and is not discounted to reflect present values. The analyst price target for shares of Penford’s common stock was $14.00 per share as of October 10, 2014, compared to the merger consideration of $19.00 per share.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of Penford’s common stock and these estimates are subject to uncertainties, including Penford’s future financial performance and future financial market conditions.

Public Trading Comparables Analysis

Deutsche Bank performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Deutsche Bank compared certain of Penford’s financial information with equivalent publicly available consensus estimates for selected companies in the following categories: (a) bulk agribusiness (referred to as Selected Bulk Agribusiness Companies), (b) starch or sweetener products (referred to as Selected Starch/Sweetener Products Companies), (c) food ingredients (referred to as Selected Food Ingredients Companies) and (d) selected other companies (referred to as Selected Other Companies). These companies included the following:

Selected Bulk Agribusiness Companies

•	Archer Daniels Midland Company
•	Alliance Grain Traders Inc.
•	The Anderson’s, Inc.
•	Bunge Limited
•	Green Plains Inc.
•	Südzucker A.G.

Selected Starch/Sweeteners Companies

•	Ingredion Incorporated
•	Tate & Lyle Plc
•	Tereos Internacional S.A.

Selected Food Ingredients Companies

•	Barry Callebaut A.G.
•	Givaudan S.A.
•	International Flavors & Fragrances, Inc.
•	Kerry Group Plc
•	Sensient Technologies Corporation
•	Symrise A.G.

Selected Other Companies

•	The Agrana Group
•	Glencore Plc
•	Kernel Holding S.A.

Based on the closing prices of shares of Penford’s common stock and shares of common stock of the selected companies on October 10, 2014, information contained in the most recent public filings of the selected companies and analyst consensus estimates for the selected companies, Deutsche Bank calculated the enterprise value, defined as fully diluted equity value plus total debt (less in-the-money convertible debt) and minority interest, less cash and cash equivalents (referred to as EV), based on the closing stock price as of October 10, 2014, as a multiple of estimated earnings before interest, taxes, depreciation and amortization (referred to as EBITDA) for calendar year 2015 for us and for each of the selected companies.

The results of this analysis are summarized as follows:

EV/ 2015E EBITDA

Selected Agribusiness Companies

High	7.7x

Low	3.9x

Average	6.3x

Median	6.9x

Selected Starch/Sweeteners Companies

High	7.4x

Low	4.5x

Average	6.4x

Median	7.3x

Selected Food Ingredients Companies

High	13.9x

Low	10.5x

Average	12.1x

Median	11.7x

EV/ 2015E EBITDA

Selected Other Companies

High	13.8x

Low	4.5x

Average	8.5x

Median	7.2x

Penford

As of October 10, 2014	6.7x

Merger Consideration of $19.00 per share	9.6x

No company utilized in the public trading comparables analysis is identical to Penford. Although none of the selected companies is directly comparable to Penford, for the purpose of choosing the companies to derive the valuation multiples for this analysis, Deutsche Bank utilized its professional judgment and experience as investment bankers, taking into account several factors, including, among other things, Penford’s operational capabilities and financial profile compared with those of the selected companies, the competitive landscape in which Penford and the selected companies operate and Penford’s product offerings and those of the selected companies. As a result, the analysis of publicly traded comparable companies was not simply mathematical. Rather, it involved complex considerations and qualitative judgments, reflected in the opinion of Deutsche Bank, concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of such companies. Based on the application of its professional judgment and on the analysis described in the table above, Deutsche Bank determined that, out of the selected companies, the operations of the Selected Bulk Agribusiness Companies and the Selected Starch/Sweeteners Companies were most similar to those of Penford’s operations.

Based upon the foregoing and its professional judgment and experience, Deutsche Bank applied multiples of enterprise value ranging from 7.0x to 8.0x to estimates of Penford’s adjusted EBITDA for fiscal year 2015 provided by management as part of the Adjusted Strategic Plan in order to calculate a range of estimated implied values per share of Penford common stock. This analysis resulted in a range of implied value per share of Penford common stock of approximately $13.40 to $16.12, compared to the merger consideration of $19.00 per share.

Historical Valuation Trends

Deutsche Bank performed a historical valuation trend analysis using information contained in the public filings and historical equity research analyst estimates. Specifically, Deutsche Bank reviewed Penford’s enterprise value as a multiple of EBITDA for the next 12 months (referred to as NTM EBITDA) for the five-year and ten-year periods ending on October 10, 2014. Penford’s average five-year and ten-year EV / NTM EBITDA multiples were equal to 5.1x and 5.0x, respectively.

Based on the analysis described above and the application of its professional judgment, Deutsche Bank determined that multiples of enterprise value ranging from 4.5x to 5.5x to EBITDA should be utilized for purposes of this analysis. Accordingly, Deutsche Bank calculated a range of estimated implied values per share of Penford’s common stock by applying these multiples to estimates of Penford’s adjusted EBITDA for fiscal year 2015 provided by management as part of the Adjusted Strategic Plan. This analysis resulted in a range of implied value per share of Penford’s common stock of approximately $6.50 to $9.27, compared to the merger consideration of $19.00 per share.

Premium Analysis of Select Comparable Transactions

Deutsche Bank reviewed publicly available information relating to select acquisition transactions of publicly-traded companies with an implied enterprise value between $100 million and $500 million since January 1, 2004 (referred to as Select Comparable Transactions). For each of the Select Comparable Transactions, Deutsche Bank calculated the premium paid in the merger, which is the difference between the per-share merger consideration and the share price on the last trading day prior to the public announcement of the merger agreement (referred to as the Pre-Merger Target Share Price) as a percentage of the Pre-Merger Target Share Price.

For purposes of Penford’s Pre-Merger Target Share Price, Deutsche Bank used Penford’s share price as of October 10, 2014. From the range of premiums, Deutsche Bank selected a range of 20.0% to 40.0% to apply to Penford’s share price. The range selected by Deutsche Bank yielded a range of implied value per share of Penford’s common stock of approximately $13.67 to $15.95, compared to the merger consideration of $19.00 per share.

Analysis of Precedent Transactions

Deutsche Bank performed a precedent transactions analysis, which attempts to provide an implied value of a company by comparing it to selected acquisition transactions in the same, or similar, business sector (referred to as Select Precedent Transactions), by reviewing publicly available information. The Select Precedent Transactions reviewed were:

Announced Date	Target	Acquirer

June 2008	Ingredion Incorporated (f/k/a Corn Products International, Inc.)	Bunge Limited

March 2010	The Dow Chemical Company (Dow Stryon)	Bain Capital Partners

June 2010	National Starch and Chemical Company	Ingredion Incorporated (f/k/a Corn Products International, Inc.)

August 2010	AWB Limited	Agrium Inc.

November 2010	Griffin Industries, Inc.	Darling International Inc.

January 2011	Danisco A/S	E.I. du Pont de Nemours and Company

May 2011	International Specialty Products, Inc.	Ashland, Inc.

August 2011	Provimi SA	Cargill, Inc.

July 2012	Dangote Flour Mills Plc	Tiger Brands Limited

August 2013	Maple Leaf Foods Inc. (Rothsay Ltd.)	Darling International Inc.

October 2013	Vion Ingredients Nederland (Holding) B.V.	Darling International Inc.

March 2014	Olam International Ltd.	Temasek Holdings Pte. Ltd.

March 2014	Performance Chemicals & Ingredients Company (SensoryEffects)	Balchem Corporation

For each of the Select Precedent Transactions, Deutsche Bank calculated the multiples of each target’s enterprise value to EBITDA for the immediately preceding twelve-month period subsequent to announcement of the relevant Selected Precedent Transaction (referred to as LTM EBITDA). For purposes of Penford’s estimated LTM

EBITDA, Deutsche Bank used estimates of Penford’s adjusted EBITDA for fiscal year 2014. The results of this analysis are summarized as follows:

EV/LTM EBITDA

High	12.5x

Low	6.5x

Average	9.2x

Based on the results of this analysis and other factors that it considered appropriate, Deutsche Bank selected a range of valuation multiples from 8.0x to 10.0x to apply to estimates of Penford’s adjusted EBITDA for fiscal year 2014. This analysis resulted in a range of implied value per share of Penford’s common stock of approximately $15.26 to $20.37, compared to the merger consideration of $19.00 per share.

Discounted Cash Flow Analyses

Deutsche Bank calculated a range of equity values per share for Penford common stock based on a discounted cash flow analysis to value us as of October 10, 2014. Deutsche Bank utilized management-provided projections from the Adjusted Strategic Plan as more fully described below under the heading “Certain Management Financial Forecasts” beginning on page 41.

Deutsche Bank calculated the discounted cash flow value for Penford as the sum of the net present value of (a) the projected unlevered free cash flows of Penford for the fiscal years 2015 through 2019, plus (b) the enterprise value of Penford at the end of such period, or the terminal value. For purposes of its analyses, Deutsche Bank defined unlevered free cash flows as non-GAAP earnings before interest and taxes, less taxes (which yields the net operating profit after tax), plus depreciation and amortization, less capital expenditures and changes in net working capital. Penford’s terminal value was calculated using perpetuity growth rates from 2.25% to 2.75%. Penford’s future cash flows and terminal value were discounted to present values as of October 10, 2014 at discount rates ranging from 10.0% to 10.5%. These discount rates were based on an analysis of Penford’s weighted average cost of capital, which was derived using Penford’s marginal cost of debt to determine Penford’s after-tax cost of debt, the capital asset pricing model (plus a size premium based historical return in excess of the capital asset pricing model and Penford’s market capitalization) to determine Penford’s cost of equity and Penford’s optimal capital structure of 60.0% equity and 40.0% debt.

Deutsche Bank’s discounted cash flow analyses yielded a range of implied value per share of Penford’s common stock of approximately $13.00 to $15.54, compared to the merger consideration of $19.00 per share.

General

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Deutsche Bank. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Deutsche Bank believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of the analyses as a whole, could create an incomplete view of the processes underlying the analyses and the opinions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of Deutsche Bank with respect to Penford’s actual value. In arriving at its opinion, Deutsche Bank reviewed various financial and operational metrics for us, including forecasts with respect to us, which were made available to Deutsche Bank by us or on our behalf. In arriving at its opinion, Deutsche Bank did not attribute any particular weight to any analyses or factors considered by it, except as noted above, and did not form an opinion as to whether any individual analysis or factor, considered in isolation, supported or failed to support its opinion. Rather, Deutsche Bank considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Deutsche Bank are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Deutsche Bank’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses could actually be bought or sold. None of the selected companies reviewed is identical to us and none of the Select Comparable Transactions or Selected Precedent Transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of Deutsche Bank’s analysis, may be considered similar to Penford’s, based on business sector participation, financial and other metrics and operating characteristics and products. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to us.

Certain Management Financial Forecasts

Penford’s management does not, as a matter of course, make available to the public future financial projections due to the unpredictability of the underlying assumptions and estimates. However, in connection with their financial analysis of the merger, Penford’s management provided certain financial data for the fiscal years 2011 through part of the year 2014 and certain financial projections for the remainder of fiscal year 2014 and for fiscal years 2015 through 2017 (collectively, referred to as the Strategic Plan) to Penford’s board of directors, Deutsche Bank, Ingredion and other parties who signed non-disclosure agreements with Penford relating to a possible strategic transaction. See “Background of the Merger” beginning on page 22 for additional information. The Strategic Plan was last updated by management on August 28, 2014. The Adjusted Strategic Plan (together with the Strategic Plan, referred to as the Financial Projections), included growth targets that were pushed forward by one year. The Adjusted Strategic Plan was provided to Deutsche Bank on October 10, 2014. Deutsche Bank, at Penford’s direction, relied upon the Adjusted Strategic Plan in connection with the rendering of its opinion to Penford’s board of directors. Penford’s management confirmed to the Penford board that they were not aware of any material changes to the financial position, results of operations, business and prospects of Penford and the industry in which Penford operates between October 10, 2014 and October 13, 2014, and the assumptions for the following Adjusted Strategic Plan had not changed.

These Financial Projections, which were based on Penford’s management’s projection of Penford’s future financial performance as of the date provided, were prepared for internal use and to assist Deutsche Bank, Ingredion and other potential purchasers with their financial analysis and were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding forward-looking information or U.S. generally accepted accounting principles (referred to as GAAP). Neither Penford’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to these Financial Projections nor have they expressed any opinion or given any form of assurance on these Financial Projections or their achievability. These Financial Projections are being provided in this proxy statement solely to give shareholders access to the information that was made available to Ingredion and Deutsche Bank rather than to influence any shareholder or any other person to make any voting or investment decision with respect to the merger. Shareholders are cautioned not to rely on this information in making voting or investment decisions.

In compiling these Financial Projections, Penford’s management took into account historical performance, combined with estimates regarding revenues, gross profit, earnings before interest, taxes, depreciation and amortization (referred to as EBITDA) and net income. Although the Financial Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by Penford’s management that Penford’s management believed were reasonable at the time the Financial Projections were prepared, including, but not limited to:

•	U.S. gross domestic product growing by approximately 3% year-over-year;
•	U.S. unemployment rate trending downward year-over-year, ultimately declining below 6% by 2017;
•	U.S. rate of inflation remaining flat at or below 2% through 2017;

•	U.S. population growth rate of 7.3% from 2010 through 2020; and
•	anticipated growth of fast casual restaurants at double digit rates.

However, this information is not fact and should not be relied upon as being indicative of actual future results. In addition, factors such as industry performance, the market for our existing and new products, the competitive environment, expectations regarding future acquisitions or any other transaction, general business, economic, regulatory, market and financial conditions and other factors described under the caption “Caution Regarding Forward-Looking Statements,” all of which are difficult to predict and beyond the control of Penford’s management, may cause the Financial Projections or the underlying assumptions not to be reflective of actual future results. In addition, the Financial Projections do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented or that were not anticipated at the time the projections were prepared, or to the completion of the merger or the impact of any failure to complete the merger. As a result, these Financial Projections may not be realized, and actual results may be materially different than those contained in the Financial Projections.

The following is a summary of the Strategic Plan provided by the Company to Deutsche Bank, Ingredion and other parties who signed non-disclosure agreements with Penford:

	Management Projections(1) Fiscal Year Ending August 31,

($ millions, except per share data)	2014E(2)	2015E	2016E	2017E
Revenue	$457.2	$484.2	$528.3	$569.1
Gross Profit	$57.9	$78.0	$92.2	$105.3
EBITDA(3)	$30.3	$41.7	$52.1	$60.7
Adjusted EBITDA(4)	$40.3	$44.0	$52.1	$60.7
EBIT(5)	$16.9	$27.4	$36.2	$43.6
Net income	$8.8	$14.6	$20.0	$24.8
Earnings per share	$0.68	$1.13	$1.55	$1.92
Capital expenditures	$17.0	$24.0	$20.0	$20.0

(1)	In preparing this Strategic Plan, Penford’s management necessarily made certain assumptions about future financial factors affecting Penford’s business. For information on factors that may cause Penford’s future financial results to materially vary, see “Caution Regarding Forward-Looking Statements” and the section titled “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, incorporated by reference into this proxy statement.

(2)	At the time this Strategic Plan was prepared, our financial statements for our fiscal year ended August 31, 2014 had not yet been prepared. Accordingly, management estimates for our fiscal year ended August 31, 2014 vary from financial statements for the year ended August 31, 2014.

(3)	“EBITDA” refers to earnings before interest, taxes, depreciation and amortization and excludes any non-operating income or non-operating loss.

(4)	“Adjusted EBITDA” reflects EBITDA adjusted for pre-acquisition EBITDA of Gum Technology, future cost savings benefits from supply chain optimization and management estimates for other non-recurring items. Penford management utilizes Adjusted EBITDA as an operating performance measure.

(5)	“EBIT” refers to earnings before interest and taxes.

The following is a summary of the Adjusted Strategic Plan provided by the Company to Deutsche Bank, which Deutsche Bank relied upon, at Penford’s direction, in connection with the rendering of its opinion to Penford’s board of directors:

	Management Projections(1) Fiscal Year Ending August 31,

($ millions, except per share data)	2014(2)	2015E	2016E	2017E	2018E	2019E
Revenue	$443.9	$453.0	$506.9	$535.3	$566.6	$599.9
Gross Profit	$54.3	$73.5	$85.3	$94.2	$103.9	$114.2
EBITDA(3)	$27.7	$37.0	$46.0	$51.1	$56.4	$63.4
Adjusted EBITDA(4)	$35.8	$37.3	$46.0	$51.1	$56.4	$63.4
EBIT(5)	$24.0	$27.5	$35.0	$39.6	$44.1	$50.4
Capital expenditures	$13.3	$22.4	$19.2	$18.8	$15.0	$15.0
Unlevered free cash flow(6)	$13.3	$4.2	$7.4	$14.2	$21.3	$25.6

(1)	In preparing this Adjusted Strategic Plan, Penford’s management necessarily made certain assumptions about future financial factors affecting Penford’s business. For information on factors that may cause Penford’s future financial results to materially vary, see “Caution Regarding Forward-Looking Statements” and the section titled “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, incorporated by reference into this proxy statement.

(2)	Reflected preliminary FY2014 actual results.

(3)	“EBITDA” refers to earnings before interest, taxes, depreciation and amortization and excludes any non-operating income or non-operating loss.

(4)	“Adjusted EBITDA” reflects EBITDA adjusted for pre-acquisition EBITDA of Gum Technology, future cost savings benefits from supply chain optimization and management estimates for other non-recurring items. Penford management utilizes Adjusted EBITDA as an operating performance measure.

(5)	“EBIT” refers to earnings before interest and taxes.

(6)	Reflects Adjusted EBITDA, less cash taxes, less change in net working capital, less capital expenditures.

Certain of the Financial Projections set forth herein, including EBITDA, Adjusted EBITDA, EBIT and discounted free cash flow, may be considered non-GAAP financial measures. Penford provided this information to Deutsche Bank, Ingredion and other parties who signed non-disclosure agreements with Penford because Penford believed it could be useful in evaluating, on a prospective basis, Penford’s potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Penford may not be comparable to similarly titled amounts used by other companies. Penford did not prepare prospective financial information related to stock-based compensation.

BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF ITS INTERNAL FINANCIAL PROJECTIONS, PENFORD UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAW.

NONE OF PENFORD OR ITS AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY SHAREHOLDER OR OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF PENFORD COMPARED TO THE INFORMATION CONTAINED IN THE FINANCIAL PROJECTIONS OR THAT PROJECTED RESULTS WILL BE ACHIEVED.

The Financial Projections are forward-looking statements. For information on factors that may cause our future financial results to materially vary, see “Caution Regarding Forward-Looking Statements” and the section titled “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, incorporated by reference into this proxy statement.

Financing of the Merger

There is no financing condition to the merger. Ingredion expects to pay the merger consideration and merger-related costs with then-available funds, which funds may include available cash and proceeds from borrowings under Ingredion’s revolving credit agreement.

Provisions for Unaffiliated Shareholders

No provision has been made in connection with the merger to (a) grant Penford’s unaffiliated shareholders access to the corporate files of Penford, any other party to the merger or any of their respective affiliates or (b) obtain counsel or appraisal services at the expense of Penford, any other such party or affiliate.

Dissenters’ Rights

General

Under Chapter 23B.13 of the Washington Business Corporation Act (referred to as the WBCA), holders of shares of Penford common stock are entitled to dissent from, and obtain payment of the fair value of their shares in cash (together with accrued interest) in the event of, the completion of the merger, instead of receiving the merger consideration they would otherwise be entitled to pursuant to the merger agreement. The following summarizes the material rights of holders of shares of Penford common stock under Chapter 23B.13. You should read the applicable sections of Chapter 23B.13, a copy of which is attached to this proxy statement as Annex D, and which governs dissenters’ rights. The summary below is qualified in its entirety by reference to Chapter 23B.13.

Pursuant to Section 23B.13.200 of the WBCA, when a proposed merger is to be submitted to a vote at a meeting of shareholders, as in the case of the Penford special meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights and must be accompanied by a copy of Chapter 23B.13. The notice of special meeting included with this proxy statement constitutes notice to the holders of shares of Penford common stock, and a copy of Chapter 23B.13 is attached to this proxy statement as Annex D.

If you are contemplating the possibility of exercising your dissenters’ rights in connection with the merger, you should carefully review the text of Chapter 23B.13. If you do not fully and precisely satisfy the procedural requirements of Chapter 23B.13, you will lose your dissenters’ rights. If any holder of shares of Penford common stock who asserts dissenters’ rights under the WBCA withdraws or loses (through failure to perfect or otherwise) the right to obtain payment for such holder’s shares under Chapter 23B.13, then such holder’s shares will be converted, or will be treated as if they had been converted, into the right to receive the merger consideration, without interest and subject to any applicable withholding of taxes. Penford will not provide you with any notice regarding your dissenters’ rights other than as described in this proxy statement and the notice of special meeting included with this proxy statement.

Requirements for Exercising Dissenters’ Rights

If you wish to assert your statutory dissenters’ rights, you must:

•	deliver to Penford, before the vote is taken at the Penford special meeting regarding the merger proposal, written notice of your intent to demand payment for your shares of Penford common stock if the merger is effected, which notice must be separate from your proxy. Your vote against the merger proposal alone will not constitute written notice of your intent to assert your dissenters’ rights;
•	not vote your shares in favor of approval of the merger agreement; and
•	follow the statutory procedures for perfecting dissenters’ rights under Chapter 23B.13, which are summarized under “Appraisal Procedures” below.

If you fail to comply with these requirements, and if the merger agreement is then approved by Penford’s shareholders and the merger is completed, your shares of Penford common stock will be converted into the right to receive the merger consideration, without interest and subject to any applicable withholding of taxes, and you will have no dissenters’ rights with respect to your shares of Penford common stock.

Written notice of your intent to assert dissenters’ rights must be delivered to Penford at Penford Corporation, 7094 S. Revere Parkway, Centennial, Colorado 80112-3932, Attn: Secretary.

Such written notice must be delivered before the vote to approve the merger agreement is taken at the Penford special meeting. Your written notice to demand payment should specify your name and mailing address, the number of shares of Penford common stock you own, and that you intend to demand payment of the “fair value” of your shares of Penford common stock if the merger agreement is approved.

Vote

Your Penford shares either must not be voted at the Penford special meeting or must be voted against, or you must abstain from voting on, the proposal to approve the merger agreement. A vote in favor of the proposal to approve the merger agreement, by proxy, via the Internet, by telephone or in person, will constitute a waiver of your dissenters’ rights in respect of the shares so voted and will nullify any previously filed written notices of your intent to assert dissenters’ rights. A proxy that is signed but does not contain voting instructions will, unless revoked, be voted in favor of the approval of the proposal to approve the merger agreement. Therefore, a shareholder who votes by proxy and who wishes to exercise dissenters’ rights must vote against the merger agreement or abstain from voting on the proposal to approve the merger agreement.

Termination of Dissenters’ Rights

Your right to obtain payment of the fair value of your shares of Penford common stock under Chapter 23B.13 will terminate if:

•	the merger is abandoned or rescinded;
•	a court having jurisdiction permanently enjoins or sets aside the merger; or
•	your demand for payment is withdrawn with Penford’s written consent.

Appraisal Procedures

If the proposal to approve the merger agreement is approved by Penford’s shareholders, within ten days after the effective date of the merger, Penford will send written notice regarding the proper procedures for dissenting to all shareholders who have given written notice under Chapter 23B.13 and have not voted in favor of approval of the merger proposal. The notice will:

•	state where the demand for payment must be sent and where and when certificates representing certificated shares of Penford common stock must be deposited;
•	contain information for holders of uncertificated shares as to what extent transfer of the shares will be restricted after the payment demand is received;

•	include a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the merger (which was October 15, 2014) and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of Penford common stock before that date;
•	indicate the date by which Penford must receive your payment demand, which date will not be fewer than 30 or more than 60 days after the date the written notice is delivered to you; and
•	include a copy of Chapter 23B.13.

If you wish to assert dissenters’ rights, no later than the date set forth in the notice that Penford sends (as described above) you must demand payment, certify whether you acquired beneficial ownership of your shares before October 15, 2014 and deposit your Penford share certificates in accordance with the terms of the notice. Failure to do so by the date set forth in the notice will cause you to lose the right to obtain payment for your shares under Chapter 23B.13.

If the merger is not consummated within 60 days after the date the written notice is delivered to you, then Penford will be required to return all deposited certificates and release any transfer restrictions imposed on uncertificated shares. If, after returning the deposited certificates and releasing transfer restrictions, the parties to the merger agreement wish to consummate the merger, Penford must send a new dissenters’ rights notice and repeat the payment demand procedure.

Within 30 days after the later of the effective date of the merger or the date the payment demand is received, Penford shall pay each dissenting shareholder who complied with the payment demand and related requirements of Section 23B.13.230 of the WBCA the amount that Penford estimates to be the fair value of the shareholder’s shares, plus accrued interest (other than dissenting shareholders who acquired their shares of Penford common stock after October 15, 2014, if Penford elects to withhold payment as described below). The payment will be accompanied by:

•	financial data relating to Penford, including a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;
•	an explanation of how Penford estimated the fair value of the shares;
•	an explanation of how Penford calculated the interest;
•	a statement of the dissenter’s right to demand supplemental payment if such shareholder believes that the amount paid is less than the fair value of the shares or under certain other circumstances enumerated in the statute and described below; and
•	a copy of Chapter 23B.13.

For dissenting shareholders who were not the beneficial owners of their shares of Penford common stock before October 15, 2014, Penford may elect to withhold payment under Section 23B.13.270 of the WBCA. To the extent that Penford so elects, after consummating the merger, Penford shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. Penford will send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment of the dissenter’s own estimate of the dissenter’s shares and the amount of interest due if such dissenter believes that the amount offered is less than the fair value of the shares or under certain other circumstances enumerated in the statute and described below.

Within 30 days of the payment or offer for payment described above, dissenting shareholders may deliver notice to Penford in writing informing it of such dissenting shareholder’s own estimate of the fair value of its shares and the amount of interest due, and demand payment of the dissenter’s estimate, less any amount Penford has already paid under Chapter 23B.13, if (a) such dissenting shareholder believes that the amount paid or offered by Penford is less than the fair value of its shares or believes that the interest due is incorrectly calculated, (b) Penford fails to make payment for the dissenting shareholder’s shares within 60 days after the date set for demanding payment or (c) the merger is not consummated and Penford does not return the deposited share certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. Failure to notify Penford of the dissenting shareholder’s demand for payment of such dissenting shareholder’s own estimate of the fair value of the shares within 30 days after Penford made or offered payment for the dissenter’s shares will result in a waiver of such dissenting shareholder’s rights to demand payment under Chapter 23B.13.

If any dissenting shareholder’s demand for payment of such dissenting shareholder’s own estimate of the fair value of the shares remains unsettled, Section 23B.13.300 of the WBCA requires that Penford, within 60 days after receipt by Penford of such shareholder’s payment demand, commence a proceeding in King County Superior Court for the State of Washington and petition the court to determine the fair value of the shares and accrued interest, naming all the dissenting shareholders whose demands remain unsettled as parties to the proceeding. If Penford does not commence the proceeding within the 60-day period, it will pay each dissenter whose demand remains unsettled the amount demanded.

The jurisdiction of the court in which the proceeding is commenced will be plenary and exclusive. The court may appoint one or more appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the powers described in the order appointing them, or in any amendment to it. The fair value of the shares as determined by the court may be less than, equal to or greater than the value of the merger consideration to be issued to non-dissenting shareholders for Penford common stock under the terms of the merger agreement if the merger is consummated. Shareholders should be aware that investment banking opinions as to the fairness, from a financial point of view of the consideration payable in the merger are not opinions as to, and do not address, fair value under Chapter 23B.13. Each dissenter made a party to the proceeding is entitled to a judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by Penford or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which Penford elected to withhold payment pursuant to Chapter 23B.13 of the WBCA.

The court will also determine the costs and expenses of the court proceeding and assess them against Penford, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Chapter 23B.13. If the court finds that Penford did not substantially comply with the relevant provisions of Sections 23B.13.200 through 23B.13.280 of the WBCA, the court may also assess against Penford any fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable. The court may also assess those fees and expenses against any party if the court finds that the party has acted arbitrarily, vexatiously or not in good faith with respect to dissenters’ rights. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against Penford, the court may award to counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

A record shareholder may assert dissenters’ rights as to fewer than all of the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to Penford a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partially dissenting record shareholder are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders. Beneficial owners of Penford common stock who desire to assert dissenters’ rights as to shares held on the beneficial owners’ behalf (a) must submit to Penford the record shareholder’s consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, which consent shall be set forth either in a record or, if Penford has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an electronically transmitted record and (b) must so assert dissenters’ rights with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

For purposes of Chapter 23B.13, fair value with respect to dissenters’ shares means the value of the shares of Penford common stock immediately before the effective date of the merger, excluding any appreciation or depreciation in anticipation of the merger, unless that exclusion would be inequitable. “Interest” means interest from the effective date of the merger until the date of payment, at a rate that is fair and equitable under the circumstances.

Delisting and Deregistration of Our Common Stock

If the merger is completed, Penford common stock will be deregistered under the Exchange Act, and the shares of Penford common stock will be delisted from the NASDAQ Global Market and will no longer be publicly traded. Penford will no longer be required to file reports with the SEC under the Exchange Act.

Litigation Relating to the Merger

In connection with the proposed merger, two purported class action lawsuits have been filed on behalf of Penford shareholders in the Superior Court of Washington, King County. The complaints are captioned Pill v. Penford Corp. et al., No. 14-2-29641-0 SEA (referred to as the Pill litigation), which was filed on October 30, 2014 and Toth v. Penford Corp, et al., No. 14-2-31935-5 SEA (referred to as the Toth litigation), which was filed on November 25, 2014. The complaints name as defendants Penford, all of the members of Penford’s board of directors, Ingredion and Merger Sub. The complaints allege, among other things, that the members of Penford’s board of directors breached their fiduciary duties to shareholders by failing to take steps to maximize shareholder value or to engage in a fair sale process before approving the proposed acquisition of Penford by Ingredion. Specifically, the complaints allege that the consideration paid by Ingredion is inadequate in light of the Company’s current value and potential for future growth. The complaints also allege that Penford’s transaction process was designed to ensure that only Ingredion had the opportunity to acquire Penford and that the use of certain deal protection mechanisms improperly precluded Penford from seeking out competing offers. The Pill litigation complaint further alleges that Ingredion and Merger Sub aided and abetted the alleged breaches of fiduciary duty by Penford’s board of directors and the Toth litigation complaint further alleges that Penford, Ingredion and Merger Sub aided and abetted the alleged breaches of fiduciary duty by Penford’s board of directors. Plaintiffs seek relief that includes an injunction prohibiting the completion of the proposed merger, rescission to the extent the merger terms have already been implemented and payment of plaintiffs’ attorneys’ fees and costs. Penford anticipates that the two cases filed in King County Superior Court will be consolidated.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger that may be relevant to beneficial owners of Penford common stock (referred to in this section as holders) that hold shares of our common stock as capital assets (generally, assets held for investment). This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (referred to as the Code), applicable Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof, and all of which are subject to change or different interpretations, possibly with retroactive effect.

The discussion does not address all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular circumstances, or to holders that are subject to special treatment under U.S. federal income tax laws, including banks and certain other financial institutions, insurance companies, mutual funds, broker-dealers, traders in securities who elect the mark-to-market method of accounting, certain expatriates and former long-term residents of the United States, tax-exempt organizations, tax-qualified retirement plans and other tax-deferred accounts, holders who are subject to the U.S. alternative minimum tax, holders who hold their shares of common stock as part of a “straddle,” “hedge,” “conversion,” “constructive sale,” or other risk reduction or integrated transaction, controlled foreign corporations, passive foreign investment companies, corporations subject to anti-inversion rules, holders that are partnerships, S-corporations or other pass-through entities, U.S. holders that have a functional currency other than the U.S. dollar, holders who acquired their shares of Penford common stock through the exercise of an employee stock option or other compensatory arrangements, real estate investment trusts and regulated investment companies, or personal holding companies.

In addition, this discussion does not address the U.S. federal income tax considerations applicable to holders of options to purchase Penford common stock or to holders who exercise appraisal rights. Furthermore, except as provided below, this discussion does not address any U.S. federal estate and gift tax or alternative minimum tax consequences, or any tax considerations arising under the laws of any state, local or non-U.S. jurisdiction or under any tax treaty. Holders are urged to consult with their own tax advisors regarding U.S. federal, state, local and other tax consequences of the merger to them.

For purposes of this discussion, a “U.S. holder” refers to a holder that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust (a) the administration over which a U.S. court can exercise primary supervision and all of the substantial decisions of which one or more U.S. persons have the authority to control or (b) which has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Penford common stock, the tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Holders that are partnerships and partners in partnerships are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of the merger to them.

Exchange of Penford Common Shares for Cash

U.S. Holders

The receipt of cash by U.S. holders pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received in the merger and (b) such U.S. holder’s adjusted tax basis in the shares of Penford’s common stock surrendered in the transaction. Any capital gain or loss will be long-term capital gain or loss if the U.S. holder held the Penford common stock for more than one year prior to the effective time of the merger. Long-term capital gains of non-corporate U.S. holders, including individuals, generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses generally is subject to limitations. If you are a U.S. holder who acquired different blocks of Penford common shares (i.e., at different times or at different prices), you must determine your adjusted tax basis and holding period separately with respect to each block of common shares.

In addition, a 3.8% tax is imposed on all or a portion of the “net investment income” (within the meaning of the Code) of certain individuals and on the undistributed net investment income of certain estates and trusts. For individuals, the additional 3.8% tax generally is imposed on all or a portion of the net investment income of individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” generally will include any gain recognized on the receipt of cash for shares in the merger.

Non-U.S. Holders

A Non-U.S. holder refers to a holder (other than an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. holder. A Non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in the merger, unless:

•	the Non-U.S. holder is an individual who was present in the United States for 183 days or more during the taxable year during which the merger occurs and certain other conditions are satisfied;
•	the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States, and, if required by an applicable tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. holder in the United States; or

•	Penford is or has been a “United States real property holding corporation” (referred to as a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five year period ending on the closing date of the merger or such Non-U.S. holder’s holding period of Penford’s common shares. We do not believe that Penford is or has been, and do not anticipate it becoming, a USRPHC for U.S. federal income tax purposes. If Penford were or were to become a USRPHC at any time during the applicable period, (a) any gain recognized on a sale or other disposition of its common shares by a Non-U.S. holder that did not own (actually or constructively) more than 5% of Penford’s common shares during the applicable period would not be subject to U.S. federal income tax and (b) any gain recognized on a sale or other disposition of its common stock by a Non-U.S. holder that did own (actually or constructively) more than 5% of Penford’s common shares during the applicable period would be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a U.S. holder.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax at a flat 30% (or lower applicable treaty) rate, but may be offset by certain U.S.-source capital losses from sales or exchanges of other capital assets recognized during the taxable year. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a U.S. holder. If you are a Non-U.S. holder that is a foreign corporation, you also may be subject to a branch profits tax at a 30% (or lower applicable treaty) rate with respect to the gain described in the second bullet above. Non-U.S. holders are urged to consult their tax advisors as to the applicable tax treaties that might provide for different rules.

Information Reporting and Backup Withholding

Under U.S. federal income tax laws, proceeds received in connection with the disposition of Penford’s common shares by a non-corporate U.S. holder generally are subject to information reporting. Additionally, a U.S. holder may be subject to backup withholding on such payments (currently at a rate of 28%), unless the U.S. holder establishes a basis for exemption or provides the paying agent with the U.S. holder’s correct taxpayer identification number and otherwise complies with applicable certification requirements. To prevent backup withholding, each U.S. holder must provide the paying agent with a properly executed Internal Revenue Service (referred to as IRS) Form W-9 or a substitute Form W-9, which will be provided to you with the letter of transmittal.

Information reporting and backup withholding generally will apply to payments made pursuant to the merger to a Non-U.S. holder effected by or through the U.S. office of any broker (U.S. or foreign), unless the holder certifies its status as a Non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Backup withholding is not an additional tax. Rather, holders may use amounts withheld as a credit against their U.S. federal income tax liability, provided the required information is given to the IRS in a timely manner, or may claim a refund of any excess amounts withheld by timely and duly filing a claim for refund with the IRS.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE LEGAL OR TAX ADVICE FOR ANY PARTICULAR HOLDER. THE TAX CONSEQUENCES OF THE MERGER THAT WILL AFFECT ANY PARTICULAR HOLDER WILL DEPEND ON THAT SHAREHOLDER’S INDIVIDUAL SITUATION. HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGE IN THE TAX LAWS TO THEM.

Antitrust Matters

Under the HSR Act, and the rules that have been promulgated under the HSR Act, acquisitions of a sufficient size may not be completed unless information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and the applicable waiting period requirements have been satisfied or early termination of the waiting period has been granted. The merger of Penford with Merger Sub and the conversion of shares of Penford common stock into the right to receive the merger consideration are subject to the provisions of the HSR Act. Under the HSR Act, the closing of the merger is conditional on the expiration or early termination of the waiting period following the filing of Hart-Scott-Rodino Notification and Report Forms by Ingredion and Penford. Ingredion and Penford filed the required HSR Act notification and report forms on October 27, 2014. Pursuant to the rules promulgated under the HSR Act, Ingredion subsequently withdrew its notification and report form effective November 25, 2014 and refiled it on November 26, 2014. The merger is also subject to notification requirements in Colombia and potentially other jurisdictions. The merger agreement generally provides that Ingredion and Penford will use reasonable best efforts to obtain regulatory clearance, subject to the more specific provisions in the merger agreement addressing these matters. See “The Merger Agreement — HSR Act and Competition Laws; Filings and Notices.” There can be no assurance that Ingredion and Penford will obtain the regulatory approvals necessary to consummate the merger.

Further, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period has ended or approval has been granted, any state, foreign country, or private individual could take action to enjoin the merger under the antitrust laws as it deems necessary or desirable in the public interest or any private party could seek to enjoin the merger on anti-competitive grounds. We cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, that we will prevail.

Closing of the Merger

For the merger closing to occur, Penford shareholders must adopt the merger agreement at a special meeting of shareholders and other closing conditions must be satisfied or waived, including various regulatory requirements.

The Merger Agreement

The following description summarizes the material provisions of the merger agreement, but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and incorporated in this proxy statement by reference in its entirety. Shareholders should read the merger agreement carefully for a more complete description of the provisions summarized below.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at http://www.sec.gov. See “Where You Can Find More Information.”

The merger agreement contains representations and warranties that we, on the one hand, and Ingredion and Merger Sub, on the other hand, have made to one another as of specific dates. These representations, warranties and covenants have been made for the benefit of the other parties to the merger agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in our representations, warranties and covenants are qualified by information in confidential disclosure schedules provided by us to Ingredion and Merger Sub in connection with signing the merger agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about us or Ingredion.

Structure of the Merger

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into us, whereupon the separate corporate existence of Merger Sub will cease and Penford will continue as the surviving corporation and become a wholly owned subsidiary of Ingredion.

At the effective time, Penford’s articles of incorporation will be amended and restated as set forth on Exhibit A of the merger agreement (attached to the merger agreement in Annex A) and the bylaws of Merger Sub, as in effect at the effective time of the merger, will become the bylaws of the surviving corporation. Further, the directors and officers of Merger Sub will be the initial directors and officers of the surviving corporation.

Effective Time

The closing date for the merger will be, unless the parties otherwise agree, no later than five business days after the satisfaction or waiver of all conditions to closing in the merger agreement (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction of such conditions at the closing). We cannot assure you when, or if, all of the conditions to completion of the merger will be satisfied or waived. See “The Merger Agreement — Conditions to Closing the Merger” beginning on page 64.

The merger will be effective on the date we file articles of merger relating to the merger with the Secretary of State of the State of Washington, or at such later time as is specified in the articles of merger.

Merger Consideration

Each share of our common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held by us as treasury stock and any shares owned by Ingredion or Merger Sub, or any of their subsidiaries, or shares held by holders properly exercising dissenters’ rights under Washington law) will be automatically converted at the effective time of the merger into the right to receive cash, without interest and subject to any required withholding of taxes, in the amount of $19.00 per share.

Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into one share of common stock of the surviving corporation. Shares of Penford common stock held by us as treasury stock or by Ingredion or Merger Sub, or any of their subsidiaries, will be cancelled and cease to exist, and no consideration will be delivered in exchange for those shares.

If any of our shareholders perfect dissenters’ rights with respect to any of our shares, then those shares will be cancelled and each holder of those shares will be entitled to rights as described under “The Merger — Dissenters’ Rights” beginning on page 44.

Effect on Penford’s Stock Options and Other Stock-Based Awards

Each option to purchase shares of our common stock under any stock option plan of Penford, and any other plan, agreement or arrangement of Penford outstanding immediately prior to the effective time of the merger will be cancelled at the effective time. The holder of each such cancelled option will (if the per share merger consideration is greater than the per share exercise price of such option), in full settlement of such option, be entitled to receive an amount in cash, without interest and subject to any required tax withholding, equal to the product of (a) the per share merger consideration less the per share exercise price per share of such option, multiplied by (b) the number of shares subject to such option. Each option with an exercise price per share greater than the per share merger consideration will be cancelled for no or minimal consideration. Other issued and outstanding equity-based awards will be cancelled and converted into the right to receive, for each share of common stock payable thereunder, the merger consideration, without interest.

Exchange and Payment Procedures

Immediately following the closing of the merger, Ingredion will deposit in trust to a paying agent reasonably acceptable to us, an amount of cash sufficient to pay the merger consideration to each holder of shares of our common stock. Within three business days after the effective time of the merger, the paying agent will mail a letter of transmittal and instructions to each holder of record of shares of our common stock. The letter of transmittal and instructions will tell such shareholders how to surrender their common stock certificates or the shares they may hold as represented by book entry in exchange for payment of the merger consideration.

You should not return your share certificates with the enclosed proxy card, and you should not forward your share certificates to the paying agent without a letter of transmittal.

Registered shareholders will not receive the merger consideration until they surrender their book-entry shares or share certificates to the paying agent, together with a completed and signed letter of transmittal and any other documents as may be required by the letter of transmittal or accompanying instructions. If any merger consideration is to be paid to a person other than the person in whose name the surrendered book-entry share or share certificate is registered, the book-entry share or certificate must have been properly endorsed or otherwise be in proper form for transfer, as determined in the sole discretion of the paying agent, and the person requesting such exchange must either pay to the paying agent any transfer taxes or other taxes required as a result of the paying agent making payment of the merger consideration to a person other than the registered holder of the surrendered book-entry share or share certificate, or establish to the reasonable satisfaction of Ingredion that such tax has been paid or is not applicable.

At the effective time of the merger, our stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of our common stock. If, after the effective time of the merger, share certificates or book-entry shares are presented to Ingredion, the surviving corporation or the paying agent, they will be cancelled and exchanged for the merger consideration.

Any earnings made through the paying agent’s investment of the merger consideration prior to payment of such consideration to our shareholders will be the property of Ingredion. Any portion of the amount deposited with the paying agent for the payment of the merger consideration (together with any proceeds of investments made through the paying agent’s investment of such amount) that remains unclaimed by our shareholders nine months after the effective time of the merger will be delivered to Ingredion. After that time, any shareholders who have not yet properly exchanged their share certificates or book-entry shares for the merger consideration may look only to Ingredion and only as general creditors thereof for payment of the merger consideration (subject to abandoned property, escheat or similar laws).

None of the paying agent, the surviving corporation, any party to the merger agreement or any employee, officer, director, agent, representative or affiliate thereof will be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration that remains unclaimed as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity will, to the extent permitted by applicable law, become the property of Ingredion.

If you have lost a share certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the fact, in a form reasonably satisfactory to Ingredion and the paying agent, and provide a customary indemnity and, potentially, the posting of a bond in a reasonable and customary amount.

Each of Ingredion, the surviving corporation and the paying agent will be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the agreement any amounts that are required to be deducted and withheld under applicable tax and other law. Any amounts so withheld will be remitted to the applicable governmental entity and treated as having been paid to such person.

Representations and Warranties

We have made a number of representations and warranties in the merger agreement regarding aspects of our business and other matters pertinent to the merger. The representations and warranties are, in some cases, subject to a materiality or material adverse effect exception and other specified exceptions and qualifications. The topics covered by these representations and warranties include, among others, the following:

•	corporate organization, existence, good standing and powers, and qualifications to do business relating to us and our subsidiaries;
•	capitalization and related matters, including the number of authorized and outstanding shares of our common stock, options and company stock-based awards, capitalization of our subsidiaries and ownership of other equity or other ownership interests and treatment of our options and company stock-based awards under the merger agreement;

•	authority to execute, deliver and perform the merger agreement and binding effect of the merger agreement;
•	recommendation of our board of directors of the merger agreement, merger and transactions contemplated by the merger;
•	absence of any conflicts, consents, filings and approvals relating to the merger;
•	our SEC reports and financial statements contained therein and maintenance of internal controls and procedures;
•	absence of certain undisclosed liabilities;
•	the accuracy and disclosure of the information contained in this proxy statement;
•	absence of certain changes, including any “material adverse effect,” since August 31, 2014;
•	legal proceedings and material judgments;
•	compliance with laws;
•	matters relating to employee benefit plans;
•	labor and employment matters;
•	environmental matters;
•	tax matters;
•	matters relating to material contracts, including performance and absence of violations;
•	insurance policies and related matters;
•	matters related to our assets and real properties;
•	intellectual property and software;
•	key distributors and suppliers;
•	absence of undisclosed broker’s or finder’s fees;
•	necessary action regarding inapplicability of state anti-takeover statute restrictions;
•	receipt of an opinion from our financial advisor;
•	absence of undisclosed related party transactions;
•	warranties; and
•	hedging, derivative and commodity transactions.

For the purposes of the merger agreement, a “material adverse effect” with respect to us means any condition, event, change, circumstance, effect or state of facts that, either individually or in the aggregate, and whether or not a breach of any representation or warranty contained in the merger agreement, has had, or could reasonably be expected to have, a material and adverse effect on the business, continuing operations, properties, assets, liabilities, condition (financial or otherwise), or results of operations of Penford and its subsidiaries, taken as a whole or the customer relationships of Penford and its subsidiaries, taken as a whole. Excluded from the determination of “material adverse effect” with respect to us, however, are:

•	general changes or developments in any of the industries in which Penford or any of its subsidiaries operates;
•	changes in general economic, business, regulatory or political conditions or in national or global financial markets;
•	international calamity directly or indirectly involving the United States, national calamity, an act of war (whether or not declared), sabotage, terrorism, military actions or the escalation thereof;
•	changes in any applicable laws;
•	natural disasters, calamities or other acts of God, outbreaks of epidemics or pandemics;
•	changes in the trading price or volume of Penford’s shares (provided that the underlying reasons for the changes in trading price or volume may be taken into account);
•	the execution or announcement of the merger agreement or the pendency or completion of the transactions contemplated thereby with Ingredion as opposed to any other person (including to the extent caused thereby, any cancellation of or delays in customer orders, any reduction in sales, any disruption in licensor, vendor, partner or similar relationships or loss of employees);
•	the payment of any professional fees in connection with the negotiation and completion of the transaction or actions taken at the request of Ingredion or Merger Sub to the extent not required by the merger agreement;

•	any litigation brought or threatened to be brought by Penford’s shareholders asserting allegations or breaches of fiduciary duties relating to the merger agreement or misstatements or omissions in this proxy statement; or
•	the failure of Ingredion to consent to any of the following actions:
–	Penford’s ability to pay, discharge, waive, settle, compromise, release or satisfy any claim, liability or obligation in the amount of $500,000 or less or take certain actions with respect to accounts receivable, in each case, subject to certain exceptions;
–	Penford’s ability to commence or settle, compromise or otherwise resolve any claim in excess of $500,000 (a) outside the ordinary course of business consistent with past practice, (b) as would result in any liability in excess of (i) the amount reserved therefor or reflected on the balance sheets included in the draft financials provided to Ingredion in connection with the merger, (ii) the amount of coverage provided by any insurance policy or (iii) in excess of $250,000 in the aggregate with all other such actions settled, compromised or otherwise resolved by Penford and its subsidiaries after October 14, 2014 or (c) to the extent such litigation or other legal proceeding (i) involves any injunction or non-monetary relief on Penford or any of its subsidiaries, (ii) does not provide for a complete release of Penford and its subsidiaries of all claims or (iii) provides for any admission of liability by Penford or any of its subsidiaries;
–	Penford’s ability to (a) enter into, amend, renew, modify or consent to the termination of (other than a termination in accordance with its terms) any material contract or (b) amend, waive, modify, fail to enforce or consent to the termination of its material rights under any material contract (other than (i) renewing any material contract that by its terms is scheduled to expire by the date nine months after the date of the merger agreement (so long as such renewal does not add certain non-competition, minimum purchase, earn-out, forced disposition, exclusivity or most-favored nation terms, and does not amend any such existing term) or (ii) entering into any contract that would be a material contract solely because the payments made or received thereunder are reasonably expected to exceed $5.0 million for the fiscal year ending August 31, 2015, if it were in effect as of the merger agreement, in each case so long as (A) any such contract that is a customer contract does not have a term of greater than two years, (B) any such contract that is a supply contract does not have a term of greater than three years and (C) any such contract that is a contract for the sale of starch, does not, together with all other contracts of the Company and its subsidiaries for the sale of starch, result in more than 35% of the starch sales volume of Penford and its subsidiaries being made pursuant to contracts expiring later than January 1, 2016);
–	Penford’s ability to waive, extend, renew or enter into any non-compete, most favored nation, exclusivity, non-solicitation or similar contract that would restrict or limit, in any material respect, the freedom of Penford or any of its subsidiaries in conducting their operations or business, or any of their respective subsidiaries or affiliates; or
–	agree to, authorize, or enter into any contract obligating it to take any of the actions described above.

You should be aware that these representations and warranties as made by us to Ingredion and Merger Sub may be subject to important limitations and qualifications set forth in the merger agreement and the disclosure schedules thereto and do not purport to be accurate as of the date of this proxy statement. See the introduction to the section, “The Merger Agreement.”

Ingredion and Merger Sub have made a number of representations to us regarding themselves as to various matters pertinent to the merger. The representations and warranties are, in some cases, subject to specified exceptions and qualifications. The topics covered by these representations and warranties include, among others, the following:

•	corporate organization, existence, good standing and powers, and qualifications to do business;
•	authority to execute, deliver and perform the merger agreement and binding effect of the merger agreement;

•	absence of any conflicts, consents, filings and approvals relating to the merger;
•	accuracy of information supplied by Ingredion and Merger Sub for inclusion in this proxy statement;
•	Merger Sub’s capitalization and operations;
•	sufficiency of funds to pay the merger consideration;
•	votes and approvals required by shareholders of Ingredion and Merger Sub related to the merger;
•	Ingredion and Merger Sub’s status as an “acquiring person;” and
•	absence of undisclosed broker’s or finder’s fees.

None of the representations, warranties, covenants or agreements in the merger agreement or in any related document will continue past the closing of the merger, other than those covenants or agreements of the parties which by their terms apply, or are to be performed as a whole or in part, after the closing of the merger.

Conduct of Our Business Pending the Merger

We have agreed in the merger agreement, that until the effective time of the merger or the termination of the merger agreement in accordance with its terms, except as expressly required by the merger agreement (including the disclosure schedules), or required by law or consented to in writing by Ingredion (which consent will not be unreasonably withheld, delayed or conditioned), we will, and will cause our subsidiaries to, use reasonable best efforts to conduct business in the ordinary course of business consistent with past practice to preserve substantially intact our business organization, preserve our assets and properties in good repair and condition (subject to normal wear and tear), preserve our current relationships with customers, suppliers, distributors and other persons with which we have material business relations, maintain insurance policies or replacement or revised policies in such amounts and against such risks and losses as we currently have in effect and maintain sufficient cash and working capital to continue to conduct our business in the ordinary course.

In furtherance of the foregoing, under the merger agreement we have agreed that Penford will not, and will not permit its subsidiaries to, except as otherwise required by the merger agreement (including the disclosure letter), or as required by law or unless Ingredion gives its prior written consent (which consent will not be unreasonably withheld, delayed or conditioned) do the following:

•	amend or permit the adoption of any amendment to its articles of incorporation or bylaws (or equivalent organizational documents);
•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
•	issue, grant, deliver, sell, dispose of, pledge or encumber any shares of capital stock, any other ownership interests, equity rights to purchase or convertible into capital stock or other specified equity-related rights (which we collectively refer to as equity rights) in us or our subsidiaries, other than for shares of common stock issued upon the exercise of options existing on the date of the merger agreement;
•	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests (except for any dividend or distribution by a subsidiary of Penford or to other wholly owned subsidiaries of Penford);
•	manage our working capital in a manner other than in the ordinary course of business;
•	enter into any interest rate, derivatives or hedging transaction (including with respect to commodities) that does not comply with Penford’s “Risk Management Policy” in effect as of the date of the merger agreement or is not in accordance with the accounting rules set forth in applicable accounting standards;
•	adjust, split, combine, redeem, repurchase or otherwise acquire any shares of Penford capital stock or other equity interests (except in connection with the cashless exercises or similar transactions (including withholding of taxes) pursuant to the exercise of Penford stock options outstanding as of the date of the merger agreement), or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock or other equity interests, or enter into any agreement with respect to the voting of any of Penford’s capital stock or other securities or the capital stock or other securities of a subsidiary of Penford;
•	authorize, or make any new commitment with respect to, any capital expenditure, other than capital expenditures that do not exceed $2.0 million in the aggregate with respect to projects for which total project costs to completion do not exceed $2.0 million in the aggregate; provided; however, that this limitation shall not apply to capital expenditures disclosed to Ingredion in the disclosure letter of the merger agreement;

•	(a) acquire any corporation, partnership or other business organization or division or any assets, other than (i) purchases of inventory and other assets in the ordinary course of business or (ii) pursuant to contracts in effect on the date of the merger agreement or (b) sell, lease, exchange, mortgage, pledge, transfer, subject to any lien or otherwise dispose of any corporation, partnership or other business organization or division thereof or any assets, other than (i) sales or dispositions of inventory and other assets in the ordinary course of business, (ii) grants of certain permitted liens or (iii) pursuant to contracts in effect on the date of the merger agreement;
•	enter into any material joint venture or partnership;
•	engage in any transactions, agreements, arrangements or understandings with any affiliate or person that would be required to be disclosed as a related party transaction under the Securities Act;
•	(a) make any loans, advances or capital contributions to, or investments in, any other person (other than a subsidiary of Penford), (b) incur any additional indebtedness (except for additional indebtedness pursuant to the existing credit agreement which does not result in the aggregate indebtedness of Penford and its subsidiaries being in excess of $15.0 million more than the aggregate indebtedness of Penford and its subsidiaries as of the date of the merger agreement, provided that no more than $8.0 million of such $15.0 million shall be used to fund working capital in the ordinary course of business) or issue any debt securities or (c) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another person (other than a guaranty by Penford on behalf of its subsidiaries);
•	except to the extent required by applicable law or the terms of any Penford benefit plan, (a) increase the compensation or benefits of any current or former director, employee or consultant other than in connection with annual or promotion raises to employees and consultants in the ordinary course of business consistent with past practice and, in the case of annual bonus awards, to the extent such awards were accrued for in the 2014 financial statements provided to Ingredion with the merger agreement, (b) establish, amend, terminate or adopt any compensation or benefit plan including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan or employment or severance agreement; provided, that Penford shall be entitled to adopt and implement an annual bonus plan for a term not to exceed one year with targets, metrics and payouts consistent with the existing 2014 annual bonus plan, (c) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation, (d) fail to make any required contributions under any Penford benefit plan, (e) hire or terminate the employment, or enter into or modify the contractual relationship of, any officer or director, (f) hire or terminate the employment, other than hirings or terminations in the ordinary course of business consistent with past practice, or enter into or modify the contractual relationship of, any employee (other than an officer) other than and as expressly required to comply with the express provisions of customer contracts;
•	(a) implement or adopt any change in its methods of accounting, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto, (b) change our fiscal year or (c) make any material change in internal accounting controls or disclosure controls and procedures;
•	(a) fail to file any tax return when due, (b) prepare or file any tax return inconsistent with past practice or, on any such tax return, take any position, make, change or rescind any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar tax returns in prior periods or (c) settle or compromise any material tax liability or refund, file any amended tax return involving a material amount of taxes, or waive or extend the statute of limitations in respect of taxes;
•

(a) pay, discharge, waive, settle, compromise, release or satisfy any claim, liability or obligation except for certain litigation matters discussed in this section and other than payment, discharge, waiver, settlement, release or satisfaction in the ordinary course of business consistent with past practice and other than the satisfaction or performance of obligations in accordance with the applicable terms of contracts in effect on the date of the merger agreement and contracts otherwise permitted thereunder or (b) other than in connection with the ordinary course settlement of disputes with customers, accelerate, discount, factor, reduce, sell, transfer, assign or otherwise dispose of any accounts receivable owed to Penford or any of its subsidiaries including any rights or claims associated with such accounts;
•	commence or settle, compromise or otherwise resolve any claim or lawsuit (a) outside the ordinary course of business consistent with past practice, (b) as would result in any liability in excess of (i) the amount reserved therefor or reflected on the balance sheets included in the 2014 financial statements provided to Ingredion with the merger agreement, (ii) the amount of coverage provided by any insurance policy or (iii) in excess of $250,000 in the aggregate or (c) to the extent such litigation or other legal proceeding (i) involves any injunction or non-monetary relief, (ii) does not provide for a complete release of Penford and its subsidiaries of all claims or (iii) provides for any admission of liability by Penford or any of its subsidiaries;
•	other than non-exclusive licenses to end users, distributors and resellers in the ordinary course of business consistent with past practice, enter into any agreement, arrangement or commitment to grant a license of intellectual property owned by Penford or any of its subsidiaries;
•	(a) enter into, amend, renew, modify or consent to the termination of (other than a termination in accordance with its terms) any material contract or (b) amend, waive, modify, fail to enforce or consent to the termination of (other than a termination in accordance with its terms) Penford’s material rights thereunder; provided, however, that Penford and its subsidiaries may (i) renew any material contract that by its terms is scheduled to expire (so long as such renewal does not add certain non-competition, minimum purchase, earn-out, forced disposition, exclusivity or most-favored nation terms, and does not amend any such existing term) or (ii) enter into contracts which exceed $5.0 million and are not terminable upon 30 days’ notice, so long as (A) if it is a customer contract, it must not have a term of greater than two years, (B) if it is a supply contract, it must not have a term greater than three years, and (C) if it is a contract for the sale of starch, it must not, together with all other contracts of Penford and its subsidiaries for the sale of starch, result in more than 35% of the starch sales volume of Penford and its subsidiaries being made pursuant to contracts expiring later than January 1, 2016;
•	waive, extend, renew or enter into any non-compete, most favored nation, exclusivity, non-solicitation, or similar contract that would restrict or limit, in any material respect, the freedom of Penford and its subsidiaries in conducting their operations or business, as the case may be, or any of their respective subsidiaries or affiliates;
•	effectuate a “plant closing” or “mass layoff,” as those terms are defined in the Workers Adjustment and Retraining Notification Act and comparable state, local and federal laws, whether domestic or international;
•	create any subsidiary;
•	terminate or transfer the employment of any officer or other employee whose annualized base salary rate is greater the $200,000, other than for cause;
•	enter into any new line of business; or
•	agree to, authorize, or enter into any contract obligating it to take any of the actions described above.

Access to Information

We have agreed to, and agreed to cause our subsidiaries, officers, directors to, and use our reasonable best efforts to cause our representatives to, upon reasonable prior notice, afford to Ingredion, Merger Sub and their respective representatives reasonable access during normal business hours, in a manner consistent with applicable law, Penford’s and its subsidiaries’ officers employees, properties, offices, other facilities and books and records reasonably related to consummating the merger (including integration), and to furnish Ingredion, Merger Sub and their respective representatives with all financial, operating and other data and information reasonably related to consummating the merger (including integration) as reasonably requested. We will not, however, be required to disclose information to Ingredion or Merger Sub if such disclosure would be reasonably expected to, violate applicable law, constitute a waiver of the attorney-client or other legal privilege or cause significant competitive harm to Penford or its subsidiaries if the merger is not completed. Information provided to Ingredion or its representatives by us, our subsidiaries or our respective representatives would be subject to confidentiality restrictions.

No Solicitation of Transactions

Subject to certain exceptions, Penford has agreed that it will not, and it will cause its subsidiaries and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents and representatives not to, directly or indirectly:

•	entertain, solicit, initiate, or knowingly encourage or knowingly induce or knowingly facilitate the making, submission or announcement of any inquiries or the making of any proposal or offer constituting, or that could reasonably be expected to lead to, an “acquisition proposal” (as defined below);
•	furnish any non-public information regarding us or our subsidiaries to any person in connection with, or in response to, an acquisition proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an acquisition proposal;
•	engage in discussions or negotiations relating to any acquisition proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an acquisition proposal;
•	approve, endorse or recommend any acquisition proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an acquisition proposal;
•	make or authorize any public statement, recommendation or solicitation in support of any acquisition proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an acquisition proposal; or
•	enter into any letter of intent or agreement in principle or any contract providing for, relating to or in connection with any acquisition proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an acquisition proposal (other than a customary confidentiality agreement on terms no less favorable to us than those contained in our confidentiality agreement with Ingredion (provided that such agreement must not prohibit our compliance with any provisions of the merger agreement)).

For purposes of the merger agreement, an “acquisition proposal” means any proposal or offer (whether or not in writing) made by any person or persons other than Ingredion, Merger Sub or any of their subsidiaries, with respect to any (a) merger, consolidation, share exchange, other business combination or similar transaction involving Penford or any of its subsidiaries, (b) acquisition by such person or persons (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a subsidiary of Penford or otherwise) of any business or assets of Penford or any of its subsidiaries representing 10% or more of the total consolidated revenues, net income or assets of Penford and its subsidiaries, taken as a whole, (c) acquisition, directly or indirectly, by such person or persons (or the shareholders of any person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of the voting power of Penford or (d) any combination of the foregoing (in each case, other than the merger).

For purposes of the merger agreement, a “superior proposal” is any binding, bona fide written offer made by a third party to acquire more than 50% of the shares or substantially all of the assets of Penford and its subsidiaries, taken as a whole, (a) on terms which Penford’s board of directors determine in good faith (after consultation with outside counsel and a financial advisor) to be superior from a financial point of view to the Penford shareholders, taking into account all relevant circumstances (including the termination fee, any changes proposed by Ingredion to the terms of the merger and the potential time delays and other risks to consummation associated with such offer), (b) that is reasonably likely to be completed, taking into account all financial, regulatory, legal and other aspects of such offer and (c) for which any necessary financing is fully committed (including with respect to any indebtedness that could be required to be repaid in connection with the transactions contemplated by such offer).

However, if we receive a bona fide acquisition proposal prior to the time of the requisite approval of the merger agreement at our shareholders meeting called to approve the merger agreement, and if our board determines in good faith, after consulting with its outside counsel and its financial advisor, that such proposal constitutes or could reasonably be expected to lead to a “superior proposal” and that (after consultation with outside counsel) the failure to participate in discussions or negotiations or furnish such information, enter into any agreement or accept any offer or proposal relating to an acquisition proposal would reasonably be expected to constitute a breach of its fiduciary duties to its shareholders under applicable law, then, we may take any of the following actions with respect to such proposal, provided that the proposal did not result from a breach of our non-solicitation and related obligations under the merger agreement (unless such breach was immaterial):

•	furnish information about us or our subsidiaries to the person or entity making such acquisition proposal pursuant to a customary confidentiality agreement on terms no less favorable to us than those contained in our confidentiality agreement with Ingredion (provided that such agreement must not prohibit our compliance with any provisions of the merger agreement); provided, that any non-public information provided must have been previously provided or made available to Ingredion or must be provided or made available to Ingredion simultaneously; and
•	participate in discussions and negotiations regarding such acquisition proposal with the person making such acquisition proposal.

In connection with our non-solicitation obligations, we agreed to cease (and to cause our subsidiaries and our and their respective representatives to cease), as of the date of the merger agreement, and terminate all solicitations, discussions or negotiations conducted up to such time with any parties regarding a potential acquisition proposal or offer that could reasonably be expected to lead to an acquisition proposal and request the prompt return or destruction of all confidential information previously furnished by it or on its behalf. We are also obligated to keep Ingredion promptly and reasonably informed with respect to the status of, and any material changes to, any acquisition proposal or offer that could reasonably be expected to lead to an acquisition proposal, including providing Ingredion with copies of all written acquisition proposals or inquiries within 24 hours of receipt. We also agreed that if we furnish material non-public information to any person or entity to the extent permitted as described above, we will concurrently furnish the information to Ingredion. In addition, we agreed to request that each person in which we had discussions or negotiations with in connection with a potential acquisition or similar transaction after the date of the merger agreement, return or destroy all non-public information furnished by us or our representatives.

Company Recommendation

Our board of directors has recommended that our shareholders approve the merger agreement. This is referred to as the company recommendation. Except as described above, the merger agreement also provides that our board of directors may not:

•	fail to make, withhold, withdraw, qualify or modify (in a manner adverse to Ingredion) the company recommendation, the company determination or the approval of the merger or the merger agreement, or agree or propose to do so (referred to as a change of recommendation);
•	adopt, approve, recommend, endorse or otherwise declare advisable any acquisition proposal (or publicly propose to do so);
•	cause or permit us to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement or understanding related to an acquisition proposal (other than a customary confidentiality agreement on terms no less favorable to Penford than those contained in our confidentiality agreement with Ingredion (provided that such agreement must not prohibit our compliance with any provisions of the merger agreement));
•	take any action to make the provisions of any takeover laws or any restrictive provision of any applicable anti-takeover provision in the articles of incorporation or bylaws of Penford, inapplicable to any transactions contemplated by an acquisition proposal (including approving any transaction under Chapter 23B.19 of the WBCA); or
•	resolve, agree or propose to take any actions set forth above.

However, prior to approval of the merger agreement by Penford’s shareholders at the special meeting, Penford or its board of directors, as applicable, may take the following actions in response to a bona fide superior proposal (which has not been withdrawn and that did not result from a material breach of the merger agreement):

•	our board may make a change of recommendation with respect to such superior proposal; and
•	our board may terminate the merger agreement to enter into an acquisition agreement with respect to such superior proposal (in which case Penford must pay the termination fee to Ingredion, discussed below in “The Merger Agreement — Termination Fees; Expenses”).

Penford’s ability to effect a change of recommendation or validly terminate the merger agreement to enter into an acquisition agreement relating to a superior proposal is subject to the following additional conditions:

•	Penford must not have materially breached its non-solicitation and related obligations (except for certain immaterial breaches);
•	the board must determine in good faith (after consultation with outside counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law;
•	Penford must notify Ingredion in writing that it intends to make a change in recommendation with respect to a superior proposal or enter into an acquisition agreement relating to a superior proposal and provide Ingredion with specified information and materials with respect to the superior proposal; and
•	Penford must provide Ingredion with five business days to submit a subsequent proposal, during which time Penford will negotiate in good faith with Ingredion and its representatives, and Ingredion must have failed to make a subsequent proposal during such time that would cause such superior proposal to no longer constitute a superior proposal.

If, after Ingredion makes such a subsequent proposal, there are any material changes to the financial or other material terms of the superior proposal, then, prior to making a change of recommendation or terminating the merger agreement, we must provide Ingredion a new notice and a two business day period to make a subsequent proposal (during which time we must comply with our obligations described above). Each time there is such a material change to the material terms of the superior proposal, there will be a new two business day period for Ingredion to make a subsequent proposal.

We also agreed not to waive the Washington anti-takeover statute except in compliance with our obligations generally described in the section “—No Solicitation of Transactions” and this section “Company Recommendation.”

Notwithstanding our non-solicitation and related obligations in the merger agreement, we may take and make any disclosure to our shareholders of positions contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A under the Exchange Act, or other applicable law (if our board of directors determines in good faith, after consulting with outside legal counsel, that failure to provide such disclosure would violate applicable law). No such disclosure or communication will constitute a change of recommendation for purposes of the merger agreement as long as our board expressly reaffirms its approval and recommendation of the merger agreement and rejects any acquisition proposal within three business days after such disclosure or communication.

Employee Matters

After the effective time of the merger, except for purposes of determining eligibility for retiree health and welfare benefits, Ingredion will give each employee of Penford and the surviving corporation or their respective subsidiaries then employed, full credit for prior service with Penford and its subsidiaries to the extent such service would be recognized if it had been performed as an employee of Ingredion, for the purposes of (a) eligibility and vesting under any Ingredion employee benefit plans, but not for benefit accrual purposes under any defined benefit plan of Ingredion and (b) determination of benefit levels under any Ingredion employee benefit plans or policy of general application relating to vacation or severance, in either case for which the continuing employees are otherwise prospectively eligible and in which the continuing employees are offered participation, but except where such credit would result in a duplication of benefits. No continuing employee will be retroactively eligible for any Ingredion employee benefit plan, including any frozen plan. Ingredion will also waive any limitations on benefits relating to pre-existing conditions to the same extent such limitations would not have been applicable to such continuing employee under the terms of any comparable medical and dental plan of Penford and its subsidiaries.

In addition, Ingredion will provide that any covered expenses incurred on or before the effective time of the merger by continuing employees or such employees’ covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the effective time of the merger, to the same extent as such expenses were taken into account under the comparable benefit plan and such expenses shall also count towards any annual or lifetime limits, treatment or visit limits or similar limitations that apply under the terms of the applicable plan for the plan year in which the merger occurs.

However, nothing contained in the merger agreement should be construed as requiring Ingredion to continue any specific employee benefit plan or to continue the employment of any specific person and nothing should be construed to (a) constitute an amendment to any of the compensation and benefits plans maintained for or provided to employees continuing with Penford or its subsidiaries prior to or following the merger, (b) impede or limit Ingredion, Penford or any of their subsidiaries from amending or terminating any benefit plan following the merger or (c) confer upon or give to any person (including any current or former employees, directors or independent contractors of Penford or any of its subsidiaries), other than the parties to the merger agreement, any legal or equitable or other rights or remedies under or by reason of any provision of the merger agreement.

For purposes of this section, the term “Ingredion employee benefit plan” means any “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act (referred to as ERISA)), “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other plan or policy under which service with Ingredion is relevant to eligibility, vesting and/or level of benefits, for the benefit of, or relating to, the current employees of Ingredion or its subsidiaries and with respect to which eligibility has not been frozen.

Director and Officer Indemnification

The merger agreement provides for certain indemnification and insurance rights in favor of our and our subsidiaries’ current and former directors and officers, who we refer to as indemnified persons. Specifically, all rights of indemnified persons (whether contractual or existing under our or our subsidiaries’ organizational documents) to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring or alleged to have occurred at or prior to the effective time of the merger will survive the merger, will be assumed by the surviving corporation and will generally continue in full force and effect in accordance with their terms for six years after completion of the merger.

For a period of at least six years after the effective time of the merger, Ingredion and the surviving corporation will maintain directors’ and officers’ liability insurance and fiduciary liability insurance policies maintained by us and our subsidiaries as of the date of the merger agreement for the benefit of the indemnified persons (and other persons covered by such policies) with respect to acts or omissions occurring or alleged to have occurred prior to the effective time of the merger. Ingredion may satisfy this obligation by providing substitute insurance policies that are, taken as a whole, as least as favorable as our existing policies. Ingredion will not be required to pay an annual premium for such insurance in excess of 300% of the last annual premium paid by us.

Special Meeting and Proxy Statement

Under the merger agreement, so long as the merger agreement has not been terminated, we have agreed to (a) call, give notice of, convene and hold a meeting of Penford shareholders as promptly as reasonably practicable for the purpose of approving the merger agreement and (b) prepare and file with the SEC a proxy statement (including the company recommendation and the opinion of our financial advisor) relating to the merger and merger agreement by a specified date.

Once the shareholders meeting has been called and noticed, we may not postpone it without Ingredion’s consent.

Reasonable Best Efforts

We, Ingredion and Merger Sub each have agreed to use our respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement, and have agreed not to take or cause to be taken any action that would reasonably be expected to prevent, impede or materially delay the completion of the transactions contemplated by the merger agreement (provided that, subject to certain limited exceptions, Penford must not, without the prior written consent of Ingredion, agree to any modification to or accommodation under any contract or undertake any liability in connection with obtaining any consent under any contract).

In addition, we agreed to provide Ingredion duly executed payoff letters, in form and substance reasonably acceptable to Ingredion, from all holders of indebtedness of Penford or any subsidiary with respect to the repayment of all indebtedness of Penford and its subsidiaries no later than five business days prior to closing of the merger.

HSR Act and Competition Laws; Filings and Notices

We and Ingredion have each agreed to:

•	promptly as reasonably practicable, file all required notifications or applications initially required to be filed under the HSR Act and under similar laws in connection with the merger, and take all other commercially reasonable actions necessary, proper or advisable to cause the applicable waiting periods to expire or receive the applicable approval or termination as soon as practicable; and
•	furnish to governmental entities, as promptly as practicable, any additional documents and materials requested by such government entities pursuant to applicable law under the HSR Act or similar laws.

Notwithstanding the foregoing, nothing in the merger agreement requires Ingredion or its subsidiaries or affiliates to do any of the following:

•	(a) proffer to, agree to or become subject to any order, judgment or decree to (i), sell, license or dispose of or hold separate before or after the closing of the merger, any assets, businesses, product lines or interest in any assets or businesses of Ingredion or any of its affiliates, (ii) make or accept, any changes, modifications, limitations or restrictions in the operations of any assets or businesses of Ingredion or any of its subsidiaries, any contract to which Ingredion or any of its subsidiaries is a party or otherwise bound or any of the relationships of Ingredion or any of its subsidiaries with any other persons (contractual or otherwise) or (iii) any concession, accommodation or liability relating to Ingredion or any of its subsidiaries;
•	(b) proffer to, agree to or become subject to any order, judgment or decree to (or consent to) (i) sell, license or dispose of or hold separate before or after the closing of the merger, any assets, businesses, product lines or interest in any assets or businesses of the Company or any of its subsidiaries, (ii) any changes, modifications, limitations or restrictions in the operations of any assets or businesses of the Company or any of its subsidiaries, any contract to which the Company or any of its subsidiaries is a party or otherwise bound or any of the relationships of the Company or any of its subsidiaries with any other persons (contractual or otherwise) or (iii) any concession, accommodation or liability with respect to the Company or any of its subsidiaries that, in the case of clause (b)(i) through clause (b)(iii) would, individually or in the aggregate, materially diminish the expected benefits of the transactions contemplated by the merger agreement to Ingredion and its subsidiaries (including the Company and its subsidiaries, taken as a whole (the items in clauses (a) through (b), referred to as a “burdensome action”); or
•	(c) commence or participate in any litigation.

Takeover Statutes

If any state anti-takeover law or regulation is or becomes applicable to the merger, each of Penford, Ingredion and Merger Sub and their respective boards of directors will grant all approvals and take all actions as are reasonably necessary or appropriate so that such transactions may be consummated as promptly as practicable on the terms contemplated by the merger agreement, and otherwise act reasonably to eliminate or minimize the effects of such law on such transactions.

Other Covenants

The merger agreement contains other customary covenants, including, but not limited to, covenants relating to transfer taxes, providing information regarding the status of the merger or communications with governmental entities, public announcements and matters concerning Section 16(a) of the Exchange Act.

Conditions to Closing the Merger

Conditions to Each Party’s Obligations to Close the Merger

The obligations of Penford, Ingredion and Merger Sub to complete the merger are subject to the satisfaction or, if permitted under applicable law, the waiver of the following mutual conditions:

•	our shareholders must have approved the merger agreement, as required under Washington law;
•	the waiting period (and any extension thereof) applicable to the merger under the HSR Act or any other applicable antitrust laws having been terminated or having expired or been terminated; and
•	no court or other governmental entity having jurisdiction over us, Ingredion or Merger Sub having enacted, issued, promulgated, enforced or entered any law that restrains, enjoins or otherwise prohibits or makes illegal the completion of the merger or any of the other transactions contemplated by the merger agreement.

Conditions to Obligations of Ingredion and Merger Sub to Close the Merger

The obligations of Ingredion and Merger Sub to complete the merger include the satisfaction or waiver of the following additional conditions:

•	(a) the representations and warranties of Penford relating to capitalization must be true and correct in all respects as of the date of the merger agreement and as of the closing date, other than with regard to those expressly made as of an earlier date, in which case as of such date, and except for inaccuracies that, in the aggregate, do not amount to more than $150,000, (b) the representations and warranties absence of certain changes, including any “material adverse effect,” since August 31, 2014, must be true and correct as of the date of the merger agreement and as of the closing date, (c) regarding absence of the representations and warranties of Penford relating to organization, corporate authority, conflicts and required consents and approvals (only with respect to certain material contracts), the absence of certain changes or events, certain material contracts, brokers and takeover statutes must be true and correct in all material respects as of the date of the merger agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) and (d) the other representations and warranties of Penford must be true and correct as of the date of the merger agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality, material adverse effect or similar qualification) does not have, has not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect;
•	the performance or compliance, in all material respects, by us of our covenants and obligations under the merger agreement required to be performed or complied with at or prior to the closing of the merger;
•	no court or other governmental entity having jurisdiction having enacted, issued, promulgated, enforced or entered any law that individually or in the aggregate requires a burdensome action;
•	no lawsuit or similar action having been overtly threatened in writing or commenced and be pending by or before any governmental entity having jurisdiction where a judgment would, individually or in the aggregate with other such judgments, have or reasonably be expected to require a burdensome action or restrain, enjoin or otherwise prohibit or make illegal the completion of the merger or any of the other transactions contemplated by the merger agreement; and
•	the delivery by Penford to Ingredion of certain year-end financial information and an audit opinion related thereto, which such year-end financial information must not be different in any material respect from draft year-end financial information previously provided by Penford to Ingredion, if any such differences would, individually or in the aggregate, diminish the benefits Ingredion expected the merger to provide it and its subsidiaries (taken as a whole) in a way that would have materially impacted Ingredion’s decision to enter into the merger agreement.

Conditions to Obligations of Penford to Close the Merger

Our obligation to complete the merger includes the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of Ingredion and Merger Sub must be true and correct as of the date of the merger agreement and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or similar qualification set forth therein) does not prevent or materially delay the completion of the merger or the transactions contemplated thereby; and
•	the performance or compliance with, in all material respects, by each of Ingredion and Merger Sub of their respective obligations under the merger agreement at or prior to the closing of the merger.

Termination of the Merger Agreement

Penford and Ingredion may mutually agree to terminate the merger agreement at any time. In addition, the merger agreement may also be terminated by either Penford (by action of our board) or Ingredion:

•	if the merger has not closed by April 14, 2015 (which date may be extended for 60 days if, as of April 14, 2015, all of the conditions to closing the merger have been met or waived other than those relating to the expiration or termination of the waiting period under the HSR Act or any other foreign and U.S. laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition); however, the right to terminate is not available to any party whose failure to fulfill any material obligation under the merger agreement materially contributed to the failure of the merger to be consummated on or before such date;
•	if any court of competent jurisdiction or other governmental entity has issued a judgment, order, injunction, rule or decree, or has taken any other action that restrains, enjoins or otherwise prohibits or makes the completion of the merger or related transactions illegal and such judgment, order, injunction, rule, decree or other action has become final and nonappealable; or
•	if the special meeting concludes without obtaining approval of the merger agreement by our shareholders, in accordance with Washington law; however, this termination right is not available to Penford if it fails to comply in any material respect with any of its obligations under the merger agreement that resulted in the failure to obtain our shareholders’ approval.

Penford may terminate the merger agreement:

•	if either Ingredion or Merger Sub breaches any covenant or agreement or if any of such party’s representations or warranties is untrue or inaccurate, resulting in any of the conditions to complete the merger not being satisfied and such breach is not cured within 30 days after written notice from us describing such untruth, inaccuracy or breach in reasonable detail; provided, however, that Penford must not be in material breach of any of its covenants or agreements in order to exercise such right; or
•	in order to enter into a definitive agreement to effect a superior proposal, prior to approval of the merger agreement at the special meeting, if Penford has complied with its non-solicitation and related obligations under the merger agreement, except for certain immaterial breaches (as described in further detail in the section titled “The Merger Agreement — No Solicitation of Transactions” and “The Merger Agreement — Company Recommendation”), and Penford pays the termination fee to Ingredion (as described in further detail in the section titled “The Merger Agreement — Termination Fees; Expenses”).

Ingredion may terminate the merger agreement:

•	if we breach any covenant or agreement or if any of our representations or warranties is untrue or inaccurate, resulting in any of the conditions to complete the merger not being satisfied and we do not cure such breach within 30 days after written notice from Ingredion describing such untruth, inaccuracy or breach in reasonable detail; provided, however, that Ingredion and Merger Sub must not be in material breach of any of their covenants or agreements in order to exercise such right;

•	if Penford’s board (a) effects or permits a change of recommendation (whether or not permitted to do so under the merger agreement), (b) approves, endorses or recommends an acquisition proposal to Penford shareholders other than the merger, (c) fails to publicly reaffirm its recommendation of the merger agreement within three business days following receipt of a written request by Ingredion to provide such reaffirmation following the public announcement of an acquisition proposal, (d) fails to include the recommendation to approve the merger or its determination that the merger agreement, the voting and support agreement, the merger and other transactions contemplated thereby are advisable and in the best interest of Penford and its shareholders in this proxy statement, or includes in the proxy statement a proposal or vote upon any other acquisition proposal or (e) fails to recommend against a competing offer for 10% or more of the outstanding capital stock of Penford within 10 business days of the commencement of such an offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders);
•	if Penford materially breaches its non-solicitation obligations regarding an acquisition proposal; or
•	if any final and nonappealable law, regulation, judgment, order, injunction rule or decree is enacted, issued or enforced by a court of competent jurisdiction or other governmental entity that individually or in the aggregate results in the imposition of a burdensome action (as defined above).

Termination Fees; Expenses

Penford has agreed to pay Ingredion a termination fee of approximately $7.6 million if the merger agreement is terminated under any of the following circumstances:

•	if the merger agreement is terminated by Ingredion and Penford’s board has: (a) effected or permitted a change of recommendation (whether or not permitted to do so under the merger agreement), (b) approved, endorsed or recommended an acquisition proposal to Penford shareholders other than the merger, (c) failed to publicly reaffirm its recommendation of the merger agreement within three business days following receipt of a written request by Ingredion to provide such reaffirmation following the public announcement of an acquisition proposal, (d) failed to include the recommendation to approve the merger or its determination that the merger agreement, the voting and support agreement, the merger and other transactions contemplated thereby are advisable and in the best interest of Penford and its shareholders in this proxy statement, or included in the proxy statement a proposal or vote upon any other acquisition proposal or (e) failed to recommend against a competing offer for 10% or more of the outstanding capital stock of Penford within 10 business days of the commencement of such an offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders);
•	if Ingredion terminates the merger agreement because Penford has breached in any material respects its non-solicitation obligations with respect to acquisition proposals;
•	if we terminate the merger agreement in accordance with its terms prior to the approval by our shareholders of the merger agreement in order to enter into an acquisition agreement in connection with a superior proposal in accordance with the terms of the merger agreement; or
•	if (a) an acquisition proposal is made and (b)(i) Penford or Ingredion terminates the merger agreement due to either (A) Penford’s shareholders failing to approve the merger agreement at the special meeting or (B) the failure of the merger to occur by the six month anniversary of the merger agreement (plus any applicable 60-day extension) or (ii) Ingredion terminates the merger agreement because Penford breached its representations, warranties or covenants such that a closing condition is not satisfied (and is not cured within the applicable cure period) and (c) within 12 months after the date of such termination, Penford or any of its subsidiaries enters into a definitive agreement with respect to any acquisition proposal or any acquisition proposal is consummated.

In the event the merger agreement is terminated due to the failure of our shareholders to approve the merger agreement at the shareholders meeting, then we will pay to Ingredion a fee of $2.0 million as a shareholder termination payment; provided that at the time of such termination, neither party was entitled to terminate the merger agreement due to any court of competent jurisdiction or other governmental entity having jurisdiction having issued a judgment, order, injunction, rule or decree or having taken any other action that restrains, enjoins or otherwise prohibits or makes illegal the merger or related transactions (and such judgment, order, injunction, rule, decree or other action is final and non-appealable).

Remedies

Upon termination of the merger agreement, we will have no further liability to Ingredion or Merger Sub with respect to the merger agreement or the merger. If the merger agreement is otherwise terminated, there will be no liability of or obligation on the part of Penford, Ingredion or Merger Sub under the merger agreement, other than pursuant to certain provisions of the merger agreement that survive termination, including the parties’ respective confidentiality obligations. In the event of any termination; however, the parties are not released from liability for willful breach or fraud.

Specific Performance

Penford, Ingredion and Merger Sub agree that irreparable damage would occur in the event that provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of Penford, Ingredion and Merger Sub are entitled to specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in addition to any other remedy to which such party is entitled at law or in equity.

Amendment and Waiver

The merger agreement may be amended, modified or supplemented by the parties thereto by action taken or authorized by written agreement of the parties thereto (by action taken by their respective boards of directors, if required) at any time prior to the effective time of the merger, whether before or after approval of the merger agreement by our shareholders has been obtained (provided that after such approval has been obtained, no amendment shall be made that pursuant to applicable law requires further approval or adoption by the shareholders of the Company without such further approval or adoption). The merger agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment thereto, signed on behalf of each of the parties in interest at the time of the amendment.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of Penford’s board of directors in favor of the adoption of the merger agreement, you should be aware that Penford’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Penford’s shareholders generally. Our board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement and in recommending that the shareholders adopt the merger agreement. Shareholders should take these interests into account in deciding whether to vote for adoption of the merger agreement. Penford’s executive officers are Thomas D. Malkoski, Steven O. Cordier, Michael J. Friesema, Timothy M. Kortemeyer, Christopher L. Lawlor and John R. Randall.

Outstanding Equity Awards Held by Executive Officers and Directors

Our executive officers and directors as well as other employees hold equity awards granted under the Penford Corporation 1994 Stock Option Plan and the Penford Corporation 2006 Long-Term Incentive Plan, as amended (collectively referred to as the Penford equity plans). Each option to purchase shares of Penford common stock outstanding immediately prior to the merger, whether or not then vested or exercisable, will be cancelled and converted into the right to receive, for each share of common stock subject to such Penford option, an amount in cash equal to the excess, if any, of $19.00 over the per share exercise price of such option, without interest and subject to any required withholding of taxes. If the completion of the merger were to have occurred on November 28, 2014, the table below shows the amount to be received by Penford executives with respect to vested and unvested options of vested and unvested stock options for the Penford executive officers. The amount received in respect of each stock option was calculated by multiplying (a) the excess of the merger consideration over the per share exercise price of the stock option by (b) the number of shares of Penford common stock subject to the stock option. The amounts are gross amounts without regard to any required tax withholding . No director of Penford holds any stock options.

Options

	Vested		Unvested
Name	Number	Value	Number	Value(1)	Aggregate Value of all Options
Thomas D. Malkoski	315,000	$3,023,200	100,000	$1,335,000	$ 4,358,200
Steven O. Cordier	150,334	$1,244,209	37,666	$502,841	$ 1,747,050
Timothy M. Kortemeyer	100,000	$798,450	25,000	$333,750	$ 1,132,200
John R. Randall	70,000	$706,100	25,000	$333,750	$ 1,039,850
Christopher L. Lawlor	90,000	$689,000	20,000	$267,000	$ 956,000
Michael Friesema	16,667	$232,404	3,333	$44,496	$ 276,900

(1)	The value in this column reflects the cash consideration to be received by each executive officer in connection with the completion of the merger, including cash proceeds for accelerated vesting and cancellation of unvested stock options that may vest prior to the completion of the merger based upon the completion of continued service with Penford independent of the occurrence of the merger.

Each outstanding share of restricted stock that is outstanding immediately prior to the merger will, by its terms, fully vest. Therefore each holder of restricted shares will receive the same cash consideration as other holders of shares of Penford common stock. If the completion of the merger were to have occurred on November 28, 2014, the table below shows the amount to be received by Penford executives in respect of their restricted shares. The table shows, for each of Penford’s executive officers and directors: (a) the number of shares of restricted stock that would vest in connection with the merger and (b) the amount received by Penford executives with respect to such shares. Such amount was calculated by multiplying the merger consideration by the number of restricted shares.

Restricted Stock

Name	Number of Shares of Restricted Stock	Value of Restricted Stock(1)

Executive Officers
Thomas D. Malkoski	58,000	$ 1,102,000
Steven O. Cordier	20,000	$ 380,000
Timothy M. Kortemeyer	12,000	$ 228,000
John R. Randall	12,000	$ 228,000
Christopher L. Lawlor	12,000	$ 228,000
Michael Friesema	10,000	$ 190,000

Non-employee Directors
Evan Behrens	1,556	$ 29,564
William E. Buchholz	1,556	$ 29,564
Jeffrey T. Cook	1,556	$ 29,564
R. Randolph Devening	1,556	$ 29,564
Paul H. Hatfield	1,556	$ 29,564
John C. Hunter III	1,556	$ 29,564
Sally G. Narodick	1,556	$ 29,564
Edward F. Ryan	1,556	$ 29,564
James E. Warjone	1,556	$ 29,564
Matthew M. Zell	1,556	$ 29,564

(1)	The value in this column reflects the cash consideration to be received by each executive officer and director in connection with the completion of the merger, including cash proceeds for restricted stock that are unvested but that may vest prior to the completion of the merger based upon the completion of continued service with Penford independent of the occurrence of the merger.

Beneficial Ownership of Officers and Directors

Penford’s executive officers and directors hold shares of Penford common stock, which will be treated like all other shares of Penford common stock in the merger (i.e. upon completion of the merger, each holder of Penford common stock will be entitled to receive $19.00 in cash, without interest and subject to any applicable withholding of taxes, for each share of Penford common stock). See “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers” beginning on page 76 for further details regarding the beneficial ownership of executive officers and directors. Penford’s executive officers and directors have beneficial ownership of the following shares of Penford common stock which are not reflected in the preceding sections as either restricted stock or options:

Other Share Beneficial Ownership

Name	Number of Shares	Value of Shares

Executive Officers
Thomas D. Malkoski	72,392	$ 1,375,448
Steven O. Cordier	31,027	$ 589,513
Timothy M. Kortemeyer	16,318	$ 310,042
John R. Randall	25,499	$ 484,481
Christopher L. Lawlor	11,412	$ 216,828
Michael Friesema	4,117	$ 78,223

Non-employee Directors
Evan Behrens	—	—
William E. Buchholz	17,593	$ 334,267
Jeffrey T. Cook	154,115	$ 2,928,185
R. Randolph Devening	16,529	$ 314,051
Paul H. Hatfield	67,104	$ 1,274,976
John C. Hunter III	18,396	$ 349,524
Sally G. Narodick	28,329	$ 538,251
Edward F. Ryan	36,260	$ 688,940
James E. Warjone	20,535	$ 390,165
Matthew M. Zell	6,260	$ 118,940

Potential Severance Payments and Benefits to Executive Officers

Penford previously entered into change-in-control agreements with each of the executive officers specifying certain compensation and benefits payable to such executive officers in the event of a termination of employment following a “change in control,” as defined in the agreements and including the merger.

Under the terms of these agreements, participants will become entitled to the following termination benefits if, within 24 months following a change in control, (a) the participant’s employment is terminated by Penford without cause, (b) the participant terminates his or her employment for “Good Reason” (as defined in the agreement and summarized below) or (c) in the case of Messrs. Malkoski and Cordier, for any reason during the 30-day period beginning on the first anniversary of the change in control (each referred to as a qualifying termination). Participants will not be considered “terminated” for purposes of these agreements if they die, become disabled or are terminated for cause:

•	a payment equal to 2.5 for Messrs. Malkoski, Cordier, Randall, and Kortemeyer, 2.0 for Mr. Lawlor and 1.0 for Mr. Friesema times the sum of the executive’s base salary and his “average target attainment bonus” (as defined below) (collectively referred to as the Severance Amount);
•	a pro-rated target bonus for the fiscal year in which the executive is terminated;
•	outplacement services for a period of 12 months for Messrs. Malkoski and Cordier and for a period of 6 months for Messrs. Randall, Kortemeyer, Lawlor and Friesema;

•	continuation of medical, dental, life and similar benefits during the “Compensation Period,” which for Messrs. Malkoski, Cordier, Randall and Kortemeyer is 30 months, for Mr. Lawlor is 24 months and for Mr. Friesema is 12 months; and
•	in the case of Messrs. Malkoski and Cordier, a tax gross-up payment, if necessary, to make the executive whole as a result of excise and related taxes imposed by Section 280G of the Code on change in control benefits.

The pro-rated bonus and 50% of the Severance Amount are payable in a lump sum within 30 days following the participant’s termination, and the remaining 50% of the Severance Amount is payable in equal monthly installments following the executive’s termination over the Compensation Period. For purposes of calculating the Severance Amount, the participant’s “average target attainment bonus” is the participant’s target bonus in the year of the qualifying termination multiplied by the average of the percentages of target bonuses attained by the participant for the three fiscal years preceding the year of the executive’s qualifying termination of employment.

For each participant other than Messrs. Cordier and Malkoski, the change in control benefits are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Code such that the aggregate present value of the payments under the agreement would not exceed one hundred dollars less than the permissible threshold amount under Section 280G of the Code, which is generally three times the participant’s “base amount.” A participant’s base amount generally equals the participant’s average compensation from Penford for the preceding five years. In 2008, the agreements were amended to reflect tax law changes which will result in Messrs. Malkoski and Cordier not receiving the Severance Amount until six months after their termination of employment.

In exchange for the right to receive the change in control termination payments described above, each executive officer is required to abide by various restrictive covenants including: (a) a noncompete covenant during employment and for the 30-month period following employment for Messrs. Malkoski, Cordier, Randall and Kortemeyer, the 24-month period following employment for Mr. Lawlor and 12 months for Mr. Friesema (respectively, referred to as the restrictive period), (b) a covenant relating to the nonsolicitation of employees, suppliers or customers for the restrictive period and (c) perpetual covenants relating to non-disclosure and non-disparagement. To receive the payments and benefits for a qualifying termination, participants must execute a waiver and release in favor of Penford.

All options and shares of restricted stock (whether or not vested) are being cashed out as part of the merger as set forth in “Outstanding Equity Awards Held by Executive Officers and Directors” above beginning on page 67. Under these agreements, participants have a right to vesting in options and other equity-based rights and interests outstanding immediately prior to a Change in Control. The “Golden Parachute Compensation” table beginning on page 72 quantifies the payments and benefits that each of Messrs. Malkoski, Cordier, Kortemeyer, Randall and Lawlor would receive under the change in control agreements. Assuming a termination and change in control as of November 28, 2014 and based on the same assumptions used in the “Golden Parachute Compensation” table, Mr. Friesema would receive payments and benefits under his change in control agreement (without regard to the 2015 fiscal year prorated incentive program payments described and quantified in the section titled “Incentive Compensation Plan” beginning on page 71) with an aggregate value of approximately $353,100.

“Good Reason” for purposes of these agreements generally exists if the executive provides written notice to Penford of one of the following conditions, and within 30 days of such notice Penford has not cured the condition: (a) the executive’s most significant duties, responsibilities or authority are reduced or diminished in other than an immaterial manner; (b) either (i) the executive’s base salary or target bonus are reduced by Penford or (ii) the executive’s benefits are denied or modified in a manner different than changes applicable to other executive officers, and (iii) the aggregate effect of all such reductions, denials and modifications (including any increases in compensation, bonuses, or benefits) represents more than an immaterial reduction to the executive’s overall compensation package; (c) Penford violates the material terms of the agreement; (d) the executive is required to relocate his principal place of employment more than 50 miles from both his principal place of employment and his principal residence or (e) there is a liquidation, dissolution, consolidation or merger of

Penford or transfer or sale of all or substantially all of its assets, unless a successor (by merger, consolidation or otherwise) to which all or substantially all of its assets have been transferred or sold has assumed all duties and obligations of the Company under the agreement.

Incentive Compensation Plan

Under the terms of Penford’s 2015 fiscal year incentive program applicable to executive officers and certain other employees, each executive may become entitled to a prorated incentive payment following a change in control. Under this incentive program, Penford determines the level of performance achieved for completed fiscal quarter(s) through the date of the change in control and the bonus amount earned, if any, for such completed fiscal quarters. For each month following the most recently completed fiscal quarter, Penford assumes that performance is achieved at the target level through the later of (a) the end of the month in which a change in control occurs or (b) February 28, 2015. The prorated incentive payment will be paid within five business days after the 60th day following the change in control subject to the executive’s continued employment through the 60th day following the change in control unless Penford terminates his employment without cause or the executive terminates his employment for good reason. The merger will constitute a change in control for purposes of the prorated incentive payment. These prorated 2015 fiscal year incentive payments will not duplicate any other 2015 fiscal year incentive payment the executives may become entitled to upon termination. The “Golden Parachute Compensation” table beginning on page 72 quantifies the prorated incentive payments that each of Messrs. Malkoski, Cordier, Kortemeyer, Randall and Lawlor would receive under the 2015 fiscal year incentive program. Assuming a termination and change in control as of November 28, 2014, target performance through February 28, 2015 and using Mr. Friesema’s 2015 base salary, Mr. Friesema would receive prorated 2015 fiscal year incentive program payments with an aggregate value of $70,500.

Other Benefits

Penford executive officers and other employees will continue to receive compensation and benefits while they remain employed with Penford. Pursuant to the merger agreement, certain service credit for benefit plan vesting and eligibility is provided to Penford employees as well as credit against deductibles and out-of-pocket maximums and other limitations for health benefit expenses incurred. See “The Merger Agreement – Employee Matters” beginning on page 61 for more information. Certain of our executive officers and directors have compensation which they have deferred which will become payable to them after their service to Penford ends.

New Employment Arrangements

As of the date of this proxy statement, none of our executive officers has entered into any agreement, arrangement or understanding with Ingredion or any of its subsidiaries regarding employment with, or the right to purchase or participate in the equity of, Ingredion or the surviving corporation. Although no such agreement, arrangement or understanding exists as of the date of this proxy statement, certain of our executive officers may, prior to the completion of the merger, enter into new arrangements with Ingredion or its subsidiaries regarding employment with, or the right to purchase or participate in the equity of, Ingredion, certain of its subsidiaries or the surviving corporation.

Director and Officer Indemnification

Under the merger agreement, certain indemnification and insurance rights exist in favor of our and our subsidiaries’ current and former directors and officers. See “The Merger Agreement — Director and Officer Indemnification” beginning on page 62 for information on these rights.

Intent to Vote in Favor of the Merger

It is expected that our directors and executive officers will vote all shares of Penford common stock that they own and have the right to vote “FOR” the adoption of the merger agreement, “FOR” the adjournment of the special meeting, if determined necessary by Penford, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement or if otherwise deemed necessary or appropriate by Penford, and “FOR” the advisory (non-binding) merger-related compensation proposal. As of                     , the record date for the special meeting, our directors and executive officers who are expected to vote on the matters

described in this proxy statement owned and had the right to vote in the aggregate                      shares of Penford common stock, or less than     % of the outstanding shares of Penford common stock.

Quantification of Potential Payments to Penford Named Executive Officers in Connection with the Merger

Penford’s “named executive officers” for purposes of the disclosure in this proxy statement are the following individuals:

•	Thomas D. Malkoski, President and Chief Executive Officer
•	Steven O. Cordier, Senior Vice President, Chief Financial Officer
•	Timothy M. Kortemeyer, Vice President and President, Penford Industrial Ingredients
•	John R. Randall, Vice President and President, Penford Food Ingredients
•	Christopher L. Lawlor, Vice President - Human Resources, General Counsel and Secretary

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the merger that may become payable to each of Penford’s named executive officers. We refer to this compensation as “merger-related compensation”.

The amounts set forth in the table below have been calculated assuming the merger is completed on November 24, 2014, the last practicable date prior to filing this proxy statement. These estimates are based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement. In addition, certain amounts payable will vary depending on the actual date the merger is completed and the actual date, if any, of a qualifying termination of employment. As a result, the actual amounts, if any, to be received by an executive officer may differ in material respects from the amounts set forth below. The disclosures in the table below and the accompanying footnotes should be read in conjunction with the narrative description of the compensation arrangements set forth above. All dollar amounts set forth below have been rounded to the nearest whole number.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Other ($)	Total ($)
Thomas D. Malkoski	$3,028,125	$2,437,000	$84,500			$5,549,625
President and Chief Executive Officer

Steven O. Cordier	1,610,594	882,841	84,500			2,577,935
Senior Vice President, Chief Financial Officer
Timothy M. Kortemeyer	1,135,500	561,750	69,500			1,766,750
Vice President and President, Penford Industrial Ingredients

John R. Randall	1,239,500	561,750	69,500			1,870,750
Vice President and President, Penford Food Ingredients
Christopher L. Lawlor	906,240	495,000	59,000			1,460,240
Vice President - Human Resources, General Counsel and Secretary

(1)	Termination payments reflected in this column are “double trigger,” meaning that eligibility to receive the amounts requires both completion of the merger and a qualifying termination of the executive officer’s employment as described in further detail in the section titled “Potential Severance Payments and Benefits to Executive Officers” beginning on page 69. The termination payments reflected in this column are: Mr. Malkoski, $2,703,125; Mr. Cordier, $1,460,594; Mr. Kortemeyer, $1,042,500; Mr. Randall, $1,146,500; and Mr. Lawlor, $816,240.

50% of the termination payment amount is payable within 30 days after a qualifying termination of the executive officer’s employment and the remaining 50% is payable in equal monthly installments over the compensation period, which for Messrs. Malkoski, Cordier, Kortemeyer and Randall is 30 months and for Mr. Lawlor is 24 months. The amount is the product of (a)(i) base salary plus (ii) the executive officer’s target bonus multiplied by the average of the percentages of target bonus attained by the executive for three fiscal years preceding the year of the executive’s termination of employment, times (b) 2.5 for Messrs. Malkoski, Cordier, Kortemeyer and Randall and 2.0 for Mr. Lawlor.

The base salaries for the executives as of November 24, 2014 are as follows: Mr. Malkoski ($625,000); Mr. Cordier ($385,000); Mr. Kortemeyer ($300,000); Mr. Randall ($300,000); and Mr. Lawlor ($285,000). The executives’ fiscal 2015 target bonuses as a percentage of their base salary are as follows: Mr. Malkoski (100%); Mr. Cordier (75%); Mr. Kortemeyer (60%); Mr. Randall (60%); and Mr. Lawlor (60%). The average of the percentages of target bonuses attained by the executives for the fiscal years 2012 through 2014 are as follows: Mr. Malkoski (73%); Mr. Cordier (69%); Mr. Kortemeyer (65%); Mr. Randall (88%); and Mr. Lawlor (72%).

Pursuant to their change in control agreements, each executive would also be entitled to a prorated target bonus for the fiscal year in which a qualifying termination occurs, payable within 30 days after such termination of employment. Because the amount in this column already reflects a prorated target bonus through February, 2015, pursuant to the terms of Penford’s 2015 fiscal year incentive program as described below, no additional amount is set forth in this column for the entitlement to a prorated target bonus under the change in control agreements.

Under the terms of Penford’s 2015 fiscal year incentive program applicable to executive officers and certain other employees, each executive may become entitled to a prorated incentive payment following a change in control. Under this incentive program, Penford determines the level of performance achieved for completed fiscal quarter(s) through the date of the change in control and the bonus amount earned, if any, for such completed fiscal quarters. For each month, following the most recently completed fiscal quarter, Penford assumes that performance is achieved at the target level through the later of (a) the end of the month in which a change in control occurs or (b) February 28, 2015. The prorated incentive payment will be paid within five business days after the 60th day following the change in control subject to the executive’s continued employment through the 60th day following the change in control unless Penford terminates his employment without cause or the executive terminates his employment for good reason. For purposes of this table, target performance was assumed through February 28, 2015 and 2015 base salaries were used: Mr. Malkoski ($650,000); Mr. Cordier ($400,000); Mr. Kortemeyer ($310,000); Mr. Randall ($310,000); and Mr. Lawlor ($300,000). The prorated 2015 fiscal year incentive payments reflected in this column are: Mr. Malkoski, $325,000; Mr. Cordier, $150,000; Mr. Kortemeyer, $93,000; Mr. Randall, $93,000 and Mr. Lawlor, $90,000. These prorated 2015 fiscal year incentive payments will not duplicate any other 2015 fiscal year incentive payment the executives may become entitled to upon termination. These prorated 2015 fiscal year incentive amounts are “single trigger”, meaning that they will be paid following completion of the merger.

(2)	Amounts reported in this column represent payments that the executive officers will be eligible to receive in connection with the acceleration and cash-out of unvested stock options and restricted stock that are outstanding, immediately prior to the effective time of the merger, calculated as set forth above under “Interests of Our Directors and Executive Officers in the Merger,” beginning on page 67 of this proxy statement. These amounts are “single trigger,” meaning that they will be paid following completion of the merger. The amounts payable with respect to unvested stock options and restricted stock are set forth in the following table:

Name	Unvested Stock Options ($)(1)	Restricted Stock ($)(1)	Total ($)
Thomas D. Malkoski	$1,335,000	$1,102,000	$2,437,000
Steven O. Cordier	502,841	380,000	882,841
Timothy M. Kortemeyer	333,750	228,000	561,750
John R. Randall	333,750	228,000	561,750
Christopher L. Lawlor	267,000	228,000	495,000

(1) The value in these columns reflects the cash consideration to be received by each executive officer for options and restricted stock that are unvested but that may vest prior to the completion of the merger based upon the completion of continued service with Penford independent of the occurrence of the merger.

(3)	Amounts reported in this column are “double trigger,” meaning that eligibility to receive the amounts requires both completion of the merger and a qualifying termination of the executive officer’s employment within 24 months after completion of the merger. Under their change in control agreements, the executive officers are entitled to outplacement services – 12 months for Messrs. Malkoski and Cordier and 6 months for Messrs. Kortemeyer, Randall and Lawlor. We have estimated the cost of these outplacement services at $35,000 for each of Messrs. Malkoski and Cordier and $20,000 for each of Messrs. Kortemeyer, Randall and Lawlor, which amount is reflected in the column for each executive officer. The remaining amounts in this column represent the estimated cost of the continuation of group medical, dental and life insurance benefits for 30 months for Messrs. Malkoski, Cordier, Kortemeyer and Randall and 24 months for Mr. Lawlor. The estimated cost of this benefits continuation is based on the assumptions that our premium costs associated with such benefits continuation will be substantially comparable to the premium costs associated with our existing benefit plans and programs.

(4)	Based on the amounts reported in this golden parachute compensation table and taking into account the value of their noncompetition and nonsolicitation agreements, no executive officer is currently expected to receive a “parachute payment” as that term is defined for purposes of Sections 280G and 4999 of the Code. However, Messrs. Malkoski and Cordier are entitled under their change in control agreements to an additional payment, if necessary, to make them whole as a result of excise and related taxes under the Code if they were considered to receive a parachute payment. Because of the operation of the excise tax provisions under Section 280G and 4999 of the Code, if a gross-up is required to be made by Penford, it could be significant. Under their change in control agreements, Messrs. Kortemeyer, Randall and Lawlor would have payments reduced so as not to be treated as parachute payments subject to excise and related taxes if their agreements were otherwise to provide parachute payments.

PROPOSAL 2 - ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

In this proposal, we are asking you to authorize the holder of any proxy solicited on behalf of Penford’s board of directors to vote to adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or if otherwise deemed necessary or appropriate. Failure of this proposal to pass will not affect the ability of the holder of any proxy solicited on behalf of Penford’s board of directors to adjourn the special meeting in the event insufficient shares of our common stock are represented to establish a quorum. If we move to adjourn the meeting, we will ask Penford’s shareholders to vote only on the adjournment proposal, and not on the proposal regarding the approval of the merger agreement.

Votes Required and Our Board of Directors’ Recommendation

In order for the proposal to adjourn the special meeting, if necessary or advisable, to solicit additional proxies to be approved, the votes cast “FOR” such proposal by the shares of Penford common stock entitled to vote on such proposal must exceed the votes cast “AGAINST” such proposal by the shares of Penford common stock entitled to vote on such proposal, provided a quorum is present in person or represented by proxy at the special meeting. If, however, less than a quorum is present, approval to adjourn the special meeting will require the affirmative vote of a majority of the votes represented by shares of Penford common stock present in person or represented by proxy at the special meeting and entitled to vote on such proposal. Provided a quorum is present, if you have given a proxy and abstained on this proposal, this will have no effect on the outcome of this proposal, and broker non-votes will have no effect on the outcome of this proposal. If, however, less than a quorum is present, your abstention will have the same effect as voting “AGAINST” this proposal, and broker non-votes, which are not entitled to vote, will have the effect of reducing the aggregate number of affirmative votes required to adjourn the special meeting.

Our board of directors unanimously recommends by those voting on this matter that you vote “FOR” the adjournment proposal if necessary or advisable, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or if otherwise deemed necessary or appropriate.

PROPOSAL 3 - ADVISORY VOTE ON MERGER-RELATED COMPENSATION

The Proposal Relating to Merger-Related Compensation

We are providing Penford’s shareholders with the opportunity to vote, on an advisory (non-binding) basis, to approve the agreements or understandings between our named executive officers and Penford concerning any type of compensation that is based on or otherwise relates to the merger, as required by Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. This proposal, commonly known as the “say on golden parachute” vote, gives our shareholders the opportunity to vote on an advisory (non-binding) basis on such agreements or understandings and the related compensation that will or may be paid by Penford to our named executive officers in connection with the merger.

The compensation payments that our named executive officers may be entitled to receive in connection with the merger are summarized in the table entitled “Golden Parachute Compensation” and the related narrative disclosures under “Interests of Our Directors and Executive Officers in the Merger — Quantification of Potential Payments to Penford Named Executive Officers in Connection with the Merger,” beginning on page 72 of this proxy statement.

Our board of directors encourages you to review carefully the merger-related compensation information disclosed in this proxy statement, including in the table described above.

Our board of directors unanimously recommends by those voting on this matter that our shareholders approve the following resolution:

“RESOLVED, that the shareholders of Penford approve, solely on an advisory (non-binding) basis, compensation that will or may become payable to its named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the “Golden Parachute Compensation” table and the related narrative disclosures in the section of the proxy statement entitled “Interests of Our Directors and Executive Officers in the Merger — Quantification of Potential Payments to Penford Named Executive Officers in Connection with the Merger” and the sections incorporated therein and the agreements or understandings between Penford’s named executive officers and Penford pursuant to which such compensation will or may become payable.”

The vote on merger-related compensation payments is a vote separate and apart from the vote on the adoption of the merger agreement and is not a condition to completion of the merger. Accordingly, you may vote to adopt the merger agreement and vote not to approve the merger-related compensation proposal and vice versa. This proposal is merely an advisory vote and will not be binding on Penford or Ingredion or Penford’s board of directors regardless of whether the merger agreement is approved. Further, the underlying agreements and understandings are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed, our named executive officers will be eligible to receive the merger-related compensation payments and benefits in accordance with the terms and conditions applicable to those payments and benefits.

Votes Required and Our Board of Directors’ Recommendation

Approval of this advisory (non-binding) merger-related compensation proposal requires the affirmative vote of a majority of the votes cast at the special meeting. In order for the proposal to be approved, the votes cast “FOR” such proposal by the shareholders must exceed the votes cast “AGAINST” such proposal, provided that a quorum is present in person or represented by proxy at the special meeting. If you fail to submit a proxy and do not attend the special meeting in person, or if you do not provide your broker or other nominee with voting instructions on the proposal, or if you abstain on the proposal, your shares of Penford common stock will have no effect on this proposal.

Our board of directors unanimously recommends that you vote “FOR” the approval of the merger-related compensation proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of November 28, 2014, regarding the beneficial ownership of the Company’s common stock by any person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock, by the directors, by the Company’s Chief Executive Officer and Chief Financial Officer, by the three other highest paid executive officers in fiscal year 2014, and by the directors and executive officers as a group.

Name (and Address for Beneficial Owners over 5%)	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class(2)
SEACOR Holdings Inc.	1,186,600	9.28(3)
2200 Eller Drive Fort Lauderdale, FL 33316
T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc.	1,112,300	8.70(4)
100 East Pratt Street Baltimore, MD 21202
CF Advisors, LLC, Amici Capital, LLC, A. Alex Porter and Paul E. Orlin	1,045,521	8.18(5)
666 Fifth Avenue, Suite 3403 New York, NY 10103
Dimensional Fund Advisors, LP	861,981	6.74(6)
Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746
Wellington Management Co., LLP	543,425	5.23(7)
280 Congress Street Boston, MA 02210
Evan Behrens	1,556	*
William E. Buchholz	19,149	*
Jeffrey T. Cook	155,671	1.22(8)
Steven O. Cordier	239,027	1.84(9)
R. Randolph Devening	18,085	*
Michael Friesema	34,117	*(9)
Paul H. Hatfield	68,660	*
John C. Hunter III	19,952	*
Timothy Kortemeyer	153,318	1.19(9)
Christopher L. Lawlor	133,412	1.03(9)
Thomas D. Malkoski	545,392	4.13(9)
Sally G. Narodick	29,885	*
John R. Randall	132,499	1.03(9)
Edward F. Ryan	37,816	*
James E. Warjone	22,091	*
Matthew M. Zell	7,816
All directors and executive officers as a group (16 persons)	1,618,446	11.78(9)

*	Represents less than 1%.
(1)	Unless otherwise indicated, beneficial ownership represents sole voting and investment power. The totals include shares that may be acquired within 60 days through the exercise of stock options, as follows: Mr. Cordier, 188,000; Mr. Friesema, 20,000; Mr. Kortemeyer, 125,000; Mr. Lawlor, 110,000; Mr. Malkoski, 415,000; Mr. Randall, 95,000; and all directors and executive officers as a group, 953,000.
(2)	Based on 12,788,527 shares of Common Stock outstanding.
(3)	Information based on Amendment No. 4 to Schedule 13D filed October 16, 2014. SEACOR Holdings Inc. had shared voting power and shared dispositive power over all shares.

(4)	Information based on Amendment No. 10 to Schedule 13G filed February 10, 2014. T. Rowe Price Associates, Inc. had sole voting power over 108,000 shares and sole dispositive power over 1,112,300 shares and T. Rowe Price Small-Cap Value Fund, Inc. had sole voting power of 1,000,000 shares.
(5)	Information based on Amendment No. 4 to Schedule 13G filed February 14, 2014. Amici Capital, LLC, A. Alex Porter and Paul E. Orlin each had shared voting power over and shared power to dispose or to direct the disposition of 1,045,521 shares. CF Advisors, LLC had shared power to vote over and shared power to dispose or to direct the disposition of 581,138 shares.
(6)	Information based on Amendment No. 6 to Schedule 13G filed February 10, 2014. Dimensional Fund Advisors, LP had sole voting power over 840,228 shares and sole dispositive power over 861,981 shares.
(7)	Information based on Schedule 13F dated November 14, 2014. Wellington Management Co. LLP had shared voting power over all shares.
(8)	Includes shares held in irrevocable trusts for which Mr. Cook shares voting and investment power.
(9)	For purposes of calculating the percentage of class owned by this officer or director and the directors and executive officers as a group, the total shares of the class includes shares that may be acquired within 60 days through the exercise of stock options set forth in footnote (1).

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, Penford will be a wholly owned subsidiary of Ingredion, and there will be no public participation in any future meetings of shareholders of Penford, and therefore, we will not hold a 2015 annual meeting.

If the merger is not completed, our shareholders will continue to be entitled to attend and participate in Penford shareholder meetings and therefore, we will hold a 2015 annual meeting of shareholders.

Submission of Shareholder Proposals for Inclusion in Proxy Statement for 2015 Annual Meeting of Shareholders

In the event Penford holds a 2015 annual meeting of shareholders, it would be on a date within 30 days of the anniversary date of Penford’s 2014 annual meeting of shareholders (in other words, no later than March 1, 2015), and in order for shareholder proposals submitted under Rule 14a-8 of the Exchange Act to be presented at Penford’s 2015 annual meeting of shareholders and included in Penford’s proxy statement and form of proxy relating to that meeting, the proposals must have been received by August 22, 2014 by Penford’s Secretary via delivery or mail to Penford at 7094 South Revere Parkway, Centennial, CO 80112, or such later deadline as communicated by Penford to its shareholders, which deadline would be a reasonable time before Penford begins to print and send its proxy materials to shareholders. Any such proposals must comply with applicable requirements of the SEC. If, as may become necessary, Penford holds an annual meeting at some later time, Penford will inform its shareholders of the new date and the deadline for shareholders to submit proposals under Rule 14a-8 of the Exchange Act that will be eligible for consideration for inclusion in Penford’s proxy materials, which deadline will be a reasonable time before Penford begins to print and send its proxy materials to its shareholders.

Advance Notice Procedures for Proposing Actions for Consideration at 2015 Annual Meeting of Shareholders

In the event Penford holds a 2015 annual meeting of shareholders, in order for other business to be properly brought or nominations of persons for election to Penford’s board to be properly made at the time of the 2015 annual meeting of shareholders (without having such proposal included in the proxy statement and proxy card), shareholders must follow the requirements set forth in Penford’s Amended and Restated Bylaws. Assuming the merger is not completed and we hold the 2015 annual meeting of shareholders by March 1, 2015, then for the 2015 annual meeting of shareholders, a notice of proposal must have been delivered to our Secretary no later than August 22, 2014. If, however, the date of the 2015 annual meeting of shareholders is changed by more than 30 days from the date contemplated at the time of the 2014 proxy statement, then notice must be delivered not later than the close of business on the 10th day following the earlier of (a) the day on which notice of the date of the scheduled meeting was mailed or (b) the day on which public disclosure of such date was made.

OTHER BUSINESS

Our board of directors does not intend to present any business at the special meeting other than the proposals for (a) the approval of the merger agreement, (b) the approval of the adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement, or if otherwise deemed necessary or appropriate and (c) the approval, on an advisory (non-binding) basis, of the merger-related compensation that will or may be paid to Penford’s named executive officers in connection with the merger. If, however, any other matters requiring the vote of shareholders are properly presented at the special meeting, the persons named in the accompanying form of proxy intend to exercise their discretionary authority to vote the proxies held by them in accordance with their judgment and discretion as to such matters in the manner they believe to be in the best interests of the shares represented by those proxies.

It is important that your shares be represented at the special meeting, regardless of the number of shares that you hold. Accordingly, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid addressed envelope enclosed for that purpose or otherwise vote by Internet or by telephone (or if a beneficial holder, appropriately instruct the voting of your shares by the applicable record holder).

HOUSEHOLDING

Intermediaries such as brokers are permitted to satisfy delivery requirements for proxy materials with respect to multiple shareholders who share the same last name and address by delivering a single proxy statement addressed to those shareholders. This process is known as “householding.” Shareholders who do not wish to participate in householding and would prefer to receive separate proxy material, or shareholders who receive multiple copies of the proxy material and wish to receive only one, should notify their broker. The Company does not household proxy material for shareholders of record. If a shareholder of record wishes to participate in householding, please contact the Secretary, Penford Corporation, 7094 S. Revere Parkway, Centennial, CO 80112.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC public reference room at the following location: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. In addition, shareholders and others will be able to obtain free copies of the documents filed with the SEC on our website at www.penford.com (which website is not incorporated herein by reference).

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Penford filings with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended August 31, 2014; and
•	Definitive Proxy Statement on Schedule 14A for our 2014 annual meeting of shareholders.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. To the extent that any information contained in any such

Current Report on Form 8-K, or any exhibit thereto, was furnished, rather than filed, with the SEC, such information or exhibit is specifically not incorporated by reference into this proxy statement. Statements contained in this proxy statement or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit or otherwise with the SEC.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing from us at the following address or by telephone:

Penford Corporation

7094 S. Revere Parkway

Centennial, Colorado 80112-3932

(303) 649-1900

Attention: Investor Relations Department

1-800-204-PENX (7369) or 303-649-1900

If you would like to request documents from us, please do so by     , to receive them before the special meeting. If you request any documents from us, we expect to mail them to you promptly after we receive your request (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Please note that all of our documents that we file with the SEC are also promptly available at the investor relations tab of our website, www.penford.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have questions about the special meeting or the merger after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, you should contact our Investor Relations Department at the address or telephone number provided above. You may also call our proxy solicitor,             , at                      (toll free) or                     (call collect).

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement or incorporated by reference herein and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated                     , 2014. Unless specified elsewhere in this proxy statement, you should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the issuance of cash in the merger creates any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

among

INGREDION INCORPORATED

PROSPECT SUB, INC.

and

PENFORD CORPORATION

Dated as of October 14, 2014

-i-

(Continued)

Annex I	Defined Terms
Exhibit A	Voting and Support Agreement
Exhibit B	Form of Amended Articles of Incorporation of the Surviving Corporation

-ii-

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 14, 2014, is by and among Ingredion Incorporated, a Delaware corporation (“Parent”), Prospect Sub, Inc. a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Penford Corporation, a Washington corporation (the “Company”).

RECITALS

WHEREAS, pursuant to this Agreement, and upon the terms and subject to the conditions set forth herein, Merger Sub will be merged with and into the Company with the Company as the Surviving Corporation (the “Merger”), in accordance with the Washington Business Corporation Act (the “WBCA”), and each issued and outstanding share of common stock of the Company, par value $1.00 per share (the “Shares”), (other than Shares owned directly or indirectly by Parent or Merger Sub and other than Dissenting Shares) will be converted into the right to receive $19.00 per Share in cash without interest and subject to any withholding of Taxes required by applicable Law (the “Merger Consideration”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously approved and declared advisable this Agreement and the transactions contemplated herein, including the Merger;

WHEREAS, the board of directors of Parent and Merger Sub have unanimously approved and declared advisable this Agreement and the transactions contemplated herein, including the Merger;

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, SEACOR Holdings Inc. is entering into a Voting and Support Agreement with Parent, a copy of which is attached as Exhibit A hereto (the “Voting and Support Agreement”)

WHEREAS, each of Parent, Merger Sub and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the WBCA, at the Effective Time, the Company and Merger Sub shall consummate the Merger pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the surviving corporation in the Merger and shall continue to be governed by the WBCA and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the “Surviving Corporation.” The Merger shall have the effects set forth in Section 23B.11.100 of the WBCA.

(b) At the Effective Time, the articles of incorporation of the Company shall be amended in their entirety to read as set forth on Exhibit B hereto and shall thereafter be the articles of incorporation of the Surviving

Corporation until thereafter changed or amended as provided therein or by applicable Law. At the Effective Time, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

Section 1.2 Effective Time. Parent, Merger Sub and the Company shall cause articles of merger (the “Articles of Merger”) to be duly executed and filed in accordance with the WBCA on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Washington and shall make all other filings or recordings required under the WBCA. This Agreement together with Exhibit B hereto, but excluding the other exhibits and schedules to this Agreement shall be deemed the “plan of merger” under Chapter 11 of the WBCA and shall be filed with the Articles of Merger pursuant to Section 23B.11.050(1) of the WBCA. The Merger shall become effective at the time such Articles of Merger shall have been duly filed with, and accepted by, the Secretary of State of the State of Washington or such later date and time as is agreed upon by the parties and specified in the Articles of Merger, such date and time hereinafter referred to as the “Effective Time.”

Section 1.3 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., Chicago time, on a date to be specified by the parties, such date to be no later than the fifth Business Day after satisfaction or waiver of all of the conditions set forth in Article VI (other than conditions that may only be satisfied on the Closing Date, but subject to the satisfaction of such conditions), by electronic exchange of documents and signatures, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is referred to herein as the “Closing Date.”

Section 1.4 Directors and Officers of the Surviving Corporation. The directors and officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s articles of incorporation and bylaws and applicable Laws.

ARTICLE II

MERGER CONSIDERATION; CONVERSION OF STOCK

Section 2.1 Conversion of Company Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or Merger Sub or any holder of any securities thereof:

(a) Capital Stock of Merger Sub. Each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, par value $0.01 per share.

(b) Cancellation of Shares. Each outstanding or issued Share that is owned by Parent or Merger Sub, or by any Subsidiary of Parent or Merger Sub, immediately prior to the Effective Time (collectively, the “Excluded Shares”), shall automatically be canceled and shall cease to exist, and no cash, stock or other consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall automatically be converted into the right to receive cash in an amount, without interest, equal to the Merger Consideration. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such Shares (a “Certificate”) or book-entry Shares (“Book-Entry Shares”) shall cease to have any rights with respect to such Shares, except, in all cases, the right to receive the Merger Consideration, without interest, upon surrender of such Certificate or Book-Entry Shares in accordance with Section 2.2. The right of any holder of any Share to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable Tax Law.

(d) Company Stock Awards. The Company shall take all requisite action so that at the Effective Time, each outstanding option to purchase Shares (“Company Stock Options”) under any stock option plan of the Company, including the Penford Corporation 1994 Stock Option Plan, the Penford Corporation 2006 Long-Term Incentive Plan, as amended, and any other plan, agreement or arrangement of the Company (collectively, the “Company Equity Plans”), shall be cancelled and, in exchange therefor, each holder of any such cancelled Company Stock Option shall be entitled to receive, in consideration of the cancellation of such Company Stock Option and in settlement therefor, a payment in cash of an amount equal to the product of (i) the total number of Shares subject to such cancelled Company Stock Option and (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share subject to such cancelled Company Stock Option, without interest (such amounts payable hereunder, the “Option Payments”); provided, however, that (i) any such Company Stock Option with respect to which the exercise price per Share subject thereto is equal to or greater than the Merger Consideration shall be cancelled in exchange for no consideration and (ii) such Option Payments may be reduced by the amount of any required Tax withholdings as provided by this Agreement. The Option Payments shall be paid out in accordance with Section 2.2. From and after the Effective Time, no Company Stock Option shall be exercisable, and each Company Stock Option shall only entitle the holder thereof to the payment provided for in this Section 2.1(d).

(e) Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Time, the number of outstanding Shares shall have been changed into a different number of Shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date within said period, the Merger Consideration shall be appropriately adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, however, that (i) in no event shall the aggregate amount payable by Parent pursuant to Section 2.2 after giving effect to any such event exceed the amount that would have been payable pursuant to Section 2.2 had such event not occurred and (ii) nothing in this Section 2.1 shall permit the Company to take any action with respect to its securities that is expressly prohibited by the terms of this Agreement.

Section 2.2 Disposition of Certificates and Book-Entry Shares.

(a) Paying Agent. Prior to the dissemination of the Proxy Statement to the Company’s shareholders, Parent shall appoint a bank or trust company to act as Paying Agent (the “Paying Agent”) for the payment of the Merger Consideration. Parent will enter into a paying agent agreement with the Paying Agent (the “Paying Agent Agreement”) on terms reasonably acceptable to Parent and the Company, prior to the Effective Time. Immediately following the Effective Time, Parent shall deposit with the Paying Agent for payment in accordance with Section 2.1 the aggregate Merger Consideration, (such total deposited cash being hereinafter referred to as the “Payment Fund”). The Paying Agent shall make, and Parent shall direct the Paying Agent to make, payments of the Merger Consideration, out of the Payment Fund in accordance with this Agreement, the Articles of Merger and the Paying Agent Agreement. The Payment Fund shall not be used for any other purpose.

(b) Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares representing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have rights with respect to such Shares except as otherwise provided for herein. From and after the Effective Time, any Certificates or Book-Entry Shares presented to the Paying Agent, Parent or the Surviving Corporation for any reason (other than Certificates or

Book-Entry Shares representing Excluded Shares and Dissenting Shares) shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

(c) Payment Procedures. As soon as possible after the Effective Time (but in no event later than three (3) Business Days thereafter), Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates or Book-Entry Shares that immediately prior to the Effective Time represented outstanding Shares (other than Excluded Shares and Dissenting Shares) (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass to the Paying Agent, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent may reasonably specify) and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares to which the holder thereof is entitled. Upon surrender of any Certificate (or affidavits of loss in lieu thereof) or Book-Entry Shares for cancellation to the Paying Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor the amount of Merger Consideration payable in cash in respect of the Shares previously represented by such Certificate or Book-Entry Shares pursuant to the provisions of this Article II, to be paid within three (3) Business Days (or such longer period required by the Paying Agent) of the Paying Agent’s receipt of such Certificate (or affidavits of loss in lieu thereof) or Book-Entry Shares, the duly executed and completed letter of transmittal and any other documents as reasonably required by the Paying Agent, and the Certificate or Book-Entry Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. No interest shall be paid or accrue on any cash payable pursuant to this Section 2.2.

(d) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed for nine months after the Effective Time shall be delivered to Parent, and any holders of Shares prior to the Effective Time who have not theretofore complied with this Article II and the instructions in the letter of transmittal shall thereafter look only to Parent and only as general creditors thereof for payment of the Merger Consideration (subject to abandoned property, escheat or similar Laws).

(e) No Liability. None of Parent, Merger Sub, the Surviving Corporation, the Company or the Paying Agent, or any employee, officer, director, agent, representative or Affiliate thereof, shall be liable to any Person in respect of the Merger Consideration from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Investment of Payment Fund. The Paying Agent shall invest any cash included in the Payment Fund as directed by the Surviving Corporation. Any net profit resulting from, or interest or income produced by, such investments shall be payable to Parent. To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such reasonable and customary amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made with respect to such

Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof, pursuant to this Agreement.

(h) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Such withheld amounts shall be properly remitted to the appropriate Governmental Entity.

(i) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and properly demands appraisal of such shares (“Dissenting Shares”) pursuant to, and who complies in all respects with, Chapter 23B.13 of the WBCA (the “Appraisal Rights”) shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such shareholder shall have failed to perfect, or shall have effectively withdrawn or lost such shareholder’s rights to appraisal under the WBCA. Such holders of Dissenting Shares shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with Chapter 23B.13 of the WBCA; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under the Appraisal Rights, then the right of such holder to be paid such consideration as is determined to be due pursuant to Chapter 23B.13 of the WBCA shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration payable in respect of the Shares held by such shareholder, without interest and reduced by the amount of any withholding that is required under applicable Tax Law. The Company shall promptly deliver to Parent notice of any demands received by the Company for appraisal of any Shares, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not without the prior written consent of Parent make any payment with respect to, or offer to make any such payment or settle or offer to settle, any such demands.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (a) set forth in the corresponding section of the disclosure letter delivered by the Company to Parent prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”) which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article III, (it being understood that the disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed to qualify other sections in this Article III to the extent (and only to the extent) that it is reasonably apparent on the face of such disclosure that such disclosure also qualifies or applies to such other sections) or (b) disclosed in the Company SEC Documents (excluding information incorporated therein) filed with, or furnished to, the SEC and publicly available on the SEC’s EDGAR website prior to the date of this Agreement (excluding any risk factor disclosures contained in the “Risk Factors” section thereof, any disclosure of risks contained in any “forward-looking statements” disclaimer or any other disclosure of risks or any other statements that are predictive or forward-looking in nature); provided, however, that any disclosures in such Company SEC Documents shall be deemed to qualify a representation or warranty only if it is reasonably apparent on the face of such disclosure or filing that such information is relevant to such representation or warranty; provided, further, that the disclosures in the Company SEC Documents shall not be deemed to qualify any representations or warranties made in Section 3.2, and 3.3, the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Organization, Standing and Power.

(a) Section 3.1 of the Company Disclosure Letter contains a complete and accurate list of the name and jurisdiction of organization of the Company and each of its Subsidiaries (each of the Company and its Subsidiaries is referred to herein as an “Acquired Company” and, collectively, as the “Acquired Companies”), the Company’s percentage ownership of any Acquired Company that is not a wholly owned Subsidiary of the Company and the jurisdictions in which each Acquired Company is qualified to conduct business. Each Acquired Company (i) is an entity duly organized, validly existing and in good standing (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for any such failures that, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect.

(b) The Company has delivered or made available to Parent true, correct and complete copies of (i) the certificate of incorporation, articles of incorporation, bylaws and other charter or comparable organizational documents of each of the Acquired Companies, including all amendments thereto and (ii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the equity holders of each of the Acquired Companies, the board of directors or board of managers of each of the Acquired Companies and all committees of the board of directors or board of managers of each of the Acquired Companies, in each case since January 1, 2011, except for such portions of the minutes of the boards of directors or committees of the boards of directors of the Acquired Companies that relate to the consideration by such directors of the transactions contemplated hereby (including the Merger) and, in the case of minutes after July 1, 2014, other similar strategic transactions (the items described in clause (i) above, collectively, the “Company Constituent Documents”). The Company Constituent Documents are in full force and effect on the date hereof and, as applicable, have not been amended, modified, rescinded or withdrawn in any way. The Company has no Subsidiaries, except for the entities identified in Section 3.1 of the Company Disclosure Letter. None of the Acquired Companies has any equity interest in, or any interest convertible into or exchangeable or exercisable for any equity interest in, any other entity, other than those set forth in Section 3.1 of the Company Disclosure Letter.

Section 3.2 Capital Stock.

(a) The authorized capital stock of each Acquired Company and the issued and outstanding capital stock (including shares subject to forfeiture (the “Restricted Shares”)) of each Acquired Company as of the date hereof are set forth in Section 3.2(a) of the Company Disclosure Letter. Each of the outstanding shares of capital stock or other equity interests of each Acquired Company is, and each share of capital stock that may be issued pursuant to any Company Stock Option or other equity award will be (when issued in accordance with the terms thereof), duly authorized, validly issued, fully paid and nonassessable and free of, and not in violation of, any preemptive rights. All shares and other equity interests of the Subsidiaries of the Company are owned by the Company or another wholly owned Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges, mortgages or other encumbrances (collectively, “Liens”) of any nature whatsoever, except for restrictions on transfer under securities Laws.

(b) As of the date of this Agreement, there are no shares of preferred stock of the Company issued or outstanding. Except as set forth in Section 3.2 of the Company Disclosure Letter, as of the date of this Agreement, (A) there are not outstanding or authorized (1) any securities of any Acquired Company convertible into or exchangeable for shares of capital stock or voting securities of any Acquired Company or (2) any options, calls, warrants, pre-emptive rights, anti-dilution rights or other rights, rights agreements, shareholder rights plans, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Acquired Company, (B) there are no outstanding obligations of any Acquired Company to repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Acquired Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary, (C) no Acquired Company has issued, sold or granted phantom stock, restricted stock units or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of any Acquired Company and there are no outstanding stock appreciation rights issued by any Acquired Company with respect to the capital stock of any Acquired Company (“Company Stock Equivalents”), (D) there are no voting trusts or other agreements or understandings to which any of the Acquired Companies or any of their respective officers and directors is a party with respect to the voting of capital stock of any Acquired Company, and (E) there are no outstanding bonds, debentures, notes or other indebtedness of any Acquired Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the shareholders or other equity holders of the Acquired Companies may vote (“Company Voting Debt”).

(c) As of the date hereof, 1,429,000 Shares are subject to issuance pursuant to outstanding Company Stock Options. Sections 3.2(c)-(d) of the Company Disclosure Letter set forth the following information with respect to each Company Stock Option outstanding as of the date of this Agreement: (i) the Company Equity Plan pursuant to which such Company Stock Option was granted; (ii) the name of the holder of such Company Stock Option; (iii) the number of Shares subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; and (vi) the extent to which such Company Stock Option is vested and exercisable as of the date of this Agreement. The exercise price of each Company Stock Option is equal to or greater than the fair market value of the Shares subject to such Company Stock Option (determined as of the date such Company Stock Option was granted). Each Company Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code, if any, so qualifies. Each Company Stock Option may, by its terms, be treated at the Effective Time as set forth in Section 2.1(d).

(d) Sections 3.2(c)-(d) of the Company Disclosure Letter set forth the following information with respect to each Restricted Share outstanding as of the date of this Agreement: (i) the Company Equity Plan pursuant to which such Restricted Share was granted; (ii) the name of the holder of such Restricted Share; (iii) the number of Shares subject to such Restricted Share; (iv) the date on which such Restricted Share was granted; and (v) the extent to which such Restricted Share is vested as of the date of this Agreement. Each outstanding Restricted Share may, by its terms, be fully vested upon the consummation of the Merger.

(e) The Company has made available to Parent accurate and complete copies of all equity plans pursuant to which the Company has granted Company Stock Options or Restricted Shares and the forms of all award agreements evidencing such grants. There are no outstanding options or warrants to purchase Shares, Restricted Shares or restricted stock units associated with Shares that were issued other than pursuant to any Company Equity Plan and set forth in Sections 3.2(c) of the Company Disclosure Letter.

(f) Section 3.2(f) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the amount of indebtedness for borrowed money of the Company and its Subsidiaries (including any guarantee of any indebtedness of borrowed money of any Person).

Section 3.3 Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Voting Agreement, to perform its obligations hereunder and thereunder and, subject, in the case of the Merger, to the approval of this Agreement by the holders of at least a majority of the outstanding Shares entitled to vote thereon (the “Company Shareholder Approval”), to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Voting Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Company Shareholder Approval and to the filing of the Articles of Merger with the Secretary of State of the State of Washington as required by the WBCA. Each of this Agreement and the Voting Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the counterparties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b) The Company Board, at a meeting duly called and held, has unanimously adopted resolutions (i) determining that this Agreement, the Voting Agreement, the Merger and the other transactions contemplated hereby and thereby are advisable and in the best interests of the Company and its shareholders (the “Company Determination”), (ii) approving and adopting this Agreement and the Voting Agreement and approving the Merger and the other transactions contemplated hereby and thereby, (iii) directing that the approval of this Agreement be submitted to a vote at a meeting of the shareholders of the Company and (iv) recommending that the Company’s shareholders approve this Agreement (the “Company Recommendation”), which resolutions have not been rescinded, modified or withdrawn in any way except, if applicable, to the extent permitted by Section 5.3. The approval referred to in clause (ii) of this Section 3.3(b) constituted approval under the provisions of Chapter 23B.19 of the WBCA, to the extent applicable, as a result of which this Agreement and the transactions contemplated by this Agreement (including the Merger), are not and will not be subject to the restrictions on significant business transactions under the provisions of Chapter 23B.19 of the WBCA. The Company Shareholder Approval is the only vote of the holders of any class or series of capital stock or other securities of the Company required under applicable Law, Contract or otherwise to approve the transactions contemplated hereby. The affirmative vote of the holders of outstanding Shares or of any other securities of the Company is not necessary to consummate any transaction contemplated hereby other than the Merger.

Section 3.4 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) conflict with or violate the Company Constituent Documents, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iv) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any statute, law, ordinance, rule, regulation, order, judgment or decree (collectively, “Law”) or any settlement, injunction or award of any Governmental Entity, in each case that is applicable to the Company or any of its Subsidiaries or by which any of their respective assets or properties are bound, (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a right of required payment or loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties are bound, (iv) result in any breach or violation of any Company Plan (including any award agreement thereunder), or (v) result in the creation of any Lien upon any of the material properties or assets of the Acquired Companies (or of Parent or any of its Subsidiaries following the Effective Time), except, in the case of clauses (ii), (iii) (other than with respect to Contracts of the nature described in Section 3.15(a)(v) or (vii)) and (iv) of this paragraph, for any such conflict, breach, violation, default, loss, right or other occurrence that individually or in the aggregate, has not had, and would not reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any governmental or regulatory (including stock exchange) authority, agency, court, commission or other governmental body (each, a “Governmental Entity”), except for (i) such filings as required under applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and the rules and regulations promulgated thereunder) and under state securities and “blue sky” Laws, (ii) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any filings required under the applicable requirements of antitrust or other competition Laws of jurisdictions other than the United States or investment Laws relating to foreign ownership (“Foreign Antitrust Laws”), (iii) such filings as are necessary to comply with the applicable requirements of the NASDAQ Global Market, (iv) the filing with the Secretary of State of the State of Washington of the Articles of Merger as required by the WBCA and appropriate documents with the relevant authorities of other states or jurisdictions in which the Company or any of its Subsidiaries is qualified to do business and (v) those other consents, approvals, orders, licenses, authorizations or permits of, actions by, filings, registrations or declarations with or notifications that if not made or obtained, as applicable, would not be material to the Company and its Subsidiaries, taken as a whole.

Section 3.5 SEC Reports; Financial Statements.

(a) The Company has filed or furnished all forms, reports, statements, schedules, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or furnished by it with the United States Securities and Exchange Commission (the “SEC”) since January 1, 2011 (all such forms, reports, statements, schedules, certificates and other documents, collectively, the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment filed prior to the date hereof, each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes — Oxley Act of 2002 (“SOX”), and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such information contained in any Company SEC Document has been corrected by a later-filed Company SEC Document that was filed prior to the date hereof. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or is or has been otherwise required to file any form, report, statement, schedule, certificate or other document with the SEC, any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation system.

(b)

(i) The audited consolidated financial statements of the Company (including any related notes thereto) that are included in the Company SEC Documents (A) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (B) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (C) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of their operations, cash flows and shareholders’ equity for the periods indicated. The unaudited consolidated financial statements of the Company (including any related notes thereto) that are included in the Company SEC Documents (x) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (y) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and (z) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations, cash flows and shareholders’ equity for the periods indicated.

(ii) The unaudited consolidated financial statements of the Company (including any related notes thereto) delivered to Parent prior to the date hereof for the fiscal year ended August 31, 2014 (the “2014 Year-End Draft Financial Statements”) (x) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto except for the absence of notes, which notes, if included, would not contain any material inconsistency, not otherwise disclosed in the 2014 Year-End Draft Financial Statements or the Company Disclosure Letter, with the notes to the financial statements contained in the Company SEC Documents that were publicly available prior to the date hereof, (y) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and (z) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations, cash flows and shareholders’ equity for the periods indicated (subject to normal period-end adjustments).

(c) The Company (i) maintains “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (ii) has disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of such internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act and SOX with respect to such reports. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of SOX, and, based on the most recent such assessment concluded that such controls were effective. The Company’s system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance (1) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (2) that receipts and expenditures are being made in accordance with the authorization of management and the directors of the Company, and (3) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that would materially affect the Company’s financial statements. No significant deficiency, material weakness or fraud, whether or not material, that involves management or other employees was identified in management’s assessment of internal controls as of January 1, 2011 (nor has any such deficiency, weakness or fraud been identified after that date).

(d) Neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of the certifications of the then-acting Chief Executive Officer and Chief Financial Officer of the Company furnished by the Company with the SEC and all certifications required under Rule 13a-14 or 15d-14 under the Exchange Act or Section 302 or 906 of SOX.

(e) Since January 1, 2011, (i) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received notice of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

(f) The Company has made available to Parent true and complete copies of all written comment letters from the staff of the SEC received by the Company since January 1, 2011 relating to the Company SEC Documents and all written responses of the Company thereto other than with respect to requests for confidential treatment. There are no outstanding or unresolved comments in comment letters received by the Company from the SEC staff with respect to any Company SEC Documents and, to the knowledge of the Company, none of the Company SEC Documents (other than confidential treatment requests) is the subject of ongoing SEC review. There are no internal investigations, or to the knowledge of the Company, SEC inquiries or investigations or other governmental inquiries or investigations pending or threatened, in each case regarding any accounting practices of the Company.

Section 3.6 No Undisclosed Liabilities. Except as set forth in Section 3.6 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except for liabilities and obligations (a) reflected or reserved against in the Company’s consolidated balance sheet as at August 31, 2014 (or the notes thereto) included in the 2014 Year-End Draft Financial Statements, (b) incurred in the ordinary course of business since August 31, 2014 consistent in all material respects with past practice and consistent in nature and amount with those set forth on the Company’s consolidated balance sheet as at August 31, 2014 or (c) incurred pursuant to the transactions contemplated by this Agreement or as permitted under Section 5.1(b)(xii), and in the case of (a) through (c) above, that, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole.

Section 3.7 Proxy Statement; Company Information. The information relating to the Company and its Subsidiaries to be contained in the Proxy Statement will comply as to form in all material respects with the requirements of applicable Law, and will not, on the date the Proxy Statement is first mailed to holders of Shares or at the time of the Company Shareholders Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made, except that no representation is made by the Company with respect to the information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

Section 3.8 Absence of Certain Changes or Events. Since August 31, 2014, (a) the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, (b) there has not been (i) any event, development, change or state of circumstances that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect or (ii) any material damage to any material property owned or leased by the Company of any of its Subsidiaries and (c) there has not been any action taken or not taken that, if occurred after the date hereof, would have resulted in a breach of Section 5.1(b)(iv), (xii), (xiii) or (xiv).

Section 3.9 Litigation.

(a) Except as set forth in Section 3.9 of the Company Disclosure Letter, (i) there is no suit, claim, action, proceeding, arbitration, mediation, conciliation, consent decree, audit, or investigation (each, an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, that is material to the Company and its Subsidiaries, taken as a whole, or is seeking damages in excess of $500,000 and (ii) neither the Company nor any of its Subsidiaries nor any of their respective officers, directors, representatives or properties is or are subject to any material judgment, order, injunction, ruling or decree of any Governmental Entity.

(b) There is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.

Section 3.10 Compliance with Laws.

(a) Except as set forth in Section 3.10 of the Company Disclosure Letter, the Company and each of its Subsidiaries are in, and at all times since January 1, 2011, have been in, compliance with all Laws applicable to them or by which any of their respective properties are bound, except for such violations or noncompliance, individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect.

(b) Except with respect to Environmental Laws (which are the subject of Section 3.13), the Company and its Subsidiaries have in effect all permits, licenses, grants, easements, clearances, variances, exceptions, consents, certificates, exemptions, registrations, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease, operate or use their properties and to carry on their businesses as now conducted, except for any Permits the absence of which, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. All Permits of the Company and its Subsidiaries are in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

(c) Except as set forth in Section 3.10 of the Company Disclosure Letter, since January 1, 2011, neither the Company nor any of its Subsidiaries has received any written notice or other written communication (or, to the knowledge of the Company, any oral communication) from any Governmental Entity regarding any actual or threatened revocation, withdrawal, suspension, cancellation, termination, deficiency, fine, penalty, sanction, dispute or modification with respect to any material Permit.

(d) To the knowledge of the Company, the Company and its Subsidiaries are not currently, nor since January 1, 2011 have they been, under investigation by the Department of Justice (the “DOJ”), the U.S. Food and Drug Administration, any state Attorney General or any other Governmental Entities for promotional or other fraud and abuse or related issues. No Person has filed or, to the knowledge of the Company, at any time since January 1, 2011, has threatened to file against the Company or any of its Subsidiaries a claim or action relating to any of the Company’s or its Subsidiaries’ respective assets or businesses under any foreign, federal or state whistleblower statute, including under the False Claims Act (31 U.S.C. § 3729 et seq.).

(e) To the knowledge of the Company, the Company and its Subsidiaries have at all times since January 1, 2011 complied in a timely manner in all material respects with the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1 et seq.) and any other Laws regarding the use of funds for political activity or commercial bribery. To the knowledge of the Company, since January 1, 2011, neither the Company nor any of its Subsidiaries (including any of its officers, directors, employees or agents acting on its behalf) have (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; or (ii) made any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds.

Section 3.11 Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Letter sets forth a complete and accurate list of each Company Plan. For purposes of this Agreement, “Company Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including any “multiemployer plan” (within the meaning of ERISA Section 3(37)), and any stock purchase, stock option, severance, change-in-control, material fringe benefit, bonus, incentive, deferred compensation, employment or other material employee benefit plan, agreement, program, payroll practice, policy or other arrangement, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether or not written and whether or not terminated, under which any current or former employee, director or independent contractor of the Company or any of its ERISA Affiliates has any present or future right to benefits because of service with the Company or any of its ERISA Affiliates or the Company or any of its ERISA Affiliates has any current or future potential liability to or on behalf of any current or former employee, officer, director or independent contractor of the Company or any of its ERISA Affiliates (including an obligation to make contributions). With respect to each Company Plan, the Company has made available a current, accurate and complete copy thereof and, to the extent applicable: (i) all plan documents, including all amendments, (ii) all related trust agreements or other funding instruments, insurance contracts and administrative contracts, (iii) the most recent determination or opinion letter issued by the U.S. Internal Revenue Service (the “IRS”) with respect to such plan, (iv) the current summary plan description and other equivalent written communications by the Company or any of its ERISA Affiliates to their respective employees concerning the extent of the benefits provided under each Company Plan, (v) audited financial reports and Forms 5500 (including all schedules thereto), as filed, for the three most recent plan years, (vi) all correspondence with any Governmental Entity relating to any Action or potential Action and (vii) any discrimination tests performed during the last three plan years.

(b) With respect to the Company Plans:

(i) except as set forth in Section 3.11(b) of the Company Disclosure Letter, each Company Plan has been established and administered in all material respects in accordance with its terms and in material compliance with all applicable Laws, including ERISA and the Code, including all filing and disclosure requirements, and no material non-exempt prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or any accumulated funding deficiency, as defined in Section 302 of ERISA or Section 412 of the Code, has occurred with respect to any Company Plan, and all contributions required to be made under the terms of any Company Plan and any applicable Laws have been made;

(ii) each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred and to the knowledge of the Company, no fact or circumstance exists that would reasonably be expected to cause any such Company Plan to not be so qualified where such occurrence, fact or circumstance, individually or in the aggregate, has resulted in or could reasonably be expected to result in a material penalty under the IRS Closing Agreement Program if discovered during an IRS audit or investigation;

(iii) there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to any of the Company Plans, any fiduciaries thereof with respect to their duties to any of the Company Plans, or to the assets of any of the trusts under any of the Company Plans (other than routine claims for benefits), nor to the knowledge of the Company are there facts or circumstances that exist that would reasonably be expected to give rise to any such Actions;

(iv) each Company Plan which is a nonqualified deferred compensation plan within the meaning of, and subject to, Section 409A of the Code has been at all times administered, operated and maintained in all respects in accordance with its terms and according to the requirements of Section 409A of the Code and the regulations promulgated thereunder, except for any failure that, individually or in the aggregate, has not and would not result in a material liability to the Company or any of its Subsidiaries; no Person is entitled to receive any additional payment from the Company or any of its Subsidiaries as a result of the imposition of a Tax under Section 409A of the Code, and no Person is entitled to receive any additional payment as a result of the imposition of a Tax under Section 4999 of the Code; and

(v) each Company Plan subject to the Laws of any jurisdiction outside of the United States has been maintained and operated in all material respects in accordance with all applicable Laws. Except as set forth in Section 3.11(b) of the Company Disclosure Letter, the execution of this Agreement and performance of the transactions contemplated by this Agreement will not (either alone or when combined with the occurrence of any additional or subsequent events) result in the requirement, by any trustee or Governmental Entity or representative, that the Company or any of its Subsidiaries make any additional material contributions to any such Company Plans other than those contributions required to be made in the normal course.

(c) Except as set forth in Section 3.11(c) of the Company Disclosure Letter, no Company Plan is subject to Title IV of ERISA, and neither the Company nor any of its ERISA Affiliates has any liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, under Section 412 of the Code or Title IV of ERISA. Neither the Company, any of its Subsidiaries, nor any of its current or former ERISA Affiliates has, at any time during the last ten years, contributed to or been obligated to contribute to any “multiemployer plan,” as defined in Section 3(37) of ERISA, or any employee benefit plan, program or arrangement that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, a multiple employer plan subject to Section 4063 or 4064 of ERISA, or a multiple employer welfare benefit arrangement (as defined in Section 3(40(A) of ERISA). None of the Company or any ERISA Affiliate has terminated an employee benefit plan for which the Company would reasonably be expected to have any existing or continuing liability relating thereto.

(d) Except as set forth in section 3.11(d) of the Company Disclosure Letter, neither the Company nor any of its ERISA Affiliates has any obligations for post-employment health or life benefits for any of their respective retired, former or current employees, except as required by Law or through the end of a de minimis period after termination of employment. Neither the Company nor any ERISA Affiliate has any obligation to provide welfare benefits to any Person who is not a current or former director, officer or employee of the Company or any of its Subsidiaries, or a beneficiary thereof.

(e) Neither the Company nor any of its ERISA Affiliates has any material liability of any kind whatsoever, whether known or unknown, direct, indirect, contingent or otherwise, (i) on account of any violation of the health care requirements of Part 6 or 7 of Subtitle B of Title I of ERISA or Section 4980B or 4980D of the Code, or (ii) under Section 502(i) or 502(l) of ERISA.

(f) Except as specifically provided herein or set forth in Section 3.11(f) of the Company Disclosure Letter, the Merger and the other transactions contemplated hereby will not, either alone or when combined with any other event, (i) entitle any current or former employee, director, or independent contractor of the Company or any of its Subsidiaries to severance pay, or (ii) accelerate the time of payment or vesting, or trigger any payment or funding (whether through a grantor trust or otherwise) of compensation or benefits under, or increase the amount allocable or payable or trigger any other material obligation pursuant to, any Company Plan.

(g) Except as set forth in Section 3.11(g) of the Company Disclosure Letter, there is no contract, plan or arrangement covering any current or former employee of the Company or any of its Subsidiaries or any other Person that, individually or in the aggregate, could, as a result of the consummation of the transactions contemplated hereby (either alone or in connection with any other event), give rise to the payment of any amount that will not be deductible by the Company or any of its Subsidiaries under Section 280G of the Code and no Person is entitled to receive any additional payment as a result of the imposition of any excise tax under Section 4999 of the Code.

Section 3.12 Labor Matters

(a) Except as set forth in Section 3.12(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement or similar agreement with any labor union or labor organization applicable to employees of the Company or any of its Subsidiaries. Except as disclosed on Section 3.12(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is obligated under any agreement to recognize or bargain with any labor organization, labor representative, or union. Except as set forth in Section 3.12(a) of the Company Disclosure Letter, since January 1, 2011, there has been no labor dispute (other than immaterial grievances that have been resolved), strike, picketing, work stoppage or lockout, organizational activity, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or as set forth in Section 3.12(a) of the Company Disclosure Letter, since January 1, 2011, the Company and each of its Subsidiaries has complied with all applicable legal, administrative and regulatory requirements relating to wages, hours, immigration, discrimination in employment and collective bargaining as well as the Workers Adjustment and Retraining Notification Act and comparable state, local and federal Laws, whether domestic or international (“WARN”), and all other state, local and federal laws pertaining to employment and labor, and are not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Further, there are no Actions or charges, grievances, complaints or investigations pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries, including any complaints alleging violations of state or federal Laws, whether domestic or international, including wage and hour, immigration, discrimination in employment, safety, Office of Federal Contract Compliance, Occupational Safety and Health Administration, Department of Labor, Fair Labor Standards, and federal WARN or its related state or international laws or regulations, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the generality of the foregoing, the Company and its Subsidiaries have complied in all material respects with applicable Laws concerning each such current and former employee’s employment eligibility verification, including with respect to Forms I-9. Neither the Company nor any of its Subsidiaries is a federal, state or local government contractor or subcontractor, nor otherwise required to comply with any affirmative action obligations or other requirements.

(b) Section 3.12(b) of the Company Disclosure Letter sets forth a true and complete list of all independent contractor and consultants of the Company and its Subsidiaries that provide personal services (and which, for the avoidance of doubt shall exclude, without limitation, any suppliers) that the Company or any of its Subsidiaries has paid more than $250,000 to in any calendar year within the last three years, and with respect to each the total amount of such payments, a brief description of the services provided and the duration of such contractor’ or consultant’s engagement. All independent contractors and consultants of the Company and its Subsidiaries have been properly classified as such.

Section 3.13 Environmental Matters.

(a) Except, individually or in the aggregate, as has not had, and would not reasonably be expected to have, a Material Adverse Effect: (i) the Company and each of its Subsidiaries are, and at all times since January 1, 2009 have been, in compliance with all applicable Environmental Laws, and possess and are in compliance with all Environmental Permits (as defined in Section 3.13(b)(ii) hereof) necessary for their operations; (ii) there has not been any Release (as defined in Section 3.13(b)(iv) hereof) of Materials of Environmental Concern (as defined in Section 3.13(b)(iii) hereof) at, on, in or under any property owned or operated by the Company or any of its Subsidiaries, except under circumstances that are not reasonably likely to result in liability of the Company or any of its Subsidiaries under any applicable Environmental Laws; (iii) neither the Company nor any of its Subsidiaries has received any written notification alleging that it is liable for, or has received a request for information pursuant to Environmental Laws regarding its potential liability in connection with, any Release or threatened Release of Materials of Environmental Concern at any location; and (iv) neither the Company nor any of its Subsidiaries has received any written claim or complaint, or is currently subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Company, no such matter has been threatened in writing.

(b) For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i) “Environmental Laws” means all foreign, federal, state or local statutes, directives, regulations, ordinances, codes or decrees protecting the quality of the ambient air, soil, surface water or groundwater, or indoor air, or regulating or imposing standards of care in respect of Materials of Environmental Concern, in effect as of the date of this Agreement and any common law related to such;

(ii) “Environmental Permits” means all permits, licenses, registrations, approvals and other authorizations required under applicable Environmental Laws;

(iii) “Materials of Environmental Concern” means any pollutant, contaminant, hazardous, acutely hazardous, or toxic substance or waste, dangerous good, radioactive material, petroleum (including crude oil, any fraction thereof and refined petroleum products), asbestos and asbestos-containing materials, polychlorinated biphenyls, or any other chemical, material or substance, whether man-made or naturally occurring, which is defined in, regulated under or for which liability is imposed under any Law or common law related to pollution or protection of human health or the environment; and

(iv) “Release” shall mean any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Materials of Environmental Concern through or in the air, soil, surface water or groundwater.

Section 3.14 Taxes.

(a) All Tax Returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (taking into account extensions after giving effect to extensions properly obtained), all such Tax Returns are true, correct and complete and disclose all Taxes required to be paid by the Company and each of its Subsidiaries for the periods covered thereby, and all Taxes shown to be due on such Tax Returns have been timely paid.

(b) Neither the Company nor any of its Subsidiaries is delinquent in the payment of any Taxes (whether or not required to be shown on any Tax Return).

(c) No Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries other than liens for Taxes not yet due and payable.

(d) The federal income and material state income Tax Returns referred to in Section 3.14(a) have been examined by the appropriate Governmental Entity or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired.

(e) All Taxes that the Company or any of its Subsidiaries are required by Law to withhold or collect for payment have been duly withheld and collected, and have been paid to the appropriate Governmental Entity.

(f) Neither the Company nor any of its Subsidiaries has any liability for Taxes of any other Person pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), pursuant to any Tax allocation, Tax sharing or Tax indemnity agreement, as a transferee or successor or otherwise (other than pursuant to customary commercial contracts entered into with third parties in the ordinary course of business not primarily related to Taxes).

(g) There is no Action pending or threatened in writing against or with respect to the Company or any of its Subsidiaries with respect to any Taxes, and all deficiencies asserted or assessments made as a result of any such Action have been paid in full or otherwise finally resolved.

(h) Neither the Company nor any of its Subsidiaries has waived in writing or extended in writing, or agreed to waive or extend, any statute of limitations in respect of Taxes, which currently are in effect.

(i) No written claim has ever been made by a Governmental Entity in a jurisdiction where the Company or any Subsidiary has never paid Taxes or filed Tax Returns asserting that the Company or such Subsidiary, respectively, is or may be subject to Taxes assessed by such jurisdiction.

(j) Neither the Company nor any of its Subsidiaries will be required to include any amount in taxable income, or exclude any item of deduction or loss in computing taxable income, for any period (or portion thereof) after the Closing Date as a result of any change in method of accounting for any period beginning before the Closing Date, “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) entered into on or prior to the Closing Date, deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) as a result of any transaction occurring on or before the Closing Date, installment sale or open transaction disposition made on or prior to the Closing Date, prepaid amount received on or prior to the Closing Date or deferred under Section 108(i) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

(k) Neither the Company nor any of its Subsidiaries has been a member of any group of corporations filing Tax Returns on a consolidated, combined, unitary or similar basis other than each such group of which the Company is the common parent.

(l) Neither the Company nor any Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulation § 1.6011-4(b)(2) and, with respect to each transaction in which the Company or any Subsidiary has participated that is a “reportable transaction” within the meaning of Treasury Regulation § 1.6011-4(b)(1), such participation has been properly disclosed on IRS Form 8886 (Reportable Transaction Disclosure Statement) and on any corresponding form required under state, local or other law;

(m) There are no outstanding powers of attorney in respect of Taxes granted by the Company or any Subsidiary.

(n) Since January 1, 2001, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation,” or has otherwise participated, in a transaction intended to qualify under Section 355 of the Code.

(o) As used in this Agreement:

(i) “Tax” (and, with correlative meaning, “Taxes”) means: (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding on amounts paid to or by any Person, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax (including taxes under Code Section 59A), escheat payments or any other tax, custom, duty, governmental fee or other like assessment or charge in the nature of taxes of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity and (ii) any liability for the payment of amounts determined by reference to amounts described in clause (i) as a result of being or having been a member of any group of corporations that files, will file, or has filed Tax Returns on a combined, consolidated or unitary basis, as a result of any obligation under any agreement or arrangement, as a result of being a transferee or successor, by contract or otherwise (other than pursuant to customary commercial contracts entered into with third parties in the ordinary course of business not primarily related to Taxes).

(ii) “Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

Section 3.15 Contracts.

(a) Other than any Contract filed as an exhibit to the Company SEC Documents, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or Exchange Act. Section 3.15(a) of the Company Disclosure Letter sets forth a true and complete list of each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound (and any amendments, supplements and modifications thereto):

(i) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) any Contract that is a non-competition Contract or other Contract that (A) purports to limit in any material respect either the Company’s or its Subsidiaries’ ability to compete in any type of business in which the Company or any of the Subsidiaries of the Company (or, after the Effective Time, Parent or any of its Subsidiaries) or any of their respective Affiliates, may engage or the manner or geographic area in which any of them may so engage in any business, (B) would require the disposition of any material assets or line of business of the Company or any of its Subsidiaries (or, after the Effective Time, Parent or any of its Subsidiaries) or any of their respective Affiliates as a result of the consummation of the transactions contemplated by this Agreement, (C) is a Contract that grants “most favored nation” or similar status that, following the Effective Time, would apply to Parent or any of its Subsidiaries, including the Company or any of its Subsidiaries; (D) contains any “exclusivity” or similar provision or otherwise prohibits or limits, in any material respect, the right of the Company or any of its Subsidiaries (or, after the Effective Time, would prohibit or limit, in any material respect, the right of Parent or any of its Subsidiaries) to make, sell, market, advertise or distribute any products or services or use, transfer, license, distribute or enforce any of their respective Intellectual Property rights; (E) obligates the Company or any of its Subsidiaries to purchase or obtain a minimum or specified amount of any product or service from any Person; or (F) that involves the obligation or potential obligation of the Company or any of its Subsidiaries to make any “earn-out” or similar payments to any Person;

(iii) any Contract under which any Acquired Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money in excess of $2,500,000 (except for such indebtedness between the Acquired Companies or guaranties by any Acquired Company of indebtedness of any Acquired Company);

(iv) any Contract relating to any material joint venture or partnership;

(v) any Contract under which the Company or any of its Subsidiaries made or received payments of more than $5,000,000 during the fiscal year ended August 31, 2014 or reasonably expects to make or receive payments of more than $5,000,000 for the fiscal year ending August 31, 2015 and, in either case, is not terminable upon notice of 30 days or less without penalty;

(vi) any Contract that restricts or prohibits the Company or any Subsidiary of the Company (or after the Effective Time would restrict or prohibit Parent or any of its Subsidiaries) from hiring or soliciting any individual to perform employment or consulting services;

(vii) any Contract relating to any material dealer, reseller, remarketer, distribution, joint marketing, affiliate or development, delivery, manufacturing or similar agreement under which the Company or any of its Subsidiaries made payments of more than $5,000,000 during the fiscal year ended August 31, 2014;

(viii) any Contract that contains a standstill or similar restriction enforceable against the Company or any of its Subsidiaries;

(ix) any Contract for the lease of real property by the Company or any of its Subsidiaries that by its terms calls for aggregate annual rent payments of more than $1,000,000 by the Company and its Subsidiaries;

(x) any employment Contract that requires aggregate payments with respect to annual salary and target bonus in excess of $1,000,000 on an annual basis and is not terminable without cause by the Company or any of its Subsidiaries by notice of not more than 30 days and without any termination payment or penalty, or any severance Contract;

(xi) any collective bargaining agreement or other Contract with any labor organization, union or association;

(xii) any Contract that grants any rights of first refusal, rights of first negotiation or other similar rights to any person with respect to any material asset of the Company and its Subsidiaries;

(xiii) any Contract that relates to any material interest rate, derivatives or hedging transaction (including with respect to commodities);

(xiv) any Contract that relates to the acquisition or disposition of any business, capital stock or assets (whether by merger, sale of stock, sale of assets or otherwise), other than a Contract to purchase goods or services in the ordinary course of business, under which the Company or any of its Subsidiaries has any outstanding contingent or other obligations that are material to the Company and its Subsidiaries, taken as a whole;

(xv) any Contract in which the Company purports to indemnify or hold harmless any director, officer or employee of the Company or any of its Subsidiaries (other than the Company Constituent Documents or organizational documents of the Company’s Subsidiaries); and

(xvi) any Contract to which any holder of capital stock or other securities of the Company is a party or that is required to be disclosed by the Company pursuant to Item 404 of Regulation S-K under the Securities Act.

Each such Contract as described in this Section 3.15(a) or Section 3.18(c) or listed in Section 3.15(a) or Section 3.18(c) of the Company Disclosure Letter, a “Material Contract”.

(b) True and complete copies of all Material Contracts of the Company and its Subsidiaries have been made available to Parent in accordance with all applicable Laws. For purposes of this Agreement, “Contract” means any note, bond, mortgage, indenture, contract, arrangement, undertaking, purchase order, bid, agreement, lease or other instrument or obligation (whether written or oral), together with all amendments thereto. Each Material Contract is valid and binding on the Company and each of its Subsidiaries party thereto and, to the knowledge of the Company, any other party thereto, and is in full force and effect, except in each case for such failures to be valid and binding or to be in full force and effect that, individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect. Except, individually or in the aggregate, as has not had, and could not reasonably be expected to have, a Material Adverse Effect, and except as set forth in Section 3.15(b) of the Company Disclosure Letter, there is no default under any Contract by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto.

Section 3.16 Insurance. Section 3.16 of the Company Disclosure Letter sets forth a complete and correct list of all material insurance policies owned or held by the Company and each of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is a named insured or otherwise a beneficiary. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending before the Closing Date). Except individually or in the aggregate, as has not had, and would not reasonably be expected to have, a Material Adverse Effect, (a) since January 1, 2011, each of the Acquired Companies has been continuously insured with licensed insurers and (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Company or any of its Subsidiaries. Section 3.16 of the Company Disclosure Letter sets forth a complete and correct list of the annual premium for the Company’s current fiscal year for the Company’s D&O Insurance.

Section 3.17 Properties.

(a) Section 3.17(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property owned by the Company or any of its Subsidiaries (the “Owned Real Property”). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company or one of its Subsidiaries has valid fee simple title to the Owned Real Property. Except as set forth in Section 3.17(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns, holds, has granted or is obligated under any option, right of first offer, right of first refusal or other contractual right to sell or dispose of any of the Owned Real Property or any portion thereof or interest therein that is individually or in the aggregate material to the Company and the Company Subsidiaries taken as a whole

(b) Except individually or in the aggregate, as has not had, and would not reasonably be expected to have, a Material Adverse Effect, the Company or one or more of its Subsidiaries is the lessee of all leasehold estates reflected in the balance sheet of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2013 or acquired after August 31, 2013 (except for leases that have expired by their terms since the date thereof or been assigned, terminated or otherwise disposed of in the ordinary course of business consistent with past practice) and is in possession of the properties purported to be leased thereunder, and to the knowledge of the Company, each such lease is in full force and effect, is enforceable in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity, and is valid without default (including any event which with notice or lapse of time or both would become a default) thereunder by the lessee or to the knowledge of Company, the lessor. No notices of default under any such lease have been received by any Acquired Company that have not been resolved.

(c) Section 3.17(c) of the Company Disclosure Letter sets forth a true, correct and complete list of all leases, subleases, modifications, amendments, waivers, side letters, guaranties and other agreements relating thereto, under which any Acquired Company uses or occupies or has the right to use or occupy, now or in the future, any material real property (the “Real Property Leases,” each real property leased under a Real Property Lease, together with the Owned Real Property, referred to as a “Real Property”). The Company has, prior to the date hereof, made available to Parent true and correct copies of the Real Property Leases. No termination event or condition or uncured default of a material nature on the part of any Acquired Company or, to the knowledge of the Company, the landlord thereunder, exists under any Real Property Lease. Each Acquired Company has a valid leasehold interest in each parcel of material real property leased by it and each Acquired Company has valid fee simple title to the Owned Real Property owned by it, in each case free and clear of all Liens, except Permitted Liens. The Owned Real Property, leasehold estates and Real Property Leases are sufficient for the purposes for which they are presently being used in the businesses of the Acquired Companies as now conducted.

(d) Except as disclosed in Section 3.17(d) of the Company Disclosure Letter, the improvements owned or leased by the Acquired Company and located on any parcel of Real Property in all material respects are in good working order and repair, except for ordinary wear and tear. All such improvements and the occupancy, use and operation of such improvements may lawfully be used under all applicable zoning, building, fire and safety Laws (either as of right, by special permit or variance, or as a grandfathered use), except as would not reasonably be expected to, individually or in the aggregate, materially and adversely affect the use or operation of the Real Property, and none of the Company or its Subsidiaries has received written notice of noncompliance with any such Laws.

Section 3.18 Intellectual Property; Software.

(a) Section 3.18(a) of the Company Disclosure Letter contains a list of all issued Patents and pending applications for Patents, registered Trademarks and pending applications to register Trademarks, Domain Names, and registered Copyrights and applications to register Copyrights, in each case included in the Owned Intellectual Property.

(b) Section 3.18(b) of the Company Disclosure Letter contains a list (showing in each case any owner, licensor or licensee) of all material Software necessary to the conduct of the business of the Company and its Subsidiaries as presently conducted that is owned by or licensed to the Company or any of its Subsidiaries, except Software licensed to the Company or any of its Subsidiaries that is commercially available and subject to “shrink-wrap,” “click-through” or similar license agreements or is embedded Software in hardware or equipment of the Company or any of its Subsidiaries.

(c) Section 3.18(c) of the Company Disclosure Letter contains a list and description of all agreements, contracts, licenses, sublicenses, assignments and indemnities (the “Intellectual Property Agreements”) that relate to: (i) any Patents, Trademarks or Copyrights required to be identified on Section 3.18(a) of the Company Disclosure Letter; (ii) any Software required to be identified on Section 3.18(b) of the Company Disclosure Letter; and (iii) other material Intellectual Property necessary to the conduct of the business of the Company and its Subsidiaries as presently conducted and owned by a third party to which the Company or any of its Subsidiaries holds a license.

(d) Except as expressly stated in Section 3.18(d) of the Company Disclosure Letter: (i) the Company or one of its Subsidiaries owns all right, title and interest in the Owned Intellectual Property, free and clear of any security interests, liens, pledges, charges, mortgages or other encumbrances (“IP Liens”); (ii) the Owned Intellectual Property is not subject to any license (royalty bearing or royalty free) and is not subject to any other arrangement requiring any payment to any Person or the obligation to grant rights to any Person in exchange; (iii) the Intellectual Property Agreements are free and clear of any IP Liens; (iv) the Owned Intellectual Property and the rights in Intellectual Property under the Intellectual Property Agreements are all those material Intellectual Property rights necessary to the conduct of the business of the Company and its Subsidiaries as presently conducted; and (v) the Company or one of its Subsidiaries has the sole and exclusive right to bring actions for infringement or unauthorized use of the Owned Intellectual Property.

(e) Except as expressly stated in Section 3.18(e) of the Company Disclosure Letter: (i) the Owned Intellectual Property and the Intellectual Property Agreements are valid and in force, and (ii) the validity of and title to the Owned Intellectual Property, and the validity and enforceability of the Intellectual Property Agreements, in each case: (A) have not been questioned in any prior Action; (B) are not being questioned in any pending Action; and (C) to the knowledge of the Company are not the subject(s) of any threatened or proposed Action.

(f) Except as expressly stated in Section 3.18(f) of the Company Disclosure Letter: (i) the business of the Company and its Subsidiaries, as presently conducted, does not infringe upon or misappropriate and to the knowledge of the Company, has not been alleged to infringe upon or misappropriate any Intellectual Property rights of any third party; (ii) the consummation of the transactions contemplated hereby will not result in the loss or impairment, in the conduct of the business of the Company and its Subsidiaries as presently conducted, of any of the Owned Intellectual Property or any rights under the Intellectual Property Agreements; and (iii) to the knowledge of the Company, there are no third parties using any of the Owned Intellectual Property that is material to such business as presently conducted.

(g) Except as expressly stated in Section 3.18(g) of the Company Disclosure Letter: (i) Company or one of its Subsidiaries owns, or possess valid license rights to all Software that is material to and sufficient for the conduct of the business of the Company and its Subsidiaries as presently conducted; and (ii) there are no infringement Actions pending or, to the knowledge of the Company threatened, against the Company or any Subsidiary with respect to any Software owned by the Company or any of its Subsidiaries.

(h) Except as disclosed in Section 3.18(h) of the Company Disclosure Letter, all employees, agents, consultants or contractors who have contributed to or participated in the creation or development on behalf of Company or any of its Subsidiaries of any patentable, copyrightable or trade secret material included in the Owned Intellectual Property that is necessary to the conduct of the business of the Company and its Subsidiaries as presently conducted either: (i) is a party to a “work-for-hire” agreement under which Company or any of its Subsidiaries is deemed to be the original owner or author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of Company or any of its Subsidiaries of all right, title and interest in such material.

(i) The Company and its Subsidiaries have taken reasonable steps and precautions to prevent the unauthorized disclosure or use of their confidential Know-How included in the Owned Intellectual Property that is necessary to the conduct of the business of the Company and its Subsidiaries as presently conducted and the value of which is dependent upon the maintenance of the confidentiality thereof. To the knowledge of Company there has been no unauthorized disclosure or use of any such Know-How of the Company and its Subsidiaries.

Section 3.19 Distributors and Suppliers. Section 3.19 of the Company Disclosure Letter sets forth a true, complete and correct list (to be identified on an anonymous basis) of the ten (10) largest distributors (each a “Material Distributor”) for and the ten (10) largest suppliers (each a “Material Supplier”) to the Company and the Company Subsidiaries for the fiscal year ended August 31, 2014 showing the total dollar number of sales to, or purchases from, as the case may be, each Material Distributor or Material Supplier during such period. Since January 1, 2014 through the date of this Agreement, (i) no Material Distributor or Material Supplier has, to the knowledge of the Company, notified the Company or any of its Subsidiaries in writing that it intends to terminate, cancel or materially curtail its business relationship with the Company or any of its Subsidiaries and (ii) neither the Company nor any of its Subsidiaries is currently engaged in a dispute that is material to the Company and its Subsidiaries, taken as a whole, with a Material Distributor or Material Supplier.

Section 3.20 Brokers. Except for Deutsche Bank Securities Inc., no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement.

Section 3.21 Takeover Statutes. The Company Board has adopted such resolutions as are necessary, as of the date hereof, to render any Takeover Law inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement.

For purposes of this Agreement, “Takeover Laws” shall mean any “Moratorium,” “Control Share Acquisition,” “Fair Price,” or other similar state anti-takeover Laws and regulations.

Section 3.22 Fairness Opinion. The Company Board has received the opinion of Deutsche Bank Securities Inc., financial advisor to the Company, to the effect that, as of the date of such opinion and subject to the assumptions, limitations and qualifications reflected therein, the Merger Consideration is fair, from a financial point of view, to the Company’s shareholders. As of the date of this Agreement, such opinion has not been rescinded, repudiated or, except as set forth therein, qualified.

Section 3.23 Affiliate Transactions. Other than rights to receive Merger Consideration and the consideration provided for under Section 2.1(d) with respect to Company Stock Options and Restricted Shares, no material relationship, direct or indirect, exists between the Company or any Subsidiary of the Company, on the one hand, and any officer, director or other Affiliate (other than any Subsidiary of the Company) of the Company, on the other hand, that is required to be described under Item 404 of Regulation S-K under the Securities Act in the Company SEC Documents, which is not described therein.

Section 3.24 Warranties. The Company has made available to Parent all currently published warranties with respect to the Company’s and its Subsidiaries’ businesses, products or services other than warranties provided in the ordinary course of business and which are customary for the types of products offered for sale by the Company. Neither the Company nor any of its Subsidiaries has made any express warranties for which the warranty period has not yet expired as of October 10, 2014 in connection with the sale or license of products or services or the performance of services other than warranties which are materially consistent with the warranties set forth in the sales and license Contracts and forms made available in the data room as of October 10, 2014. Further, neither the Company nor any of its Subsidiaries has made any express warranties for which the warranty period has not yet expired as of October 10, 2014 in connection with the fitness of the Company’s products or services for use in pharmaceutical applications or in food for infants or invalids, or express warranties made in connection with products sold for pets, except as set forth in Section 3.24 of the Company Disclosure Letter.

Section 3.25 Hedging. With respect to the Company’s and its Subsidiaries’ outstanding hedging, derivative and commodity transactions, the Company and its Subsidiaries have engaged in hedging, derivative and commodity transactions in a manner which complies in all material respects with the relevant hedging policy set forth on Section 3.25 of the Company Disclosure Letter.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent to the Company prior to the execution and delivery of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1 Organization, Standing and Power.

(a) Each of Parent and Merger Sub (i) is a corporation duly formed, validly existing and in good standing (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction) under the Laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for any such failures that individually or in the aggregate, would not reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated hereby.

(b) Parent has previously furnished or made available to the Company a true, correct and complete copy of the certificate of incorporation and bylaws of each of Parent and Merger Sub, including all amendments thereto, and each as so delivered is in full force and effect. Neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or bylaws.

Section 4.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the boards of directors of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement, or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the filing of the Articles of Merger with the Secretary of State of the State of Washington as required by the WBCA. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its respective terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

Section 4.3 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, do not and will not (i) conflict with or violate the certificate of incorporation or articles of incorporation, as applicable, or bylaws of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law or any settlement, injunction or award of any Governmental Entity, in each case applicable to Parent or Merger Sub or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a right of guaranteed payment or loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound, or (iv) result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub (including the Acquired Companies following the Effective Time) except, in the case of clauses (ii), (iii) and (iv) of this paragraph, for any such conflict, breach, violation, default, loss, right or other occurrence that individually or in the aggregate, has not had, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, do not and will not require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity, except for (i) such filings as required under applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and under state securities and “blue sky” Laws, (ii) the filings required under the HSR Act and any filings required under Foreign Antitrust Laws, and (iii) such filings as may be required under the WBCA in connection with the transactions contemplated by this Agreement.

Section 4.4 Information in the Proxy Statement. None of the information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to shareholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

Section 4.5 Ownership and Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.

Section 4.6 Financing. Parent has, as of the date of this Agreement immediately available funds (or access to funds under its existing credit agreements), and will have, as of the Effective Time, immediately available funds, sufficient to consummate the Merger and the other transactions contemplated hereby on the terms and subject to the conditions set forth herein and pay when due the aggregate Merger Consideration and its fees and expenses related to the transactions contemplated by this Agreement.

Section 4.7 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. The vote or consent of Parent as the sole shareholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

Section 4.8 Acquiring Person. None of Parent, Merger Sub or their respective Affiliates is or ever has been, with respect to the Company, an “acquiring person,” or an “affiliate” or “associate” of an “acquiring person” (as such terms are defined in Chapter 23B.19 of the WBCA). Merger Sub will not be, with respect to the Company after the Merger, an “affiliate or associate” of an “acquiring person” (as such terms are defined in Chapter 23B.19 of the WBCA) and have not taken any action that would cause any Takeover Laws to apply to the transactions contemplated hereby.

Section 4.9 Brokers. Except for J.P. Morgan Securities LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except (i) as specifically required by this Agreement, (ii) as required by applicable Law or (iii) if Parent otherwise provides its prior consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to conduct its business in the ordinary course of business consistent with past practice, to preserve substantially intact its business organization, (w) preserve its assets and properties in good repair and condition (subject to normal wear and tear), (x) preserve its current relationships with customers, suppliers, distributors and other Persons with which it has material business relations, (y) maintain insurance policies or replacement or revised policies in such amounts and against such risks and losses as are currently in effect and (z) maintain sufficient cash and working capital to continue to conduct its business in the ordinary course.

(b) Without limiting the generality of Section 5.1(a), between the date of this Agreement and the Effective Time, except (i) as specifically required by this Agreement, (ii) as required by applicable Law or (iii) if Parent provides its prior consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries not to:

(i) amend or permit the adoption of any amendment to the charter or bylaws (or equivalent organizational documents) of any Acquired Company;

(ii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(iii) issue, grant, deliver, sell, pledge, dispose of or encumber any (A) shares of capital stock, except the issuance of Shares pursuant to the exercise of Company Stock Options outstanding as of the date hereof and in accordance with the terms of such instruments, (B) other voting securities of, or equity interests in, the Company or any capital stock or voting securities of, or other equity interests in, any Subsidiary of the Company, (C) securities convertible into or exercisable or exchangeable for any shares of capital stock or voting securities of, or equity interests in, the Company or any of its Subsidiaries, (D) right to acquire any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, (E) Company Stock Equivalents or (F) Company Voting Debt;

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests (except for any dividend or distribution by a Subsidiary of the Company to the Company or to other wholly owned Subsidiaries of the Company);

(v) otherwise manage its working capital in a manner other than in the ordinary course of business;

(vi) enter into any interest rate, derivatives or hedging transaction (including with respect to commodities) that does not comply with the Company’s “Risk Management Policy” in effect as of the date of this Agreement or is not in accordance with the accounting rules set forth in FASB’s Accounting Standards Codification (ASC) 815;

(vii) adjust, split, combine, redeem, repurchase or otherwise acquire any shares of its capital stock or other equity interests (except in connection with the cashless exercises or similar transactions (including withholding of Taxes) pursuant to the exercise of Company Stock Options outstanding as of the date hereof), or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock or other equity interests, or enter into any agreement with respect to the voting of any of the Company’s capital stock or other securities or the capital stock or other securities of a Subsidiary of the Company;

(viii) authorize, or make any new commitment with respect to, any capital expenditure, other than capital expenditures that do not exceed $2,000,000 in the aggregate with respect to projects for which total project costs to completion do not exceed $2,000,000 in the aggregate; provided, however, that this limitation shall not apply to capital expenditures that are set forth on Section 5.1(b)(viii) of the Company Disclosure Letter;

(ix) (A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, other than (1) purchases of inventory and other assets in the ordinary course of business, or (2) pursuant to Contracts in effect on the date hereof, or (B) sell, lease, exchange, mortgage, pledge, transfer, subject to any Lien or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, other than (1) sales or dispositions of inventory and other assets in the ordinary course of business, (2) grants of Permitted Liens or (3) pursuant to Contracts in effect on the date hereof;

(x) enter into any material joint venture or partnership;

(xi) engage in any transactions, agreements, arrangements or understandings with any Affiliate or other Person that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(xii) (A) make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of the Company), (B) incur any additional indebtedness (except for additional indebtedness pursuant to the Company Credit Agreement which does not result in the aggregate indebtedness of the Acquired Companies being in excess of $15.0 million more than the aggregate indebtedness of the Acquired Companies as of the date hereof, provided that no more than $8.0 million of such $15.0 million shall be used to fund working capital in the ordinary course of business) or issue any debt securities or (C) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another Person (other than a guaranty by the Company on behalf of its Subsidiaries);

(xiii) except to the extent required by applicable Law (including Section 409A of the Code), or the terms of any Company Plan, and except as contemplated by Section 5.7, (A) increase the compensation or benefits of any current or former director, employee or consultant of the Company or any of its Subsidiaries, other than in connection with annual or promotion raises to employees and consultants in the ordinary course of business consistent with past practice and, in the case of annual bonus awards, to the extent such awards are accrued for in the 2014 Year-End Draft Financial Statements, (B) establish, amend, terminate or adopt any compensation or benefit plan including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan or employment or severance agreement; provided, that the Company shall be entitled to adopt and implement an annual bonus plan for a term not to exceed one (1) year with targets, metrics and payouts consistent with the existing 2014 annual bonus plan of the Company, (C) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation, (D) fail to make any required contributions under any Company Plan, (E) hire or terminate the employment, or enter into or modify the contractual relationship of, any officer or director of the Company or any of its Subsidiaries, (F) hire or terminate the employment, other than hirings or terminations in the ordinary course of business consistent with past practice, or enter into or modify the contractual relationship of, any employee (other than an officer) of the Company or any of its Subsidiaries, other than and as expressly required to comply with the express provisions of customer Contracts;

(xiv) (A) implement or adopt any change in its methods of accounting, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto, (B) change its fiscal year, or (C) make any material change in internal accounting controls or disclosure controls and procedures;

(xv) (A) fail to file any Tax Return when due (after giving effect to any properly obtained extensions of time in which to make such filings), (B) prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make, change or rescind any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, or (C) settle or compromise any material Tax liability or refund, file any amended Tax Return involving a material amount of Taxes, or waive or extend the statute of limitations in respect of Taxes;

(xvi) (A) pay, discharge, waive, settle, compromise, release or satisfy any claim, liability or obligation that is not an Action, other than payment, discharge, waiver, settlement, release or satisfaction in the ordinary course of business consistent with past practice and other than the satisfaction or performance by the Company and its Subsidiaries of their respective obligations in accordance with the applicable terms thereof under Contracts in effect on the date hereof and Contracts permitted under this Section 5.1 to be entered into on or following the date hereof or (B) other than in connection with the ordinary course settlement of disputes with customers, accelerate, discount, factor, reduce, sell (for less than its face value or otherwise), transfer, assign or otherwise dispose of, in full or in part, any accounts receivable owed to the Company or any of its Subsidiaries, with or without recourse, including any rights or claims associated therewith;

(xvii) commence or settle, compromise or otherwise resolve any Action (A) outside the ordinary course of business consistent with past practice, (B) as would result in any liability in excess of (1) the amount reserved therefor or reflected on the balance sheets included in the 2014 Year-End Draft Financial Statements, (2) the amount of coverage provided by any insurance policy or (3) in excess of $250,000 in the aggregate with all other Actions settled, compromised or otherwise resolved by the Company and its Subsidiaries after the date hereof or (C) to the extent such litigation or other legal proceeding (1) involves any injunction or non-monetary relief on the Company or any of its Subsidiaries, (2) does not provide for a complete release of the Company and its Subsidiaries of all claims or (3) provides for any admission of liability by the Company or any of its Subsidiaries;

(xviii) other than non-exclusive licenses to end users, distributors and resellers in the ordinary course of business consistent with past practice, enter into any agreement, arrangement or commitment to grant a license of Intellectual Property;

(xix) (i) enter into, amend, renew, modify or consent to the termination of (other than a termination in accordance with its terms) any Material Contract or Contract that would be a Material Contract if in effect on the date of this Agreement or (ii) amend, waive, modify, fail to enforce or consent to the termination of (other than a termination in accordance with its terms) its material rights thereunder; provided, however, that this clause (xix) shall not prohibit the Company or any of its Subsidiaries from (A) renewing any Material Contract that by its terms as of the date hereof is scheduled to expire by the date nine months after the date hereof (so long as such renewal does not add any new terms of the type described in Section 3.15(a)(ii) and does not amend any existing term as of the date hereof of the type described in Section 3.15(a)(ii)) or (B) entering into any Contract that would be a Material Contract solely pursuant to Section 3.15(a)(v) if it were in effect as of the date hereof, in each case so long as (1) any such Contract that is a customer Contract does not have a term of greater than two years, (2) any such Contract that is a supply Contract does not have a term of greater than three years, and (3) any such Contract that is a Contract for the sale of starch, does not, together with all other Contracts of the Company and its Subsidiaries for the sale of starch, result in more than 35% of the starch sales volume of the Company and its Subsidiaries being made pursuant to Contracts expiring later than January 1, 2016;

(xx) waive, extend, renew or enter into any non-compete, most favored nation, exclusivity, non-solicitation, or similar Contract that would restrict or limit, in any material respect, the freedom of the Company or any of its Subsidiaries in conducting their operations or business, as the case may be, or any of their respective subsidiaries or Affiliates (whether before or after the Closing);

(xxi) effectuate a “plant closing” or “mass layoff,” as those terms are defined in WARN;

(xxii) create any Subsidiary;

(xxiii) terminate or transfer the employment of any Company or Subsidiary officer or other employee whose annualized base salary rate is greater the $200,000, other than for cause;

(xxiv) enter into any new line of business; or

(xxv) agree to, authorize, or enter into any Contract obligating it to take any of the actions described in Sections 5.1(b)(i) through 5.1(b)(xxiv).

(c) Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, subject to the terms and conditions of this Agreement, complete control over its and its Subsidiaries’ respective operations.

Section 5.2 Obligations of Merger Sub and Surviving Corporation. Parent agrees to take all action necessary to cause Merger Sub or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement.

Section 5.3 Acquisition Proposals.

(a) Following the execution hereof, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, and (ii) request the prompt return or destruction of all confidential information previously furnished by it or on its behalf. The Company shall not terminate, waive, amend, release or modify in any respect any provision of any confidentiality agreement to which any Acquired Company or any of its Affiliates or Representatives is a party with respect to any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, and shall enforce, to the fullest extent permitted by applicable Law, the provisions of any such agreement, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof; provided, however, that the Company shall be entitled to waive any standstill provision included in any such confidentiality agreement or any standstill provision contained in any standstill agreement to which any Acquired Company or any of its Affiliates or Representatives is a party with respect to any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal.

(b) From the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, the Company shall not, and shall cause its Subsidiaries not to, and shall cause its and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) entertain, solicit, initiate, or knowingly encourage or knowingly induce or knowingly facilitate the making, submission or announcement of any inquiries or the making of any proposal or offer constituting or that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any nonpublic information regarding any of the Acquired Companies to any Person (other than Parent and Parent’s or the Company’s Representatives acting in their capacity as such) in connection with or in response to an Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal (other than to state that they currently are not permitted to have discussions), (iv) approve, endorse or recommend any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, (v) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal or (vi) enter into any letter of intent or agreement in principle or any Contract providing for, relating to or in connection with any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 5.3(c)).

(c) Notwithstanding anything to the contrary in this Section 5.3, if at any time prior to obtaining the Company Shareholder Approval, (i) the Company receives, after the date of this Agreement, an unsolicited bona fide written Acquisition Proposal, (ii) such Acquisition Proposal did not result from a breach of this Section 5.3 (unless such breach was immaterial), (iii) the Company Board determines in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (iv) the Company Board determines in good faith (after consultation with outside counsel) that the failure to participate in discussions or negotiations or furnish such information, enter into any agreement related to any Acquisition Proposal or accept any offer or proposal relating to an Acquisition Proposal would reasonably be expected to constitute or result in a breach of its fiduciary duties to the shareholders of the Company under applicable Law, then, prior to obtaining the Company Shareholder Approval, the Company may (x) furnish and make available information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal pursuant to an Acceptable Confidentiality Agreement; provided, that any non-public information provided or made available to any Person given such access shall have been previously provided or made available to Parent or shall be provided or made available to Parent prior to or concurrently with the time it is provided or made available to such Person, and (y) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal. The Company shall promptly (and in any event within twenty-four (24) hours) advise Parent in writing of the receipt of any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal or inquiry, proposal or offer, and the terms and conditions thereof) that is made or submitted by any Person prior to the Effective Time. The Company shall keep Parent informed, on a reasonably current basis, of the status of, and any financial or other changes in, any such Acquisition Proposal, inquiry, proposal or offer, including providing Parent copies of any material correspondence related thereto and proposed documents to effect such Acquisition Proposal.

(d) Neither the Company Board nor any committee thereof shall (i) (A) directly or indirectly, fail to make, withhold, withdraw or qualify (or modify in a manner adverse to Parent) the Company Recommendation, the Company Determination or the approval of this Agreement or the Merger or resolve, agree or propose to take any such actions (each such action set forth in this Section 5.3(d)(i)(A) being referred to herein as an “Adverse Recommendation Change”) or (B) adopt, approve, recommend, endorse or otherwise declare advisable any Acquisition Proposal or resolve, agree or publicly propose to take any such actions, (ii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement related to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 5.3(c)) (each, an “Alternative Acquisition Agreement”), (iii) take any action to make the provisions of any Takeover Laws or any restrictive provision of any applicable anti-takeover provision in the articles of incorporation or bylaws of the Company, inapplicable to any transactions contemplated by an Acquisition Proposal (including approving any transaction under Chapter 23B.19 of the WBCA), or (iv) resolve, agree or propose to take any such actions.

(e) Notwithstanding Section 5.3(d), at any time prior to obtaining the Company Shareholder Approval, if the Company Board determines in good faith (after consultation with outside counsel) that the failure to do so would reasonably be expected to constitute or result in a breach of its fiduciary duties to the shareholders of the Company under applicable Law, then, prior to obtaining the Company Shareholder Approval, the Company Board may solely in response to a Superior Proposal received on or after the date hereof that has not been withdrawn or abandoned and that did not result from a breach of this Agreement, make an Adverse Recommendation Change in order to cause the Company to terminate this Agreement pursuant to such Section 7.1(d)(ii) (including payment of the Termination Fee, as defined in Section 7.3(c)(iii) hereof) and concurrently enter into a binding definitive agreement to effect such Superior Proposal, provided that the Company and its Subsidiaries have (i) complied with Section 5.3(a)-(e) with respect to such Superior Proposal (except with respect to immaterial breaches of the obligations to deliver notices or other writings pursuant to Sections 5.3(c)), (ii) complied in all material respects with Sections 5.3(a)-(e) with respect to any other Superior Proposal and (iii) complied with Section 5.3(f) with respect to any Superior Proposal. Neither the Company Board nor any committee thereof shall make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.1(d)(ii) or cause the Company to enter into a binding definitive agreement to effect such Superior Proposal unless the Company has first complied with the provisions of Section 5.3(f) and, after so complying, the Company Board determines in good faith (after consultation with outside counsel) that the failure to do so would reasonably be expected to constitute or result in a breach of its fiduciary duties to the shareholders of the Company under applicable Law and such Acquisition Proposal continues to constitute a Superior Proposal.

(f) The Company Board shall not take any action set forth in Section 5.3(e) unless the Company has first (i) provided written notice to Parent (a “Notice of Recommendation Change”) advising Parent that the Company Board has determined that an Acquisition Proposal is a Superior Proposal, that the Company Board intends to make such Adverse Recommendation Change and to terminate this Agreement, specifying the financial and other material terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal and providing copies of any agreements intended to effect such Superior Proposal, and the Company Board, (ii) negotiated in good faith with Parent, and caused the Company and its Representatives to negotiate in good faith with Parent, during the five (5) Business Day period following Parent’s receipt of the Notice of Recommendation Change (the “Notice Period”), to enable Parent to make a binding counteroffer to amend the terms of this Agreement so that such Acquisition Proposal no longer constitutes a Superior Proposal, and (iii) after complying with clauses (i) and (ii), reaffirmed such determination in light of Parent’s binding counteroffer, if any; provided, however, that if during the Notice Period any revisions are made to an Acquisition Proposal and such revisions are material (it being understood and agreed that any change to consideration with respect to such proposal is material), the Company shall deliver a new Notice of Recommendation Change to Parent and shall comply with the requirements of this Section 5.3(f) with respect to such new Notice of Recommendation Change, except that the Notice Period shall be reduced to a two (2) Business Day period for purposes of this Section 5.3(f).

(g) Nothing contained in this Section 5.3 shall prohibit the Company Board from taking and disclosing a position contemplated by Item 1012(a) of Regulation M-A, Rule 14e-2(a) under the Exchange Act or Rule 14d-9 under the Exchange Act or making any required disclosure to the shareholders of the Company if, in the good faith judgment of the Company Board, failure to so disclose would constitute a violation of applicable Law; provided, however, that any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be an

Adverse Recommendation Change unless the Company Board expressly reaffirms the Company Recommendation and rejects any Acquisition Proposal within three (3) Business Days after such stop, look and listen communication.

(h) For purposes of this Agreement:

(i) “Acceptable Confidentiality Agreement” means a customary confidentiality agreement containing terms substantially similar to, and (taken as a whole) no less favorable to the Company than, those set forth in the Confidentiality Agreement; provided, that such confidentiality agreement shall not prohibit compliance by the Company or any of its Subsidiaries with any of the provisions of this Agreement.

(ii) “Acquisition Proposal” means any proposal or offer (whether or not in writing) made by any Person or Persons other than Parent, Merger Sub or any Subsidiaries thereof, with respect to any (A) merger, consolidation, share exchange, other business combination or similar transaction involving the Company or any of its Subsidiaries, (B) acquisition by such Person or Persons (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Subsidiary of the Company or otherwise) of any business or assets of the Company or any of its Subsidiaries representing 10% or more of the total consolidated revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (C) acquisition, directly or indirectly, by such Person or Persons (or the shareholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of the voting power of the Company, or (D) any combination of the foregoing (in each case, other than the Merger).

(iii) “Superior Proposal” means any binding, bona fide written offer made by a third party or group pursuant to which such third party or group would acquire, directly or indirectly, more than 50% of the Shares or substantially all of the assets of Company and its Subsidiaries, taken as a whole, (A) on terms which the Company Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be superior from a financial point of view to the shareholders of the Company to the Merger, taking into account all relevant circumstances, including, without limitation, all the terms and conditions of such proposal and this Agreement (including the Termination Fee, any changes proposed by Parent to the terms of this Agreement and the potential time delays and other risks to consummation associated with such offer) and (B) that is reasonably likely to be completed, taking into account all financial, regulatory, legal and other aspects of such offer and (C) for which any necessary financing is fully committed (including with respect to any indebtedness that could be required to be repaid in connection with the transactions contemplated by such offer).

(i) Any action taken or not taken by any Representative of the Company or any of its Subsidiaries that if taken or not taken by the Company would constitute a breach of this Section  5.3 shall be deemed a breach of this Agreement by the Company.

Section 5.4 Preparation of the Proxy Statement; Shareholders Meeting.

(a) As soon as practicable following the date of this Agreement, the Company shall prepare and, no later than November 14, 2014 or such other later date as mutually agreed upon by the Company and Parent, file with the SEC a proxy statement in preliminary form relating to the Company Shareholders Meeting (the “Proxy Statement”). The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and shall use its reasonable best efforts to cause the Proxy Statement to be mailed to shareholders of the Company as soon as reasonably practicable (and in any event within five (5) Business Days) after (i) if the Company does not receive comments from the SEC with respect to the preliminary Proxy Statement and does not reasonably believe that it will receive comments, the eleventh calendar day immediately following the date of filing of the preliminary Proxy Statement with the SEC and (ii) if the Company does receive comments from the SEC with respect to the preliminary Proxy Statement, clearance by the SEC with respect to such comments. Parent and Merger Sub shall cooperate with the Company in connection with the preparation of the Proxy Statement, including furnishing to the Company any and all information regarding Parent and Merger Sub and their respective Affiliates as may be required to be disclosed therein as promptly as possible after the date hereof. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between such or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger.

(b) The Company and Parent each agrees, as to itself and its respective Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the meeting of shareholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to receipt of the Company Shareholder Approval, any event occurs with respect to the Company, any of its Subsidiaries, Parent or Merger Sub, or any change occurs with respect to other information to be included in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company or Parent, as the case may be, shall promptly notify the other party of such event and the Company shall promptly file, with Parent’s cooperation, any necessary amendment or supplement to the Proxy Statement. The Company will also advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement.

(c) Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Parent an opportunity to review and comment on such document or response and (ii) include in such document or response all comments reasonably proposed by Parent.

(d) The Company shall, as soon as reasonably practicable following the clearance of the Proxy Statement by the SEC, establish a record date for, and as soon as reasonably practicable duly call, give notice of, convene and hold a meeting of the holders of Shares (the “Company Shareholders Meeting”) for the purpose of seeking the Company Shareholder Approval. The notice of such Company Shareholders Meeting shall state that a proposal to approve this Agreement will be considered at the Company Shareholders Meeting. So long as the Company Board shall not have effected an Adverse Recommendation Change in accordance with Section 5.3(e), (x) the Company Board shall recommend to holders of Shares that they approve this Agreement and shall include such recommendation and the Company Determination in the Proxy Statement and (y) the Company shall use its reasonable best efforts to solicit the Company Shareholder Approval. The Company shall not include in the Proxy Statement any proposal to vote upon or consider any Acquisition Proposal (other than the Merger). The Company shall not postpone or adjourn the Company Shareholders Meeting without the prior written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed.

Section 5.5 Access to Information; Confidentiality.

(a) From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior notice, the Company shall, and shall cause its Subsidiaries, officers, directors to and use its reasonable best efforts to cause its Representatives to, afford to Parent, Merger Sub and their respective Representatives reasonable access during normal business hours, consistent with applicable Law, to the Company’s and its Subsidiaries’, officers employees, properties, offices, other facilities and books and records reasonably related to consummating the Merger and the other transactions contemplated by this Agreement or post-Closing matters (including integration), and shall furnish Parent, Merger Sub and their respective Representatives with all financial, operating and other data and information reasonably related to consummating the Merger and the other transactions contemplated by this Agreement or post-Closing matters (including integration) as Parent, Merger Sub and their respective Representatives shall reasonably request. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would be reasonably expected to (i) constitute a waiver of the attorney-client or other privilege held by the Company or any of its Subsidiaries, (ii) cause significant competitive harm to the Company or its Subsidiaries if the transactions contemplated by this Agreement are not consummated or (iii) otherwise violate any applicable Law, provided that the Company has used its reasonable best efforts to provide such access or disclose such information in a manner that does not result in such a waiver, harm or violation.

(b) Each of Parent and Merger Sub will hold and treat and will cause its Representatives to hold and treat in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Nondisclosure Agreement between the Company and Parent dated as of August 21, 2014 (the “Confidentiality Agreement”), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms except with respect to the standstill restrictions set forth therein, which shall terminate and be of no further force or effect as of the date hereof.

Section 5.6 Further Action; Efforts

(a) Subject to the terms and conditions of this Agreement, each party will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement, and no party hereto shall fail to take or cause to be taken any action that would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, and except as otherwise contemplated by Section 5.6(c), nothing in this Agreement shall require Parent or Merger Sub to, and the Company shall not without the prior written consent of Parent, agree to any modification to or accommodation under any Contract or undertake any liability in connection with obtaining any consent under any Contract. In furtherance and not in limitation of the foregoing, each party hereto agrees to make, if required, appropriate filings under any Antitrust Law, including an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and, in the case of the HSR Act, in any event within ten Business Days of the date hereof and to supply as promptly as reasonably practicable and advisable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other commercially reasonable actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, including by requesting early termination of the waiting period provided for in the HSR Act.

(b) Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 5.6(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the DOJ or any other U.S. or foreign Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) permit the other party a reasonable opportunity to review any substantive written communication given by it to, and consult with each other in advance of any scheduled substantive meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other Person, give the other party the reasonable opportunity to attend and participate in such meetings and conferences. Notwithstanding the foregoing, the Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other side under this Section 5.6(b) as “Antitrust

Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel regarding Antitrust Law of the recipient and will not be disclosed by outside counsel to employees, officers, directors or consultants of the recipient or any of its Affiliates unless express permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be) or its legal counsel. Each of the Company and Parent shall cause its respective counsel regarding Antitrust Law to comply with this Section 5.6(b). Notwithstanding anything to the contrary in this Section 5.6(b), materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company and privileged communications.

(c) Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its Subsidiaries or Affiliates shall be obligated to, and neither the Company nor any of its Subsidiaries shall without the prior written consent of Parent (which consent shall be in sole discretion of Parent), (i) proffer to, agree to or become subject to any order, judgment or decree to (A), sell, license or dispose of or hold separate before or after the Closing, any assets, businesses, product lines or interest in any assets or businesses of Parent or any of its Affiliates, (B) make or accept, any changes, modifications, limitations or restrictions in the operations of any assets or businesses of Parent or any of its Subsidiaries, any Contract to which Parent or any of its Subsidiaries is a party or otherwise bound or any of the relationships of Parent or any of its Subsidiaries with any other Persons (contractual or otherwise) or (C) any concession, accommodation or liability relating to Parent or any of its Subsidiaries or (ii) proffer to, agree to or become subject to any order, judgment or decree to (or consent to) (A) sell, license or dispose of or hold separate before or after the Closing, any assets, businesses, product lines or interest in any assets or businesses of the Company or any of its Subsidiaries, (B) any changes, modifications, limitations or restrictions in the operations of any assets or businesses of the Company or any of its Subsidiaries, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound or any of the relationships of the Company or any of its Subsidiaries with any other Persons (contractual or otherwise) or (C) any concession, accommodation or liability with respect to the Company or any of its Subsidiaries that, in the case of clause (ii)(A) through clause (ii)(C) would, individually or in the aggregate, materially diminish the expected benefits of the transactions contemplated by this Agreement to Parent and its Subsidiaries (including the Company and its Subsidiaries, taken as a whole (the items in clauses (i) through (ii), a “Burdensome Action”) or (iii) commence or participate in any litigation.

(d) For purposes of this Agreement, “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, Foreign Antitrust Laws and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(e) No later than five Business Days prior to Closing, the Company shall deliver to Parent duly executed payoff letters, in form and substance reasonably acceptable to Parent, from all counterparties to indebtedness of the Company or any Subsidiary of the Company with respect to the repayment of all such indebtedness (it being understood and agreed that if Parent elects not to repay at Closing any such indebtedness of the Company and its Subsidiaries that was set forth on the Company Disclosure Letter hereto or was incurred after the date hereof in accordance with the terms of this Agreement, Parent shall not be permitted to assert a Company Material Adverse Effect as a result of any default under such indebtedness that arises because the Merger).

Section 5.7 Employee Benefits Matters.

(a) Following the Effective Time, except for purposes of determining eligibility for retiree health and welfare benefits, Parent shall give each employee of the Company, the Surviving Corporation or their respective Subsidiaries who shall have been employees of the Company or any of its Subsidiaries immediately prior to the Effective Time (“Continuing Employees”) full credit for prior service with the Company or its Subsidiaries to the extent such service would be recognized if it had been performed as an employee of Parent for purposes of (i) eligibility and vesting under any Parent Employee Plans, but not for benefit accrual purposes under any defined benefit plan of Parent, and (ii) determination of benefit levels under any Parent Employee Plan or policy of general application relating to vacation or severance, in either case for which the Continuing Employees are otherwise prospectively eligible and in which the Continuing Employees are offered participation, but except where such credit would result in a duplication of benefits. For the avoidance of doubt, no Continuing Employee shall be retroactively eligible for any Parent Employee Plan, including any such Parent Employee Plan that was frozen prior to the Effective Time. In addition, Parent shall waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations would not have been applicable to such Continuing Employee under the terms of any comparable medical and dental plan of the Company and its Subsidiaries. In addition, Parent shall provide that any covered expenses incurred on or before the Effective Time by Continuing Employees or such employees’ covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time, to the same extent as such expenses were taken into account under the comparable benefit plan and such expenses shall also count towards any annual or lifetime limits, treatment or visit limits or similar limitations that apply under the terms of the applicable plan for the plan year in which the Effective Date occurs. For purposes of this Agreement, the term “Parent Employee Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other plan or policy under which service with Parent is relevant to eligibility, vesting and/or level of benefits, for the benefit of, or relating to, the current employees of Parent or its Subsidiaries and with respect to which eligibility has not been frozen.

(b) Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or the Surviving Corporation to continue any specific employee benefit plans or to continue the employment of any specific person. The provisions of this Section 5.7 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to (i) constitute an amendment to any of the compensation and benefits plans maintained for or provided to Continuing Employees prior to or following the Effective Time, (ii) impede or limit Parent, the Company, the Surviving Corporation or any of their Affiliates from amending or terminating any Company Plan following the Effective Time or (iii) confer upon or give to any person (including for the avoidance of doubt any current or former employees, directors, or independent contractors of the Company or any of its Subsidiaries, or on or after the Effective Time, the Surviving Corporation or any of its Subsidiaries), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 5.7) under or by reason of any provision of this Agreement.

Section 5.8 Notification of Certain Matters. The Company and Parent shall promptly notify each other of (a) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or is reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party sending or receiving such notice; and (b) the receipt of any written communication received from any Person alleging that a material consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or from any Governmental Entity in connection with the transactions contemplated by this Agreement.

Section 5.9 Indemnification, Exculpation and Insurance.

(a) Without limiting any additional rights that any director or employee may have under any agreement or Company Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each current (as of the Effective Time) and each former employee, agent, officer or director of the Company or any of its Subsidiaries (collectively, the “Indemnified Parties”), from and against any and all claims, losses, liabilities, damages, judgments, penalties, settlements, inquiries, fines and fees, costs and expenses, including actual attorneys’ fees and disbursements and ERISA excise taxes (collectively, “Costs”) actually or reasonably incurred or suffered in connection with any actual or threatened Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an employee, agent, officer, director or fiduciary of the Company or any of its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the same extent provided under the Company Constituent Documents (or, as relevant, those of the applicable Subsidiary of the Company) as at the date hereof. In the event of any such Action, each Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any Action from Parent or the Surviving Corporation to the same extent provided under the Company Constituent Documents (or, as relevant, those of the applicable Subsidiary of the Company) as at the date hereof. Notwithstanding anything to the contrary herein (but subject to any superior rights contained in the Company Constituent Documents (or, as relevant, those of the applicable Subsidiary of the Company) or applicable indemnification agreements to which any Acquired Company is a party including the contract rights set forth in the Company’s Constituent Documents), prior to making any payment or advance in respect of the indemnification obligations set forth in this Section 5.9, the Person who is requesting such indemnification or advance shall agree to repay such payments or advances if it is ultimately determined that such Person is not entitled to indemnification.

(b) Except as may be required by applicable Law, Parent and the Company agree that for a period of six years from the Effective Time, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Company Constituent Documents (or, as relevant, those of the Subsidiary) or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and continue in full force and effect, and for a period of six years from the Effective Time shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

(c) Parent shall, prior to the Effective Time, pay for and cause to be obtained, and to be effective at the Effective Time, one or more prepaid “tail” insurance policies for the Persons who, as of the date hereof, are covered by the Company’s existing D&O Insurance, with a claims period of at least six years from the Effective Time with terms and conditions (including scope and coverage amounts) that are, taken as a whole, at least as favorable as the Company’s and its Subsidiaries’ existing D&O Insurance, for claims arising from facts or events that occurred prior to the Effective Time, covering without limitation the transactions contemplated hereby; provided, that the maximum aggregate premium for such D&O Insurance that Parent shall be required to expend shall not exceed three hundred percent (300%) of the annual D&O Insurance premium for the Company’s current fiscal year, which annual premiums are set forth in Section 3.18 of the Company Disclosure Letter; and if such amount is not sufficient to purchase D&O Insurance in such maximum amount, then Parent shall purchase such amount of insurance with the best coverage reasonably available as can be purchased for an aggregate amount that is equal to three hundred percent (300%) of the annual premium for such policies for the Company’s current fiscal year. Parent shall cause the Surviving Corporation to comply with its obligations under such policies for the full term of at least six years.

(d) Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) with respect to which an Indemnified Party is entitled to indemnification is instituted against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, then the provisions of this Section 5.9 shall continue in effect until the final disposition of such Action.

(e) The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. The provisions of this Section 5.9 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

(f) In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in this Section 5.9.

Section 5.10 Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.11 Anti-Takeover Statute. If any Takeover Law is or may become applicable to this Agreement (including the Merger and the other transactions contemplated hereby), each of the Company, Parent and Merger Sub and their respective boards of directors shall grant all such approvals and take all such actions as are reasonably necessary or appropriate so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby, and otherwise act reasonably to eliminate or minimize the effects of such Law on such transactions.

Section 5.12 Shareholder Litigation. The Company shall provide Parent with prompt notice of and copies of all proceedings and correspondence relating to any Action against the Company, any of its Subsidiaries or any of their respective directors or officers by any shareholder of the Company arising out of or relating to this Agreement or the transactions contemplated by this Agreement. The Company shall give Parent the opportunity to consult with the Company in the defense or settlement of any such shareholder Action, shall give due consideration to Parent’s advice with respect to such shareholder Action and shall not settle or offer to settle any such Action without the prior written consent of Parent (which consent shall be at Parent’s sole discretion).

Section 5.13 Public Announcements. The initial press release relating to this Agreement shall be a joint press release and thereafter, each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed) except and solely to the extent required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or securities quotation system.

Section 5.14 Transfer Taxes. Except as provided for in Section 2.2(c), all stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) imposed on the Company or the Surviving Corporation or incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by either the Company or the Surviving Corporation. The Company and Parent shall cooperate in the preparation, execution, and filing of all Tax Returns, questionnaires or other documents with respect to such Taxes.

Section 5.15 Company Equity Awards. The Company shall adopt such resolutions and take all necessary actions, including obtaining any required consents from all holders of outstanding Company Stock Options and Restricted Shares that are necessary to effect the transactions described in Section 2.1. Promptly following the taking of such actions, the Company shall, after consultation with Parent, deliver to the holders of Company Stock Options and Restricted Shares, appropriate notices setting forth such holders’ rights pursuant to the Company Equity Plans and this Agreement. Parent, Merger Sub and their counsel shall be given a reasonable opportunity to review and comment on any such notices prior to the mailing or delivery thereof to the holders of Company Stock Options and Restricted Shares, and the Company shall give reasonable and good faith consideration to all additions, deletions, changes or other comments suggested by Parent, Merger Sub and their counsel.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions any and all of which may be waived, in whole or in part, by Parent, Merger Sub or the Company, as the case may be, to the extent permitted by applicable Law:

(a) Shareholder Approval. The Company shall have obtained the Company Shareholder Approval.

(b) Antitrust Approvals. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act or any other applicable Antitrust Laws shall have been terminated or shall have expired or been terminated.

(c) No Injunctions, Orders or Restraints; Illegality. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger or any of the other transactions contemplated hereby.

Section 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction of the following conditions, any one or more of which may be waived by Parent at or prior to the Effective Time:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.2 (Capital Stock) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for inaccuracies that in the aggregate do not amount to more than $150,000, (ii) the representation and warranty in Section 3.8(b)(i) (Absence of Certain Changes or Events) shall be true and correct in all respects both when made and at and as of the Closing Date, as if made at and as of such time, (iii) the representations and warranties of the Company set forth in Section 3.1 (Organization), Section 3.3 (Authority), Section 3.4 (No Conflicts; Consents and Approvals) (solely with respect to Contracts of the nature described in Section 3.15(a)(v) or (vii)), Section 3.8(b)(ii) (Absence of Certain Changes or Events), Section 3.15(a)(ii), 3.15(a)(viii) or 3.15(a)(xii) (Contracts), Section 3.20 (Brokers) and Section 3.21 (Takeover Statutes) shall be true and correct in all material respects when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (iv) the other representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality, Material Adverse Effect or similar qualification set forth therein) does not have, has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company, dated as of the Closing Date, to the foregoing effect.

(b) Performance and Obligations of the Company. The Company shall have performed or complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company, dated as of the Closing Date, to the foregoing effect.

(c) No Burdensome Condition. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect that, individually or in the aggregate requires a Burdensome Action (a “Burdensome Condition”).

(d) No Pending or Threatened Actions. No Action shall have been overtly threatened in writing or commenced and be pending by or before any Governmental Entity of competent jurisdiction wherein a judgment would, individually or in the aggregate with other such judgments, have or reasonably be expected to have any of the effects referred to in Section 6.1(c) or Section 6.2(c).

(e) 2014 Year-End Audited Financial Statements. (i) The Company shall have delivered to Parent (A) audited consolidated balance sheets of the Company as of August 31, 2014 and 2013, (B) audited consolidated statements of operations, cash flows and stockholders’ equity for the years ended August 31, 2014, 2013 and 2012 (the “2014 Year-End Audited Financial Statements”) and (C) the unqualified audit opinion of KPMG LLP that the 2014 Year-End Audited Financial Statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of August 31, 2014 and 2013, and their results of operations and their cash flows for each of the years in the three-year period ended August 31, 2014, in conformity with GAAP; provided, however, that the condition in this clause (C) shall not be deemed to not be satisfied solely because the audit opinion contains a qualification as to the effectiveness of the Company’s internal control over financial reporting and (ii) the 2014 Year-End Audited Financial Statements shall not be different in any material respect from the 2014 Year-End Draft Financial Statements if any such differences would, individually or in the aggregate, diminish the benefits Parent expected the Merger and the ownership of the Acquired Companies to provide to Parent and its Subsidiaries (taken as a whole) in a way that would have materially impacted Parent’s decision to enter into this Agreement.

Section 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction of the following conditions, any one or more of which may be waived by the Company at or prior to the Effective Time:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or similar qualification set forth therein) does not prevent or materially delay the consummation of the transactions contemplated by this Agreement. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by an authorized officer of each, dated as of the Closing Date, to the foregoing effect.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an authorized officer of Parent and Merger Sub, dated as of the Closing Date, to the foregoing effect.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company (with any termination by Parent also being an effective termination by Merger Sub) only as follows:

(a) by mutual written consent of Parent and the Company at any time;

(b) by either Parent or the Company:

(i) if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger or any of the other transactions contemplated hereby and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable;

(ii) if, upon a vote taken at any duly held Company Shareholders Meeting (or at any adjournment or postponement thereof) held to obtain the Company Shareholder Approval, the Company Shareholder Approval is not obtained; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(ii) if the Company has not complied in all material respects with its obligations under Sections 5.3 and 5.4 or has otherwise breached in any material respect any of its obligations under this Agreement in any manner that resulted in the failure to obtain the Company Shareholder Approval at any Company Shareholders Meeting or at any adjournment or postponement thereof; or

(iii) if the Effective Time shall not have occurred on or before six month anniversary of the date of this Agreement; provided, however, that if all of the conditions to Closing shall have been satisfied or shall be then capable of being satisfied (other than the conditions set forth in Section 6.1(b), such date may be extended by either Parent or the Company by written notice to the other party, for one additional sixty (60) day period following such anniversary (such applicable date, the “Outside Date”) and provided, further, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any material obligation under this Agreement materially contributed to the failure of the Merger to be consummated on or before such date (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);

(c) by Parent, at any time prior to the Effective Time:

(i) if (A) (x) any of the representations or warranties of the Company herein shall be untrue or inaccurate on the date of this Agreement or shall become untrue or inaccurate, or (y) the Company shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, in each case of (x) and (y) such that any condition set forth in Section 6.1 or Section 6.2 would not be satisfied; and (B) if curable, such untruth, inaccuracy or breach referenced in (x) or (y) above is not cured within thirty (30) calendar days after written notice to the Company describing such untruth, inaccuracy or breach in reasonable detail; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement; or

(ii) if, after the date hereof, the Company Board or any committee thereof shall have (A) effected or permitted an Adverse Recommendation Change (whether or not permitted to do so under the terms of this Agreement), (B) adopted, approved, endorsed, declared advisable or recommended to the Company’s shareholders an Acquisition Proposal other than the Merger, (C) failed to publicly reaffirm its recommendation of this Agreement within three (3) Business Days following receipt of a written request by Parent to provide such reaffirmation following the public announcement of an Acquisition Proposal (provided that the Company Board or any committee thereof shall not be required to duplicate its reaffirmation with respect to any Acquisition Proposal that has not been amended or otherwise modified), (D) failed to include in the Proxy Statement the Company Determination or Company Recommendation or included in the Proxy Statement any proposal to vote upon or consider any Acquisition Proposal other than the Merger, or (E) failed to recommend against a competing tender offer or exchange offer for ten percent (10%) or more of the outstanding capital stock of the Company within ten (10) Business Days after commencement of such offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders);

(iii) if the Company breaches in any material respect Section 5.3; or

(iv) if any court of competent jurisdiction or other Governmental Entity shall have issued any judgment, order, injunction, rule or decree or taken any other action that individually or in the aggregate constitutes a Burdensome Condition, and such judgment, order, injunction, rule or decree shall have become final and nonappealable;

(d) by the Company:

(i) if (A) (x) any of the representations or warranties of Parent or Merger Sub herein shall be untrue or inaccurate on the date of this Agreement or shall become untrue or inaccurate, or (y) Parent or Merger Sub shall have breached or failed to perform any of their respective covenants or agreements set forth in this Agreement, in each case of (x) and (y) such that the conditions set forth in Section 6.1 or Section 6.3 would not be satisfied, and (B) if curable, such untruth, inaccuracy or breach referenced in (x) or (y) above is not cured within thirty (30) calendar days after written notice to Parent and Merger Sub describing such untruth, inaccuracy or breach in reasonable detail; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement; or

(ii) prior to obtaining the Company Shareholder Approval, in order to enter into a definitive agreement to effect a Superior Proposal, if the Company has complied with Section 5.3(a)-(e) with respect to such Superior Proposal (except with respect to immaterial breaches of the obligations to deliver notices or other writings pursuant to Sections 5.3(c)), (ii) complied in all material respects with Sections 5.3(a)-(e) with respect to any other Superior Proposal and (iii) complied with Section 5.3(f) with respect to any Superior Proposal, and enters such definitive agreement concurrently with such termination and pays the Termination Fee in accordance with the procedures and within the time periods set forth in Section 7.3(b).

The party desiring to terminate this Agreement pursuant to this Section 7.1 shall give notice of such termination and the provisions of this Section  7.1 being relied on to terminate this Agreement to the other parties.

Section 7.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement and the provisions of Section 5.13 (Public Announcements), this Section 7.2, Section 7.3 (Fees and Expenses), Section 7.4 (Amendment or Supplement), Section 7.5 (Extension of Time; Waiver) and Article VIII (General Provisions) of this Agreement shall survive the termination hereof. Notwithstanding the foregoing, nothing contained herein shall relieve any party hereto of liability for a deliberate and willful breach of its covenants or agreements set forth in this Agreement prior to such termination or for fraud.

Section 7.3 Fees and Expenses.

(a) Except as otherwise provided in this Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be borne and timely paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b) In the event that:

(i) (A) an Acquisition Proposal is made directly to the Company’s shareholders, otherwise publicly disclosed or otherwise communicated to the Company, the Company Board or a committee thereof after the date of this Agreement and before the termination of this Agreement, (B) this Agreement is thereafter terminated by the Company or Parent pursuant to Section 7.1(b)(ii) or Section 7.1(b)(iii), or by Parent pursuant to Section 7.1(c)(i), and (C) if, concurrently with or within twelve months after the date of any such termination, (x) the Company or any of its Subsidiaries enters into a definitive agreement with respect to any Acquisition Proposal, or (y) any Acquisition Proposal is consummated, the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Termination Fee concurrently with the earlier of the entry into such definitive agreement with respect to or consummation of such Acquisition Proposal;

(ii) this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii) or Section 7.1(c)(iii) the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Termination Fee within two Business Days after such termination;

(iii) this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii), the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Termination Fee prior to, and as a condition to, such termination; and

(iv) this Agreement is terminated pursuant to Section 7.1(b)(ii) and provided that the terminating party would not have been entitled to terminate this Agreement pursuant to Section 7.1(b)(i), then the Company shall pay to Parent by wire transfer of same day funds to the account or accounts designated by Parent or its designee the Shareholder Termination Payment, which Shareholder Termination Payment is intended as compensation for transaction expenses;

it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion, and it being further understood that in no event shall Parent be entitled to both the Termination Fee and the Shareholder Termination Payment.

(c) For purposes of this Section 7.3.

(i) “Acquisition Proposal”, as used in Section 7.3(b)(i), shall have the meaning ascribed thereto in Section 5.3(h)(ii), except that references in Section 5.3(h)(ii) to “ten percent” shall be replaced by “fifty percent”.

(ii) “Shareholder Termination Payment” means an amount equal to $2,000,000.

(iii) “Termination Fee” means an amount equal to $7,628,067.

(d) Each of the parties hereto acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent or its designee commences a suit that results in a judgment against the Company for all or a portion of the Termination Fee or the Expenses, the Company shall pay to Parent or its designees interest on the amount of the Termination Fee and/or Expenses, as the case may be, from the date such payment was required to be made until the date of payment at the prime rate published in the Wall Street Journal on the date such payment was required to be made.

Section 7.4 Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties hereto by action taken or authorized by written agreement of the parties hereto (by action taken by their respective boards of directors, if required) at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained; provided, however, that after the Company Shareholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

Section 7.5 Extension of Time; Waiver. At any time prior to the Effective Time, the parties may (by action taken or authorized by their respective boards of directors, if required), to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties of the other party or parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other party or parties contained herein; provided, however, that after the Company Shareholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party or parties, as applicable. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Except as otherwise provided herein, the rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed as a whole or in part, after the Effective Time.

Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to Parent, Merger Sub or the Surviving Corporation, to:

Ingredion Incorporated

5 Westbrook Corporate Center

Westchester, IL 60154 USA

Attention: General Counsel

Facsimile: 708 551 2801

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention:	John M. O’Hare Scott R. Williams
Facsimile:	(312) 853-7036

(ii) if to the Company, to:

Penford Corporation

7094 South Revere Parkway

Centennial CO 80112

Attention: General Counsel

Facsimile: 303-649-1700

with a copy (which shall not constitute notice) to:

Perkins Coie LLP

1201 Third Avenue, Suite 4900

Seattle, Washington 98101

Attention: Andrew Bor

Facsimile: (206) 359-9577

Section 8.3 Certain Definitions. For purposes of this Agreement:

(a) “Affiliate” of any Person means any other Person that, at the time of determination, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person;

(b) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City, New York are authorized by Law or executed order to be closed;

(c) “Company Credit Agreement” means that certain Credit Agreement dated as of August 1, 2014 among the Company, certain of its subsidiaries, and the following banks: Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as Administrative Agent; KeyBank National Association, as Syndication Agent; JPMorgan Chase Bank, N.A. and The Private Bank and Trust Company as Co-Documentation Agents; First Midwest Bank; GreenStone Farm Credit Services, ACA; Branch Banking and Trust Company, AgStar Financial Services PCA and Farm Credit Services of America, PCA, and the Delayed Draw Term Loan Credit Agreement dated as of August 1, 2014 among the Company, certain of its Subsidiaries, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as Administrative Agent and lender, and the related loan documents entered into by the Company in connection therewith, as each may be further amended, modified or supplemented from time to time;

(d) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(e) “Copyrights” means all registered and unregistered copyrights in both published works and unpublished works of authorship and all copyrightable subject matter;

(f) “Domain Names” means internet domain names, uniform resource locators and other locators and names and locators associated with the Internet and registrations and applications for registration thereof;

(g) “ERISA Affiliate” means any trade or business that together with the Company or any of its Affiliates is considered a single employer pursuant to Section 414(b), (c), (m) or (o) of the Code;

(h) “Intellectual Property” means collectively Patents, inventions and discoveries that may be patentable, Trademarks, Domain Names, Copyrights and Know-How;

(i) “Know-How” means confidential or proprietary information, know how, trade secrets, customer lists, technical information, research and development information, data, processes, formulas, algorithms, methods, trading systems, processes and technology;

(j) “knowledge” means the actual knowledge of the individuals set forth on Section 8.3(j) of the Company Disclosure Letter;

(k) “made available to Parent” and other phrases of similar import include all materials or information made available to Parent or its Representatives in the dataroom prepared by the Company, provided to Parent or its Representatives by electronic or other means or is available on the SEC’s EDGAR website prior to the date of this Agreement.

(l) “Material Adverse Effect” means any condition, event, change, circumstance, effect or state of facts that, either individually or in the aggregate, and whether or not a breach of any representation or warranty contained in this Agreement, (i)(A) has had, or could reasonably be expected to have, a material and adverse effect on the business, continuing operations, properties, assets, liabilities, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries, taken as a whole or the customer relationships of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be taken into account in determining whether a Material Adverse Effect has occurred under this clause (i): (1) general changes or developments in any of the industries in which the Company or any of its Subsidiaries operates, (2) changes in general economic, business, regulatory or political conditions or in national or global financial markets, (3) international calamity directly or indirectly involving the United States, national calamity, an act of war (whether or not declared), sabotage, terrorism, military actions or the escalation thereof, (4) changes in any applicable Laws, (5) natural disasters, calamities or other acts of God, outbreaks of epidemics or pandemics, (6) changes in the trading price or volume of the Shares (provided that the underlying reasons for the changes in trading price or volume may be taken into account), (7) the execution or announcement of this agreement or the pendency or consummation of the transactions contemplated hereby with Parent as opposed to any other Person (including to the extent caused thereby, any cancellation of or delays in customer orders, any reduction in sales, any disruption in licensor, vendor, partner or similar relationships or loss of employees); (8) the payment of any professional fees in connection the negotiation and consummation of the transaction or actions taken at the request of Parent or Merger Sub to the extent not required by this Agreement, (9) any litigation brought or threatened to be brought by shareholders of the Company asserting allegations or breaches of fiduciary duties relating to this Agreement or misstatements or omissions in the Proxy Statement or (10) the failure of Parent to consent to any of the actions proscribed in Section 5.1(b)(xvi), (xvii), (xix), (xx) and (xxv) (but with respect to Section 5.1(b)(xxv), only with respect to the actions described in Section 5.1(b)(xvi), (xvii), (xix) and (xx)) in violation of Section 5.1, but in the case of each of clauses (1) through (5) above, only to the extent such event has not and does not, individually or in the aggregate, disproportionately impact the Company and its Subsidiaries relative to other participants in the industries in which the Company or the Subsidiaries of the Companies operate.

(m) “Owned Intellectual Property” means Intellectual Property and Software owned by the Company or any of its Subsidiaries;

(n) “Patents” means all patents, patent applications and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof;

(o) “Permitted Liens” means (i) any liens for Taxes not yet delinquent or which are being contested in good faith by appropriate proceedings, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens for which the Company has established reserves in accordance with GAAP that are reflected in the financial statements made available to Parent prior to the date hereof, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (iv) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not material in amount or that do not, in any case, materially detract from the use or value of the property subject thereto as currently used by the Company or its Subsidiaries, (v) licenses of Intellectual Property in the ordinary course of business consistent with past practice and (vi) any liens described in, set forth in, or securing the indebtedness of the Company or any of its Subsidiaries set forth in Section 3.2(f) of the Company Disclosure Letter.

(p) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;

(q) “Software” means computer software, including source code, object and executable or binary code, and all files, data, materials, manuals, design and comment notes and other documentation related thereto or associated therewith;

(r) “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than fifty percent (50%) of the board of directors or other governing body are owned, directly or indirectly, by: (i) such first Person, (ii) such first Person and one or more of its Subsidiaries, or (iii) one or more Subsidiaries of such first Person;

(s) “Trademarks” means trade names, assumed business names, registered and unregistered trademarks, service marks, other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, and applications therefor.

Section 8.4 Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit, such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The words “include,” “includes” and “including” and words of similar import when used in this Agreement will mean “include, without limitation,” “includes, without limitation” or “including, without limitation,” unless otherwise specified. The word “or” shall not be exclusive.

Section 8.5 Entire Agreement. This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof (except that the Confidentiality Agreement shall be deemed amended as necessary so that until the termination of this Agreement in accordance with Section 7.1 hereof, Parent, Merger Sub and the Company shall be permitted to take the actions contemplated by this Agreement). The parties agree that Section 7 of the Confidentiality Agreement shall automatically terminate if the Company, any Subsidiary of the Company or any of its or their Representatives receives, or any Person publicly makes or announces its intention to make, any Acquisition Proposal.

Section 8.6 Parties in Interest. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, other than with respect to the provisions of Section 5.9, which shall inure to the benefit of the Persons benefiting therefrom, who are hereby intended to be third-party beneficiaries thereof.

Section 8.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Washington, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Washington.

Section 8.8 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the United States District Court in the State of Washington, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto in any court other than the United States District Court in the State of Washington, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by such court. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the United States District Court in the State of Washington for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, as a whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that Merger Sub may assign in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Company, Parent and Merger Sub shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court in the State of Washington, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 8.11 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 8.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Notwithstanding the foregoing, the parties intend that the rights, limitations and remedies contained in Section 5.3 and Article VII be construed as integral provisions of this Agreement and that such rights, limitations and remedies shall not be severable in any manner that restricts a party’s remedies or rights under this Agreement.

Section 8.13 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.15 Electronic Signature. This Agreement may be executed by facsimile signature or electronically scanned signature and such signatures shall constitute an original for all purposes.

Section 8.16 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is hereby expressly waived.

Section 8.17 Disclosure Letters. The Company Disclosure Letter and the Parent Disclosure Letter are not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company and Parent, respectively, except and to the extent expressly provided in this Agreement. The fact that any item of information is disclosed in the Company Disclosure Letter or the Parent Disclosure Letter shall not be construed to mean that such information is required to be disclosed by this Agreement. Inclusion of any item in the Company Disclosure Letter or the Parent Disclosure Letter shall not be deemed an admission that such item is material or that such item is reasonably likely to result in a Material Adverse Effect. Descriptive headings in the Company Disclosure Letter and the Parent Disclosure Letter are inserted for reference purposes and for convenience of the reader only, and shall not affect the interpretation thereof or of this Agreement. Nothing contained in the Company Disclosure Letter or the Parent Disclosure Letter shall be construed as an admission of liability or responsibility in connection with any pending, threatened or future matter or proceeding.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

INGREDION INCORPORATED

By:	/s/ Jack C. Fortnum
	Name:	Jack C. Fortnum
	Title:	Executive Vice President and Chief Financial Officer

PROSPECT SUB, INC.

By:	/s/ James P. Zallie
	Name:	James P. Zallie
	Title:	President

PENFORD CORPORATION

By:	/s/ Thomas D. Malkoski
	Name:	Thomas D. Malkoski
	Title:	President and Chief Executive Officer

[Signature Page to Merger Agreement]

ANNEX I

INDEX OF DEFINED TERMS

Definition	Location

2014 Year-End Draft Financial Statements	3.5(b)(ii)
2014 Year-End Audited Financial Statements	6.2(e)
Acceptable Confidentiality Agreement	5.3(h)(i)
Acquired Companies	3.1(a)
Acquired Company	3.1(a)
Acquisition Proposal	7.3(c)(i), 5.3(h)(ii)
Action	3.9
Adverse Recommendation Change	5.3(d)
Affiliate	8.3(a)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(d)
Antitrust Law	5.6(d)
Appraisal Rights	2.2(i)
Articles of Merger	1.2
Book-Entry Shares	2.1(c)
Burdensome Action	5.6(c)
Burdensome Condition	6.2(c)
Business Day	8.3(b)
Certificate	2.1(c)
Closing	1.3
Closing Date	1.3
Code	2.2(h)
Company	Preamble
Company Board	Recitals
Company Constituent Documents	3.1(b)
Company Credit Agreement	8.3(c)
Company Determination	3.3(b)
Company Disclosure Letter	Article III
Company Equity Plans	2.1(d)
Company Plan	3.11(a)
Company Recommendation	3.3(b)
Company Registered IP	3.18 (a)
Company SEC Documents	3.5(a)
Company Shareholder Approval	3.3(a)
Company Shareholders Meeting	5.4(d)
Company Stock Equivalents	3.2(b)
Company Stock Options	2.1(d)
Company Voting Debt	3.2(b)
Confidentiality Agreement	5.5(b)
Continuing Employees	5.7(a)
Contract	3.15(b)
control	8.3(d)
controlled	8.3(d)
controlled by	8.3(d)
Copyrights	8.3(e)
Costs	5.9(a)
D&O Insurance	5.9(c)

INDEX OF DEFINED TERMS

(Continued)

Dissenting Shares	2.2(i)
Domain Names	8.3(f)
DOJ	3.10(d)
Effective Time	1.2
Environmental Laws	3.13(b)(i)
Environmental Permits	3.13(b)(ii)
ERISA	3.11(a)
ERISA Affiliate	8.3(g)
Exchange Act	3.4(b)
Excluded Shares	2.1(b)
Expenses	7.3(c)(ii)
Foreign Antitrust Laws	3.4(b)
FTC	5.6(b)
GAAP	3.5(b)
Governmental Entity	3.4(b)
HSR Act	3.4(b)
Indemnified Parties	5.9(a)
Intellectual Property	8.3(h)
Intellectual Property Agreements	3.18(c)
IP Liens	3.18(d)
IRS	3.11(a)
knowledge	8.3(j)
Know-How	8.3(i)
Law	3.4(a)
Liens	3.2(a)
made available to Parent	8.3(k)
Material Adverse Effect	8.3(j)
Material Contract	3.15(a)(xvii)
Material Distributor	3.19
Material Supplier	3.19
Materials of Environmental Concern	3.13(b)(iii)
Merger	Recitals
Merger Consideration	Recitals
Merger Sub	Preamble
Notice of Recommendation Change	5.3(f)
Notice Period	5.3(f)
Option Payments	2.1(d)
Outside Date	7.1(b)(iii)
Owned Intellectual Property	8.3(m)
Owned Real Property	3.17(a)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Employee Plan	5.7(a)
Patents	8.3(n)
Paying Agent	2.2(a)
Paying Agent Agreement	2.2(a)
Payment Fund	2.2(a)
Permits	3.10(b)

INDEX OF DEFINED TERMS

(Continued)

Permitted Liens	8.3(o)
Person	8.3(p)
Proxy Statement	5.4(a)
Real Property	3.17(c)
Real Property Leases	3.17(c)
Release	3.13(b)(iv)
Representatives	5.3(b)
Restricted Shares	3.2(a)
SEC	3.5(a)
Securities Act	3.5(a)
Shareholder Termination Payment	7.3(c)(ii)
Shares	Recitals
Software	8.3(g)
SOX	3.5(a)
Subsidiary	8.3(r)
Superior Proposal	5.3(h)(iii)
Surviving Corporation	1.1(a)
Takeover Laws	3.21
Tax	3.14(o)(i)
Tax Returns	3.14(o)(ii)
Termination Fee	7.3(c)(iii)
Trademarks	8.3(s)
under common control with	8.3(d)
Voting and Support Agreement	Recitals
WARN	3.12(a)
WBCA	Recitals

Exhibit A

Form of Voting and Support Agreement

See attached.

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as October 14, 2014 (this “Agreement”), is entered into by and between Ingredion Incorporated, a Delaware corporation (“Parent”), SEACOR Holdings Inc. (the “Shareholder”) and, solely with respect to the last sentence of Section 1.1, Penford Corporation, a Washington corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent, Prospect Sub, Inc., a Washington corporation and a wholly-owned Subsidiary of Parent, and the Company, have executed an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”). Terms that are defined in the Merger Agreement that are not defined herein are used in this Agreement as they are defined in the Merger Agreement;

WHEREAS, as a condition to Parent executing and delivering the Merger Agreement, Parent is requiring that the Shareholder enter into this Agreement, among other things, to vote (i) the shares of common stock, $1.00 par value per share, of the Company (“Company Common Stock”), owned by the Shareholder, (ii) all securities exchangeable, exercisable or convertible into Company Common Stock, and (iii) any securities issued or exchanged with respect to such Company Common Stock, upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or upon any other change in the Company’s capital structure, in each case whether now owned or hereafter acquired by the Shareholder or any of its Subsidiaries (collectively, the “Securities”). in favor of the Merger Agreement and the Merger; and

WHEREAS, as of the date hereof, the Shareholder has the power to vote and dispose of 1,186,600 shares (the “Existing Shares”) of Company Common Stock.

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.1 Standstill. Until the termination of this Agreement in accordance with its terms, the Shareholder shall and shall cause its Affiliates not to (a) subject to the Company’s compliance with the last sentence of this Section 1.1, solicit proxies, announce an intention to or continue any announced intention to solicit proxies, from shareholders of the Company in respect of the election of the Shareholder’s nominees as members of the board of directors of the Company (or support the efforts of any other Person in doing so (other than the Company)) or (b) solicit, negotiate or otherwise knowing facilitate or knowingly encourage directly or indirectly, any Acquisition Proposal or (c) directly or indirectly acquire any securities, business or assets of the Company or any business, assets or securities of its Subsidiaries or (d) sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of or limit its right to vote the Securities, or agree to do any of the foregoing (or Beneficial Ownership thereof) (each a, “Transfer”) (i) pursuant to an Acquisition Proposal or (ii) through any transaction or series of related transactions to (A) other than through trades over NASDAQ or any securities exchange or market on which the Securities are traded, any Person more than 5% of the outstanding Common Stock of the Company (“Person”, for purposes of this clause (d)(ii)(A), includes any Person and any other Person known by the Shareholder to be an Affiliate of such first Person) or (B) any Subsidiary of Shareholder unless, in the case of this clause (c)(ii), such Person to which any of such Securities or any interest in any of such Securities is Transferred shall have executed and delivered to Parent a counterpart to this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement. The Company, by its execution and delivery to the Shareholder of a copy of this Agreement, (1) agrees that, prior to the consummation of the Merger or the termination of the Merger Agreement, it will not call an annual or special meeting for the election of directors and, in the event that the Merger Agreement is terminated, it will call an annual or special meeting for the election of directors to be held on a date not earlier than 60 days nor later than 90 days after the date of termination of the Merger Agreement, (2) represents and warrants to the Shareholder that, for the purposes of this sentence, this Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Company, this agreement of the Company contained in this sentence constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity) and (3) understands and acknowledges that the Shareholder is entering into this Agreement in reliance upon the Company’s execution and delivery of this Agreement and the covenants, representations and warranties of the Company set forth in this last sentence.

1.2 The Shareholder hereby irrevocably and unconditionally covenants and agrees that, during the Voting Period (as hereinafter defined), at any meeting of the shareholders of the Company (whether annual or special), however called, or at any adjournment or postponement thereof, or in any other circumstances (including an action by written consent) upon which a vote or other approval is sought, the Shareholder shall: (i) with respect to any vote relating to the Merger Agreement, the Merger or any other matter to be approved by the shareholders of the Company to facilitate any of them, appear at such meeting or otherwise be counted as present thereat for the purpose of establishing a quorum and vote all Securities owned by it and entitled to vote thereon (the “Voting Date Securities”), in person or by proxy, in favor of the adoption of the Merger Agreement and the approval of the Merger and (ii) vote (or cause to be voted), in person or by proxy, the Voting Date Securities against (A) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, or sale or transfer of all or substantially all of the assets or securities of the Company or any of its Subsidiaries, (B) any amendment of the Company’s articles of incorporation or by-laws other than as contemplated by the Merger Agreement, (C) any other proposal, action or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal, action or transaction would reasonably be expected to in any manner impede, frustrate, prevent or nullify the Merger or the Merger Agreement, (D) any extraordinary dividend, distribution or recapitalization by the Company or change in capital structure of the Company (other than pursuant to the Merger Agreement) and (E) any Acquisition Proposal (the matters described in the foregoing clauses (A) through (E) being referred to as “Competing Actions”); and (iii) not take any action by written consent to approve any Competing Action. For purposes of this Agreement, “Voting Period” means the period commencing on the date hereof and ending on the termination of this Agreement. Any such vote shall be cast (or consent shall be given) by the Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present. Any such vote shall be cast (or consent shall be given) by the Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

1.3 Disclosure. The Shareholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC, the NASDAQ or any other national securities exchange and, to the extent required by applicable Law, the Proxy Statement (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under the Securities Act or the Exchange Act or otherwise required by Law, its identity and ownership of the Securities and the nature of its commitments, arrangements and understandings under this Agreement. Parent hereby authorizes the Shareholder to make such disclosure or filings as may be required by the SEC or NASDAQ or any other national securities exchange or the OTC Bulletin Board.

2. Representations and Warranties of Shareholder. The Shareholder hereby represents and warrants to Parent, as of the date hereof, that:

2.1 Ownership. As of the date hereof, the Shareholder does not hold any options, warrants or other rights to purchase any Securities. As of the date hereof, the Existing Shares constitute all of the shares of

Company Common Stock Beneficially Owned or owned of record by the Shareholder or any of its Affiliates. “Beneficial Ownership” by a person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Exchange Act, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

2.2 Organization. The Shareholder is a corporation duly existing under the laws of the State of Delaware.

2.3 Authorization. The Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Shareholder has been duly and validly authorized by all necessary action of the Shareholder, and no other proceedings on the part of the Shareholder are necessary to authorize the execution and delivery of this Agreement or to consummate the contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by Parent, this Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with their terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

2.4 No Violation.

(a) The execution, delivery and performance of this Agreement by the Shareholder do not and will not, with or without notice or lapse of time, or both, (i) conflict with or violate the Constituent Documents of the Shareholder or any of its Subsidiaries, (ii) conflict with or violate any Law applicable to the Shareholder or any of its Subsidiaries or by which any property or asset of the Shareholder or any of its Subsidiaries is bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a right of payment or loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which the Shareholder or any of its Subsidiaries is a party or otherwise, other than, in the case of clauses (ii) and (iii) hereof, any such conflict, violation, breach, default, termination, amendment, acceleration, cancellation that are not, individually or in the aggregate, reasonably likely to prevent the Shareholder from satisfying, or have a material adverse effect on the Shareholder’s ability to satisfy, its obligations under this Agreement.

(b) The execution, delivery and performance of this Agreement by the Shareholder do not and, at the time of the Closing, will not, require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity or any other person, except for applicable requirements of the Exchange Act, Blue Sky Laws, the HSR Act, any applicable non-U.S. competition, antitrust or investment Laws, filing and recordation of appropriate merger documents as required by the WBCA and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications that are not, individually or in the aggregate, reasonably likely to prevent the Shareholder from satisfying, or have a material adverse effect on the Shareholder’s ability to satisfy its obligations under this Agreement.

2.5 Reliance by Parent. The Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of the Shareholder herein.

2.6 The Shareholder Has Adequate Information. The Shareholder is a sophisticated seller with respect to the Securities and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Securities and has independently and without reliance upon the Parent and based on such information as the Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.

3. Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholder, as of the date hereof that:

3.1 Authorization. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Parent, and no other proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement.

3.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity or any other person, except for applicable requirements of the Exchange Act, Blue Sky Laws, the HSR Act, any applicable non-U.S. competition, antitrust or investment Laws, filing and recordation of appropriate merger documents as required by the WBCA and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications that are not, individually or in the aggregate, reasonably likely to prevent Parent from satisfying, or have a material adverse effect on the Parent’s ability to satisfy, its obligations under this Agreement or (b) violate, result in a default under, or conflict with contract, agreement or understanding or any applicable Law binding upon Parent, except for such violations, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to prevent Parent from satisfying, or have a material adverse effect on Parent’s ability to satisfy, its obligations under this Agreement. No proceedings are pending which, if adversely determined, will, individually or in the aggregate, be reasonably likely to prevent Parent from satisfying, or have a material adverse effect on the Parent’s ability to satisfy, its obligations under this Agreement.

4. Appraisal Rights. The Shareholder agrees not to exercise any rights of appraisal or any dissenters’ rights that the Shareholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

5. Survival of Representations and Warranties. The representations and warranties contained herein shall survive the closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations, including extensions thereof.

6. No Restriction on Sale of Securities. Except as set forth in Section 1.1, nothing contained in this Agreement shall prohibit or restrict the Shareholder from selling or otherwise disposing of Securities through trades over NASDAQ or any securities exchange or market on which the Securities are traded or in private sales to third parties who are not Affiliates of the Shareholder.

7. Miscellaneous.

7.1 Term. Notwithstanding any other provision of this Agreement or any other agreement, this Agreement and all obligations hereunder shall terminate and cease to have any force or effect upon the earlier of

(i) the Closing, (ii) any termination of the Merger Agreement in accordance with its terms or (iii) the delivery of written notice of termination by the Shareholder to Parent (A) following any Fundamental Amendment (the earliest date, the “Termination Date”) or (B) on or after March 15, 2015. For purposes of this Agreement, “Fundamental Amendment” means the execution by the Company, Parent and Merger Sub of an amendment to, or waiver by the Company, Parent or Merger Sub of any provision of, the Merger Agreement that: reduces the amount of the Merger Consideration or changes the form of the Merger Consideration. If the Shareholder does not exercise the termination right described above with respect to a Fundamental Amendment within five Business Days following the date the Shareholder is notified that such Fundamental Amendment is effected, then this Agreement shall give effect to any modified terms incorporated from the Merger Agreement and, except as so modified, shall continue in full force and effect.

7.2 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) the Shareholder makes no agreement or understanding herein in any capacity other than in the Shareholder’s capacity as a record holder and Beneficial Owner of Securities, and (b) nothing herein will be construed to limit or affect any action or inaction by the Shareholder or any Representative of the Shareholder, as applicable, serving on the Company Board or on the board of directors of any Subsidiary of the Company or as an officer of the Company or any of Subsidiary of the Company, acting in such Person’s capacity as a director or officer of the Company or any Subsidiary of the Company, and any such action shall not constitute a breach of this Agreement.

7.3 Amendment and Waiver. This Agreement may be amended by mutual agreement of the Parent and the Shareholder, except that any amendment of the last sentence of Section 1.1 shall, in addition, require the agreement of the Company, and this Agreement may not be amended except by an instrument in writing signed by the parties hereto. Subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (c) waive compliance by the other party with any agreement contained herein or (d) waive any condition to which its obligations are subject. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

7.4 Costs and Expenses. Each party shall each bear its own costs and expenses (including all legal, accounting, audit, due diligence and other out-of-pocket expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

7.5 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns. The obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon each party’s respective successors and assigns, which shall include successors by operation of Law, such as by merger.

7.6 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.7 Assignments. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, as a whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

7.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts (including by facsimile, electronic mail or other means of electronic communication), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.9 Notices, Etc. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent, to:

Ingredion Incorporated

5 Westbrook Corporate Center

Westchester, IL 60154 USA

Attention: General Counsel

Facsimile: 708 551 2801

with a copy to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention: John M. O’Hare

                 Scott R. Williams

Facsimile: (312) 853-7036

if to the Shareholder, to:

SEACOR Holdings Inc.

P.O. Box 13038

2200 Eller Drive

Ft. Lauderdale, Florida 33316

Attention: Paul Robinson, Senior Vice President, General Counsel and Corporate Secretary

Facsimile: (954) 346-8272

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

Attention: David Zeltner

Facsimile: (212) 822-5003

7.10 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Washington, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Washington.

7.11 Further Assurances. The parties to this Agreement agree to cooperate and to execute and deliver such instruments and take such further actions as any other party to this Agreement may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

7.12 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.13 Submission to Jurisdiction; Service of Process. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the Shareholder shall be brought and determined in the United States District Court in the State of Washington and any legal action or proceeding brought by the Parent shall be brought in the United States District Court for the Southern District of New York, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Shareholder and the Parent agrees not to commence any action, suit or proceeding relating thereto in any court other than as specified above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by such court. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the United States District Court in the State of Washington or the United States District Court for the Southern District of New York, as applicable, for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such applicable court or from any legal process commenced in such applicable court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

7.14 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error.

7.15 Relationship of Parties. Nothing contained herein shall establish any fiduciary, partnership, joint venture or similar relationship between or among the parties hereto except to the extent otherwise expressly stated herein or therein.

7.16 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.17 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court in the State of Washington, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

[The rest of this page has intentionally been left blank.]

IN WITNESS WHEREOF, Parent and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

INGREDION INCORPORATED

By:
Name:
Title:

SEACOR HOLDINGS INC.

By:
Name:
Title:

PENFORD CORPORATION (solely with respect to the last sentence of Section 1.1 of the foregoing agreement)

By:
Name:
Title:

[Signature Page to Voting Agreement]

Exhibit B

Form of Amended Articles of Incorporation

of the Surviving Corporation

See attached.

AMENDED ARTICLES OF INCORPORATION

OF

PENFORD CORPORATION

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is PENFORD CORPORATION.

ARTICLE II

PURPOSE

This corporation is organized for the purpose of engaging in any business, trade or activity which may be conducted lawfully by a corporation organized under the Washington Business Corporations Act.

ARTICLE III

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation is 505 Union Avenue S.E., Suite 120, Olympia, WA 98501, and the name of the registered agent at such address is CT CORPORATION SYSTEM.

ARTICLE IV

SHARES

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000, which shall consist of one class of shares of common stock of the par value of $0.01 per share.

ARTICLE V

DURATION

The existence of the Corporation is to be perpetual.

ARTICLE VI

PREEMPTIVE RIGHTS

No preemptive rights shall exist with respect to shares of stock or securities convertible into or exercisable for shares of stock of the Corporation.

ARTICLE VII

CUMULATIVE VOTING

The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of the Corporation.

ARTICLE VII

DIRECTORS

The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

ARTICLE VIII

LIMITATION OF DIRECTOR LIABILITY

To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article shall not adversely affect any right or protection of a Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

ARTICLE IX

SHAREHOLDER APPROVAL BY CONSENT IN LIEU OF MEETING

So long as this corporation is not a public company, corporate action required or permitted to be approved by a shareholder vote at a meeting of shareholders may be taken without a meeting or a vote if the corporate action is approved by a single shareholder consent or multiple counterpart shareholder consents executed by shareholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum votes that would be necessary to approve such corporate action at a meeting at which all shares entitled to vote on the corporate action were present and voted.

ARTICLE X

AUTHORITY TO AMEND ARTICLES OF INCORPORATION

The Corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by the Washington Business Corporation Act or by these Articles of Incorporation, and the rights of the shareholders of this corporation are granted subject to this reservation.

Annex B

October 14, 2014

Board of Directors Penford Corporation

7094 South Revere Parkway

Centennial, Colorado 80112-3932

Ladies and Gentlemen:

Deutsche Bank Securities Inc. (“Deutsche Bank”) has acted as financial advisor to Penford Corporation (the “Company”) in connection with the Agreement and Plan of Merger, dated as of October 14, 2014 (the “Merger Agreement”), among the Company, Ingredion Incorporated (“Parent”), and Prospect Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), which provides, among other things, for the merger of Merger Sub with and into the Company, as a result of which the Company will become a wholly owned subsidiary of Parent (the “Transaction”). As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of common stock, par value $1.00 per share (the “Company Common Stock”), of the Company, other than dissenting shares and shares owned directly or indirectly by the Company or Parent, will be converted into the right to receive $19.00 in cash (the “Merger Consideration”).

You have requested our opinion, as investment bankers, as to the fairness of the Merger Consideration, from a financial point of view, to the holders of the outstanding shares of Company Common Stock.

In connection with our role as financial advisor to the Company, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning the Company, and certain internal analyses, financial forecasts (including a strategic plan case and an adjusted strategic plan case) and other information relating to the Company prepared by management of the Company. We have also held discussions with certain senior officers and other representatives of the Company regarding the businesses and prospects of the Company. In addition, we have (i) reviewed the reported prices and trading activity for the Company Common Stock, (ii) to the extent publicly available, compared certain financial and stock market information for the Company with, to the extent publicly available, similar information for certain other companies we considered relevant whose securities are publicly traded, (iii) reviewed, to the extent publicly available, the financial terms of certain recent business combinations which we deemed relevant, (iv) reviewed the Merger Agreement and the Voting and Support Agreement between Parent, SEACOR Holdings Inc. (“SEACOR”) and, with respect to one sentence, the Company, dated October 14, 2014 and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

We have not assumed responsibility for independent verification of, and have not independently verified, any information, whether publicly available or furnished to us, concerning the Company, including, without limitation, any financial information considered in connection with the rendering of our opinion. Accordingly, for purposes of our opinion, we have, with your knowledge and permission, assumed and relied upon the accuracy and completeness of all such information. We have not conducted a physical inspection of any of the properties or assets, and have not prepared, obtained or reviewed any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of the Company or Parent or any of their respective subsidiaries, nor have we evaluated the solvency or fair value of the Company under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to us and used in our analyses, we have assumed with your knowledge and permission that such forecasts have been reasonably prepared and that the adjusted strategic plan case forecast reflects the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering our opinion, we express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We expressly disclaim

Penford Corporation Page 2	October 14, 2014

any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

For purposes of rendering our opinion, we have assumed with your knowledge and permission that, in all respects material to our analysis, the Transaction will be consummated in accordance with the terms of the Merger Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to our analysis. We also have assumed with your knowledge and permission that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to our analysis. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and its other advisors with respect to such issues.

This opinion has been approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and is addressed to, and is for the use and benefit of, the Board of Directors of the Company in connection with and for the purpose of its evaluation of the Transaction. This opinion is limited to the fairness of the Merger Consideration, from a financial point of view, to the holders of Company Common Stock as of the date hereof. This opinion does not address any other terms of the Transaction or the Merger Agreement. You have not asked us to, and this opinion does not, address the fairness of the Transaction, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of the Company, nor does it address the fairness of the contemplated benefits of the Transaction. We express no opinion as to the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of the Transaction as compared to any alternative transactions or business strategies. Nor do we express an opinion, and this opinion does not constitute a recommendation, as to how any holder of shares of Company Common Stock should vote with respect to the Transaction. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors, or employees, or any class of such persons, in connection with the Transaction relative to the Merger Consideration to be received by the holders of Company Common Stock.

Deutsche Bank will be paid a fee for its services as financial advisor to the Company in connection with the Transaction, a portion of which becomes payable upon delivery of this opinion and a substantial portion of which is contingent upon consummation of the Transaction. The Company has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided investment banking and other financial services to the Company or its affiliates for which they have received compensation, including acting as a (i) lead manager for SEACOR in 2012 on a $300 million offering of 2.5% convertible senior notes due 2027, (ii) joint bookrunner for a subsidiary of SEACOR in 2012 on a $200 million offering of 7.75% senior notes due 2022, (iii) financial advisor for SEACOR in 2013 in relation to the spin-off of Era Group Inc. and (iv) joint bookrunner for SEACOR in 2013 on a $200 million offering of 3% convertible senior notes due 2028. The DB Group may also provide investment and commercial banking services to Parent and the Company in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Parent, the Company and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Penford Corporation Page 3	October 14, 2014

Based upon and subject to the foregoing assumptions, limitations, qualifications and conditions, it is Deutsche Bank’s opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

Very truly yours,

DEUTSCHE BANK SECURITIES INC.

Annex C

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as October 14, 2014 (this “Agreement”), is entered into by and between Ingredion Incorporated, a Delaware corporation (“Parent”), SEACOR Holdings Inc. (the “Shareholder”) and, solely with respect to the last sentence of Section 1.1, Penford Corporation, a Washington corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent, Prospect Sub, Inc., a Washington corporation and a wholly-owned Subsidiary of Parent, and the Company, have executed an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”). Terms that are defined in the Merger Agreement that are not defined herein are used in this Agreement as they are defined in the Merger Agreement;

WHEREAS, as a condition to Parent executing and delivering the Merger Agreement, Parent is requiring that the Shareholder enter into this Agreement, among other things, to vote (i) the shares of common stock, $1.00 par value per share, of the Company (“Company Common Stock”), owned by the Shareholder, (ii) all securities exchangeable, exercisable or convertible into Company Common Stock, and (iii) any securities issued or exchanged with respect to such Company Common Stock, upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or upon any other change in the Company’s capital structure, in each case whether now owned or hereafter acquired by the Shareholder or any of its Subsidiaries (collectively, the “Securities”). in favor of the Merger Agreement and the Merger; and

WHEREAS, as of the date hereof, the Shareholder has the power to vote and dispose of 1,186,600 shares (the “Existing Shares”) of Company Common Stock.

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.1 Standstill. Until the termination of this Agreement in accordance with its terms, the Shareholder shall and shall cause its Affiliates not to (a) subject to the Company’s compliance with the last sentence of this Section 1.1, solicit proxies, announce an intention to or continue any announced intention to solicit proxies, from shareholders of the Company in respect of the election of the Shareholder’s nominees as members of the board of directors of the Company (or support the efforts of any other Person in doing so (other than the Company)) or (b) solicit, negotiate or otherwise knowing facilitate or knowingly encourage directly or indirectly, any Acquisition Proposal or (c) directly or indirectly acquire any securities, business or assets of the Company or any business, assets or securities of its Subsidiaries or (d) sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of or limit its right to vote the Securities, or agree to do any of the foregoing (or Beneficial Ownership thereof) (each a, “Transfer”) (i) pursuant to an Acquisition Proposal or (ii) through any transaction or series of related transactions to (A) other than through trades over NASDAQ or any securities exchange or market on which the Securities are traded, any Person more than 5% of the outstanding Common Stock of the Company (“Person”, for purposes of this clause (d)(ii)(A), includes any Person and any other Person known by the Shareholder to be an Affiliate of such first Person) or (B) any Subsidiary of Shareholder unless, in the case of this clause (c)(ii), such Person to which any of such Securities or any interest in any of such Securities is Transferred shall have executed and delivered to Parent a counterpart to this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement. The Company, by its execution and delivery to the Shareholder of a copy of this Agreement, (1) agrees that, prior to the consummation of the Merger or the termination of the Merger Agreement, it will not call an annual or special meeting for the election of directors and, in the event that the Merger Agreement is terminated, it will call an annual or special meeting for the election of directors to be held on a date not earlier than 60 days nor later than 90 days after the date of termination of the Merger Agreement, (2) represents and warrants to the Shareholder that, for the purposes of this sentence, this Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Company, this agreement of the Company contained in this sentence constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity) and (3) understands and acknowledges that the Shareholder is entering into this Agreement in reliance upon the Company’s execution and delivery of this Agreement and the covenants, representations and warranties of the Company set forth in this last sentence.

1.2 The Shareholder hereby irrevocably and unconditionally covenants and agrees that, during the Voting Period (as hereinafter defined), at any meeting of the shareholders of the Company (whether annual or special), however called, or at any adjournment or postponement thereof, or in any other circumstances (including an action by written consent) upon which a vote or other approval is sought, the Shareholder shall: (i) with respect to any vote relating to the Merger Agreement, the Merger or any other matter to be approved by the shareholders of the Company to facilitate any of them, appear at such meeting or otherwise be counted as present thereat for the purpose of establishing a quorum and vote all Securities owned by it and entitled to vote thereon (the “Voting Date Securities”), in person or by proxy, in favor of the adoption of the Merger Agreement and the approval of the Merger and (ii) vote (or cause to be voted), in person or by proxy, the Voting Date Securities against (A) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, or sale or transfer of all or substantially all of the assets or securities of the Company or any of its Subsidiaries, (B) any amendment of the Company’s articles of incorporation or by-laws other than as contemplated by the Merger Agreement, (C) any other proposal, action or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal, action or transaction would reasonably be expected to in any manner impede, frustrate, prevent or nullify the Merger or the Merger Agreement, (D) any extraordinary dividend, distribution or recapitalization by the Company or change in capital structure of the Company (other than pursuant to the Merger Agreement) and (E) any Acquisition Proposal (the matters described in the foregoing clauses (A) through (E) being referred to as “Competing Actions”); and (iii) not take any action by written consent to approve any Competing Action. For purposes of this Agreement, “Voting Period” means the period commencing on the date hereof and ending on the termination of this Agreement. Any such vote shall be cast (or consent shall be given) by the Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present. Any such vote shall be cast (or consent shall be given) by the Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

1.3 Disclosure. The Shareholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC, the NASDAQ or any other national securities exchange and, to the extent required by applicable Law, the Proxy Statement (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under the Securities Act or the Exchange Act or otherwise required by Law, its identity and ownership of the Securities and the nature of its commitments, arrangements and understandings under this Agreement. Parent hereby authorizes the Shareholder to make such disclosure or filings as may be required by the SEC or NASDAQ or any other national securities exchange or the OTC Bulletin Board.

2. Representations and Warranties of Shareholder. The Shareholder hereby represents and warrants to Parent, as of the date hereof, that:

2.1 Ownership. As of the date hereof, the Shareholder does not hold any options, warrants or other rights to purchase any Securities. As of the date hereof, the Existing Shares constitute all of the shares of

Company Common Stock Beneficially Owned or owned of record by the Shareholder or any of its Affiliates. “Beneficial Ownership” by a person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Exchange Act, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

2.2 Organization. The Shareholder is a corporation duly existing under the laws of the State of Delaware.

2.3 Authorization. The Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Shareholder has been duly and validly authorized by all necessary action of the Shareholder, and no other proceedings on the part of the Shareholder are necessary to authorize the execution and delivery of this Agreement or to consummate the contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by Parent, this Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with their terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

2.4 No Violation.

(a) The execution, delivery and performance of this Agreement by the Shareholder do not and will not, with or without notice or lapse of time, or both, (i) conflict with or violate the Constituent Documents of the Shareholder or any of its Subsidiaries, (ii) conflict with or violate any Law applicable to the Shareholder or any of its Subsidiaries or by which any property or asset of the Shareholder or any of its Subsidiaries is bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a right of payment or loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which the Shareholder or any of its Subsidiaries is a party or otherwise, other than, in the case of clauses (ii) and (iii) hereof, any such conflict, violation, breach, default, termination, amendment, acceleration, cancellation that are not, individually or in the aggregate, reasonably likely to prevent the Shareholder from satisfying, or have a material adverse effect on the Shareholder’s ability to satisfy, its obligations under this Agreement.

(b) The execution, delivery and performance of this Agreement by the Shareholder do not and, at the time of the Closing, will not, require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity or any other person, except for applicable requirements of the Exchange Act, Blue Sky Laws, the HSR Act, any applicable non-U.S. competition, antitrust or investment Laws, filing and recordation of appropriate merger documents as required by the WBCA and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications that are not, individually or in the aggregate, reasonably likely to prevent the Shareholder from satisfying, or have a material adverse effect on the Shareholder’s ability to satisfy its obligations under this Agreement.

2.5 Reliance by Parent. The Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of the Shareholder herein.

2.6 The Shareholder Has Adequate Information. The Shareholder is a sophisticated seller with respect to the Securities and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Securities and has independently and without reliance upon the Parent and based on such information as the Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.

3. Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholder, as of the date hereof that:

3.1 Authorization. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Parent, and no other proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement.

3.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity or any other person, except for applicable requirements of the Exchange Act, Blue Sky Laws, the HSR Act, any applicable non-U.S. competition, antitrust or investment Laws, filing and recordation of appropriate merger documents as required by the WBCA and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications that are not, individually or in the aggregate, reasonably likely to prevent Parent from satisfying, or have a material adverse effect on the Parent’s ability to satisfy, its obligations under this Agreement or (b) violate, result in a default under, or conflict with contract, agreement or understanding or any applicable Law binding upon Parent, except for such violations, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to prevent Parent from satisfying, or have a material adverse effect on Parent’s ability to satisfy, its obligations under this Agreement. No proceedings are pending which, if adversely determined, will, individually or in the aggregate, be reasonably likely to prevent Parent from satisfying, or have a material adverse effect on the Parent’s ability to satisfy, its obligations under this Agreement.

4. Appraisal Rights. The Shareholder agrees not to exercise any rights of appraisal or any dissenters’ rights that the Shareholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

5. Survival of Representations and Warranties. The representations and warranties contained herein shall survive the closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations, including extensions thereof.

6. No Restriction on Sale of Securities. Except as set forth in Section 1.1, nothing contained in this Agreement shall prohibit or restrict the Shareholder from selling or otherwise disposing of Securities through trades over NASDAQ or any securities exchange or market on which the Securities are traded or in private sales to third parties who are not Affiliates of the Shareholder.

7. Miscellaneous.

7.1 Term. Notwithstanding any other provision of this Agreement or any other agreement, this Agreement and all obligations hereunder shall terminate and cease to have any force or effect upon the earlier of

(i) the Closing, (ii) any termination of the Merger Agreement in accordance with its terms or (iii) the delivery of written notice of termination by the Shareholder to Parent (A) following any Fundamental Amendment (the earliest date, the “Termination Date”) or (B) on or after March 15, 2015. For purposes of this Agreement, “Fundamental Amendment” means the execution by the Company, Parent and Merger Sub of an amendment to, or waiver by the Company, Parent or Merger Sub of any provision of, the Merger Agreement that: reduces the amount of the Merger Consideration or changes the form of the Merger Consideration. If the Shareholder does not exercise the termination right described above with respect to a Fundamental Amendment within five Business Days following the date the Shareholder is notified that such Fundamental Amendment is effected, then this Agreement shall give effect to any modified terms incorporated from the Merger Agreement and, except as so modified, shall continue in full force and effect.

7.2 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) the Shareholder makes no agreement or understanding herein in any capacity other than in the Shareholder’s capacity as a record holder and Beneficial Owner of Securities, and (b) nothing herein will be construed to limit or affect any action or inaction by the Shareholder or any Representative of the Shareholder, as applicable, serving on the Company Board or on the board of directors of any Subsidiary of the Company or as an officer of the Company or any of Subsidiary of the Company, acting in such Person’s capacity as a director or officer of the Company or any Subsidiary of the Company, and any such action shall not constitute a breach of this Agreement.

7.3 Amendment and Waiver. This Agreement may be amended by mutual agreement of the Parent and the Shareholder, except that any amendment of the last sentence of Section 1.1 shall, in addition, require the agreement of the Company, and this Agreement may not be amended except by an instrument in writing signed by the parties hereto. Subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (c) waive compliance by the other party with any agreement contained herein or (d) waive any condition to which its obligations are subject. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

7.4 Costs and Expenses. Each party shall each bear its own costs and expenses (including all legal, accounting, audit, due diligence and other out-of-pocket expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

7.5 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns. The obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon each party’s respective successors and assigns, which shall include successors by operation of Law, such as by merger.

7.6 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.7 Assignments. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, as a whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

7.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts (including by facsimile, electronic mail or other means of electronic communication), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

7.9 Notices, Etc. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent, to:

Ingredion Incorporated

5 Westbrook Corporate Center

Westchester, IL 60154 USA

Attention: General Counsel

Facsimile: 708 551 2801

with a copy to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention: John M. O’Hare

Scott R. Williams

Facsimile: (312) 853-7036

if to the Shareholder, to:

SEACOR Holdings Inc.

P.O. Box 13038

2200 Eller Drive

Ft. Lauderdale, Florida 33316

Attention: Paul Robinson, Senior Vice President, General Counsel and Corporate Secretary

Facsimile: (954) 346-8272

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

Attention: David Zeltner

Facsimile: (212) 822-5003

7.10 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Washington, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Washington.

7.11 Further Assurances. The parties to this Agreement agree to cooperate and to execute and deliver such instruments and take such further actions as any other party to this Agreement may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

7.12 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.13 Submission to Jurisdiction; Service of Process. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the Shareholder shall be brought and determined in the United States District Court in the State of Washington and any legal action or proceeding brought by the Parent shall be brought in the United States District Court for the Southern District of New York, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Shareholder and the Parent agrees not to commence any action, suit or proceeding relating thereto in any court other than as specified above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by such court. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the United States District Court in the State of Washington or the United States District Court for the Southern District of New York, as applicable, for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such applicable court or from any legal process commenced in such applicable court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

7.14 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error.

7.15 Relationship of Parties. Nothing contained herein shall establish any fiduciary, partnership, joint venture or similar relationship between or among the parties hereto except to the extent otherwise expressly stated herein or therein.

7.16 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.17 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court in the State of Washington, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

[The rest of this page has intentionally been left blank.]

IN WITNESS WHEREOF, Parent and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

INGREDION INCORPORATED

By:	/s/ Jack C. Fortnum
	Name:	Jack C. Fortnum
	Title:	Executive Vice President and Chief Financial Officer

SEACOR HOLDINGS INC.

By:	/s/ Evan Behrens
	Name:	Evan Behrens
	Title:	Senior Vice President

PENFORD CORPORATION (solely with respect to the last sentence of Section 1.1 of the foregoing agreement)

By:	/s/ Thomas D. Malkoski
	Name:	Thomas D. Malkoski
	Title:	President and Chief Executive Officer

[Signature Page to Voting Agreement]

Annex D

Chapter 23B.13 RCW

DISSENTERS’ RIGHTS

23B.13.010

Definitions.

As used in this chapter:

(1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

(3) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

[1989 c 165 § 140.]

23B.13.020

Right to dissent.

(1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a) A plan of merger, which has become effective, to which the corporation is a party (i) if shareholder approval was required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder was entitled to vote on the merger, or (ii) if the corporation was a subsidiary and the plan of merger provided for the merger of the subsidiary with its parent under RCW 23B.11.040;

(b) A plan of share exchange, which has become effective, to which the corporation is a party as the corporation whose shares have been acquired, if the shareholder was entitled to vote on the plan;

(c) A sale or exchange, which has become effective, of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder was entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder’s shares in exchange for cash or other consideration other than shares of the corporation;

(e) Any action described in RCW 23B.25.120;

(f) Any corporate action approved pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or

(g) A plan of entity conversion in the case of a conversion of a domestic corporation to a foreign corporation, which has become effective, to which the domestic corporation is a party as the converting entity, if: (i) The shareholder was entitled to vote on the plan; and (ii) the shareholder does not receive shares in the surviving entity that have terms as favorable to the shareholder in all material respects and that represent at least the same percentage interest of the total voting rights of the outstanding shares of the surviving entity as the shares held by the shareholder before the conversion.

(2) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.831 through 25.10.886, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

(3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder’s shares shall terminate upon the occurrence of any one of the following events:

(a) The proposed corporate action is abandoned or rescinded;

(b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

(c) The shareholder’s demand for payment is withdrawn with the written consent of the corporation.

[2014 c 83 § 15; 2013 c 97 § 1. Prior: 2009 c 189 § 41; 2009 c 188 § 1404; 2003 c 35 § 9; 1991 c 269 § 37; 1989 c 165 § 141.]

23B.13.030

Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder submits to the corporation the record shareholder’s consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

[2002 c 297 § 35; 1989 c 165 § 142.]

23B.13.200

Notice of dissenters’ rights.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval by a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(2) If corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, the shareholder consent described in RCW 23B.07.040(1)(b) and the notice described in RCW 23B.07.040(3)(a) must include a statement that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

[2009 c 189 § 42; 2002 c 297 § 36; 1989 c 165 § 143.]

23B.13.210

Notice of intent to demand payment.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must (a) deliver to the corporation before the vote is taken notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed corporate action is effected, and (b) not vote such shares in favor of the proposed corporate action.

(2) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, a shareholder who wishes to assert dissenters’ rights must not execute the consent or otherwise vote such shares in favor of the proposed corporate action.

(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to payment for the shareholder’s shares under this chapter.

[2009 c 189 § 43; 2002 c 297 § 37; 1989 c 165 § 144.]

23B.13.220

Dissenters’ rights — Notice.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved at a shareholders’ meeting, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders who satisfied the requirements of RCW 23B.13.210(1) a notice in compliance with subsection (5) of this section.

(2) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved without a vote of shareholders in accordance with RCW 23B.07.040, the notice delivered pursuant to RCW 23B.07.040(3)(b) to shareholders who satisfied the requirements of RCW 23B.13.210(2) shall comply with subsection (5) of this section.

(3) In the case of proposed corporate action creating dissenters’ rights under RCW 23B.13.020(1)(a)(ii), the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders of the subsidiary other than the parent a notice in compliance with subsection (5) of this section.

(4) In the case of proposed corporate action creating dissenters’ rights under RCW 23B.13.020(1)(d) that, pursuant to RCW 23B.10.020(4)(b), is not required to be approved by the shareholders of the corporation, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders entitled to dissent under RCW 23B.13.020(1)(d) a notice in compliance with subsection (5) of this section.

(5) Any notice under subsection (1), (2), (3), or (4) of this section must:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1), (2), (3), or (4) of this section is delivered; and

(e) Be accompanied by a copy of this chapter.

[2013 c 97 § 2; 2009 c 189 § 44; 2002 c 297 § 38; 1989 c 165 § 145.]

23B.13.230

Duty to demand payment.

(1) A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(5)(c), and deposit the shareholder’s certificates, all in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

(3) A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder’s shares under this chapter.

[2013 c 97 § 3; 2002 c 297 § 39; 1989 c 165 § 146.]

23B.13.240

Share restrictions.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment under RCW 23B.13.230 is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

(2) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

[2009 c 189 § 45; 1989 c 165 § 147.]

23B.13.250

Payment.

(1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.

(2) The payment must be accompanied by:

(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b) An explanation of how the corporation estimated the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under RCW 23B.13.280; and

(e) A copy of this chapter.

[1989 c 165 § 148.]

23B.13.260

Failure to take corporate action.

(1) If the corporation does not effect the proposed corporate action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to effect the proposed corporate action, it must send a new dissenters’ notice under RCW 23B.13.220 and repeat the payment demand procedure.

[2009 c 189 § 46; 1989 c 165 § 149.]

23B.13.270

After-acquired shares.

(1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after the effective date of the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under RCW 23B.13.280.

[2009 c 189 § 47; 1989 c 165 § 150.]

23B.13.280

Procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter may deliver a notice to the corporation informing the corporation of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under RCW 23B.13.250, or reject the corporation’s offer under RCW 23B.13.270 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:

(a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

(c) The corporation does not effect the proposed corporate action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

[2009 c 189 § 48; 2002 c 297 § 40; 1989 c 165 § 151.]

23B.13.300

Court action.

(1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the superior court of the county where a corporation’s principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

(5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

[1989 c 165 § 152.]

23B.13.310

Court costs and counsel fees.

(1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

[1989 c 165 § 153.]

PENFORD CORPORATION

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by p.m., Eastern time, on , 2015.
Vote by Internet
• Go to www.
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND

RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain			For	Against	Abstain

1.	Proposal to approve the Agreement and Plan of Merger, dated as of October 14, 2014 (as it may be amended from time to time, the “Merger Agreement”), by and among Penford Corporation, Ingredion Incorporated and Prospect Sub, Inc., a wholly owned subsidiary of Ingredion Incorporated.	☐	☐	☐	2.	Proposal to adjourn the special meeting of shareholders to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement or if otherwise deemed necessary or appropriate by Penford Corporation.	☐	☐	☐

3.	Proposal to approve, on an advisory (non-binding) basis, the merger-related compensation that will or may be paid by Penford Corporation to its named executive officers in connection with the merger.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of

proxy materials for the Special Meeting of Shareholders.

The Proxy Statement is available at:

www.

Attention Internet Users!

You can now access your stockholder information on the following secure Internet site:

www.computershare.com/investor

Step 1: Register (1st time users only) Click on “Create Login” in the blue box and follow the instructions.	Step 3: View your account details and perform multiple transactions, such as:
Step 2: Log In (Returning users) Enter your User ID and Password and click the Login button.	• View account balances	• Change your address
	• View transaction history	• View electronic stockholder communications
	• View payment history	• Buy or sell shares
	• View stock quotes	• Check replacements

If you are not an Internet user and wish to contact Penford Corporation, you may use one of the following methods:

Call: 1.877.655.6966         Write:       Penford Corporation, c/o Computershare, P.O. Box 43078, Providence, RI 02940-3078

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND

RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Special Meeting of Shareholders —                                 , 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PENFORD CORPORATION

The undersigned hereby appoints Thomas D. Malkoski, Steven O. Cordier and Christopher L. Lawlor, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Penford Corporation common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of Penford Corporation to be held on                     , 2015, or any adjournment thereof, with all the powers which the undersigned would possess if present at the Special Meeting of Shareholders.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS ARE INDICATED, IT WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

(Continued and to be marked, dated and signed, on the other side.)